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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-105042

Prospectus of
UnionBanCal Corporation
400 California Street
San Francisco, California 94104-1302

Proxy Statement of
Monterey Bay Bancorp, Inc.
567 Auto Center Drive
Watsonville, California 95076

To Monterey Bay Bancorp, Inc. Stockholders:

        The boards of directors of UnionBanCal Corporation, Union Bank of California, N.A., Monterey Bay Bancorp, Inc. and Monterey Bay Bank have agreed on a merger, which would result in Monterey Bay Bancorp, Inc. and Monterey Bay Bank merging with and into Union Bank of California, N.A., a wholly-owned subsidiary of UnionBanCal Corporation, with Union Bank of California, N.A. being the surviving entity. The merger would involve a series of steps discussed in the attached document. Monterey Bay Bancorp, Inc. will hold a special stockholders' meeting to consider and vote on the merger proposal. This proposal is described in the accompanying proxy statement/prospectus. The merger agreement is attached to this document as Annex A.

        In the merger, each of your shares of Monterey Bay Bancorp, Inc. outstanding at the closing of the merger will be converted into the right to receive merger consideration with an estimated value of between $25.27 and $27.18. The determination of the actual value of the merger consideration is described in detail in the attached proxy statement/prospectus. You will be entitled to indicate, subject to proration and other factors described in the attached proxy statement/prospectus, your preference of receiving merger consideration for each of your shares in cash or a fraction of a share of UnionBanCal Corporation common stock by completing the enclosed letter of transmittal/election form and returning it along with your Monterey Bay Bancorp, Inc. stock certificates as described below. Monterey Bay Bancorp, Inc. stock held by the Monterey Bay Bank 401(k) plan and the Monterey Bay Bank Employee Stock Ownership Plan will receive only cash consideration.

        The place, date and time of the Monterey Bay Bancorp, Inc. special meeting are described in the accompanying notice of meeting. Whether or not you plan to attend the special meeting, please sign, date and promptly return the enclosed proxy card.

        We believe the merger is in your best interests as stockholders, and we hope you will support it. Information about the proposed merger is included in the enclosed document. Please give these materials your careful attention.

        Also, we have included with this document a copy of the Monterey Bay Bancorp, Inc. Annual Report on Form 10-K for 2002, which contains important information about Monterey Bay Bancorp, Inc. that you should review along with this proxy statement/prospectus.

C. Edward Holden President and Chief Executive Officer

        UnionBanCal Corporation common stock is listed on the New York Stock Exchange under the symbol "UB." On May 14, 2003 UnionBanCal Corporation common stock closed at $41.77 per share.

        An investment in UnionBanCal Corporation common stock involves certain risks and uncertainties described in the section of the attached proxy statement/prospectus entitled "Risk Factors" beginning on page 23.

        Neither this transaction nor the securities of UnionBanCal Corporation have been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offense.

        The shares of UnionBanCal Corporation common stock offered by the accompanying proxy statement/prospectus are not savings accounts, deposits or other obligations of UnionBanCal Corporation or Monterey Bay Bancorp, Inc. or any subsidiary of any of the parties and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The shares are subject to investment risk.

        The date of this document is May 15, 2003 and it is first being mailed to stockholders of Monterey Bay Bancorp, Inc. on or about May 20, 2003.

MONTEREY BAY BANCORP, INC.
567 Auto Center Drive
Watsonville, California 95076
(831) 768 - 4800 main switchboard

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On June 24, 2003

May 15, 2003

To our stockholders:

        We will hold a special meeting of stockholders of Monterey Bay Bancorp, Inc. on Tuesday, June 24, 2003 at 9:00 a.m. Pacific Time, at The Watsonville Woman's Club, 12 Brennan Street, Watsonville, California, 95076, to consider and vote upon the following proposals:

  1.
  Adoption of the merger agreement among UnionBanCal Corporation, Union Bank of California, N.A., Monterey Bay Bancorp, Inc. and Monterey Bay Bank.

  2.
  Such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

        Stockholders who owned shares of our stock at the close of business on May 12, 2003 are entitled to attend and vote at the special meeting. This notice, a proxy statement/prospectus relating to the merger, a copy of our Annual Report on Form 10-K for 2002 and a letter of transmittal/election form are being distributed on or about May 20, 2003.

        A list of stockholders entitled to vote at the special meeting will be available at Monterey Bay Bancorp, Inc., 567 Auto Center Drive, Watsonville, California 95076, for a period of ten days prior to the special meeting and will also be available at the special meeting itself.

        If the merger is consummated, stockholders will be entitled to certain dissenters' appraisal rights under Section 262 of the Delaware General Corporation Law as described in the proxy statement/prospectus accompanying this notice. A copy of Section 262 of the Delaware General Corporation Law is attached as Annex C to the proxy statement/prospectus.

        Regardless of whether you plan to attend the special meeting in person, we urge you to vote in favor of the proposal as soon as possible.

By Order Of The Board Of Directors,
/s/ MARY ANNE CARSON Mary Anne Carson Corporate Secretary

It is very important that every stockholder vote. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock of Monterey Bay Bancorp, Inc. issued and outstanding on the record date. Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card and letter of transmittal/election form, along with your Monterey Bay Bancorp, Inc. stock certificates, in the enclosed envelope. No postage is required if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. The proxy may be revoked at any time prior to its exercise.

Important Notice Regarding Information Incorporated
Into This Document by Reference to Other Documents

        This document incorporates by reference important business and financial information relating to UnionBanCal Corporation and Monterey Bay Bancorp, Inc., which is not presented in this document or delivered with it.

        This information is available without charge, excluding all exhibits unless specifically incorporated by reference in those documents that are incorporated by reference in this proxy statement/prospectus, by oral or written request to:

  UnionBanCal Corporation
  400 California Street
  San Francisco, California 94104-1302
  Attention: John A. Rice, Jr., Senior Vice President, Investor Relations
                    (415) 765-2969

        or

  Monterey Bay Bancorp, Inc.
  567 Auto Center Drive
  Watsonville, California 95076
  Attention: Mark R. Andino, Chief Financial Officer
                    (831) 768-4806

        If you would like to request documents, please do so by June 16, 2003 in order to provide enough time for you to receive them before you must return your proxy card and letter of transmittal/ electron form as discussed below (see "The Merger Agreement—Exchange agent; exchange procedure" on page 56).

Page
Questions and Answers About The Matters Discussed In This Document	4
Summary	7
What Monterey Bay Bancorp, Inc. stockholders will receive in the merger	7
Election of cash consideration or stock consideration	8
Voting by Participants in the Monterey Bay Bank 401(k) Plan	9
Voting by Participants in the Monterey Bay Bank Employee Stock Ownership Plan	9
Operations following the merger	9
Comparative market price and dividend data	10
Reasons for the merger	10
The merger is intended to be a reorganization in which Monterey Bay Bancorp, Inc. stockholders will not recognize gain or loss on the receipt of UnionBanCal Corporation common stock	10
Monterey Bay Bancorp, Inc. board recommends stockholder adoption of merger agreement	11
Monterey Bay Bancorp, Inc. financial advisor has given an opinion that merger consideration is fair to Monterey Bay Bancorp, Inc. stockholders	11
Monterey Bay Bancorp, Inc. stockholders' meeting to be held on June 24, 2003	11
Record date set at May 12, 2003 for special stockholders' meeting; vote required for adoption of merger agreement	11
Dissenters' rights of appraisal	12
Information regarding UnionBanCal Corporation and Monterey Bay Bancorp, Inc.	12
Interests of certain officers and directors in the merger	12
Regulatory approvals we must obtain for the merger to occur	13
Recent Developments	14
UnionBanCal Corporation	14
Monterey Bay Bancorp, Inc.	16
Selected Financial Data	18
General	18
Historical Data	18
Selected Consolidated Financial Data for UnionBanCal Corporation and Subsidiaries	19
Selected Consolidated Financial Data for Monterey Bay Bancorp, Inc.	21
Comparative Per Common Share Data	22
Risk Factors	23
Risks associated with potential acquisitions or divestitures or restructuring may adversely affect us	23
You may not receive the form of merger consideration that you elect	23
Because the market price of UnionBanCal Corporation common stock may fluctuate, you cannot be sure of the value of the merger consideration that you will receive	24
Adverse economic factors affecting certain industries could adversely affect our business	24
UnionBanCal Corporation shareholder votes are controlled by The Bank of Tokyo-Mitsubishi, Ltd.; our interests may not be the same as The Bank of Tokyo-Mitsubishi, Ltd.'s interests	24
The Bank of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely affect our operations	25
Potential conflicts of interest with The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect us	25
Possible future sales of shares by The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect the market for our stock	25
Information Regarding Forward Looking Statements	26
Monterey Bay Bancorp, Inc. Stockholders' meeting	27
Date, time and place of meeting	27

Record date and voting rights	27
Vote required	27
Voting by proxy	27
Revocability of proxies	27
Quorum and Adjournments	27
Solicitation of proxies	28
Voting by Participants in the Monterey Bay Bank 401(k) Plan	28
Voting by Participants in the Monterey Bay Bank Employee Stock Ownership Plan	29
Other matters	29
The Merger	30
General	30
Background of merger	30
Reasons for the merger; recommendation of the Monterey Bay Bancorp, Inc. board of directors	33
Opinion of Monterey Bay Bancorp, Inc.'s financial advisor	34
Regulatory approvals we must obtain for the merger to occur	40
New York Stock Exchange listing	42
Interests of certain officers and directors in the merger	42
Accounting treatment	44
Certain federal income tax consequences	46
Dissenters' rights of appraisal	49
Resales of UnionBanCal Corporation common stock	50
The Merger Agreement	52
Structure of the merger; effective time	52
Conversion of Monterey Bay Bancorp, Inc. common stock	53
Fractional shares	56
Stock options	56
Election of cash consideration or stock consideration	56
Exchange agent; exchange procedure	56
Representations and warranties	57
Conduct of business pending the merger and other covenants	59
Conditions to completion of the merger	62
Employee benefits and agreements	63
Noncompetition	65
Indemnification	65
Environmental matters	65
Extension; waiver	65
Termination	65
Expenses; liquidated damages	66
Amendment	67
Operations Following the Merger	68
Regulation and Supervision	69
Discussion	69
Conclusion	74
Information About UnionBanCal Corporation	75
Market Price and Dividend Information For UnionBanCal Corporation	75
Market Information	75
Dividend Information	75
Financial Information	76
Information About Monterey Bay Bancorp, Inc.	77
Market Price and Dividend Information for Monterey Bay Bancorp, Inc.	77

Market Information	77
Dividend Information	77
Financial Information	77
Stock Ownership of Management of Monterey Bay Bancorp, Inc.	78
Certain Differences in Rights of Stockholders	79
Other Matters	91
Experts	91
Legal Matters	91
Where You Can Find More Information	91
Annex A: Merger Agreement	A-1
Annex B: Opinion of Keefe, Bruyette & Woods, Inc.	B-1
Annex C: §262 of the Delaware General Corporation Law	C-1

Questions and Answers About The Matters Discussed In This Document

Q:
What am I entitled to receive if this merger is completed?

A:
For each of your shares of Monterey Bay Bancorp, Inc. outstanding at the closing of the merger, you are entitled to receive merger consideration with an estimated value between $25.27 and $27.18. The actual value you will receive per share of Monterey Bay Bancorp, Inc. common stock is dependent upon the price of UnionBanCal Corporation common stock before the merger is completed. You may indicate your preference to receive cash and/or stock but the form of consideration you actually receive may differ from your preference. All Monterey Bay Bancorp, Inc. stock held by the Monterey Bay Bank 401(k) Plan, which we refer to as the 401(k), and the Monterey Bay Bank Employee Stock Ownership Plan, which we refer to as the ESOP, including shares in the accounts of plan participants and/or pledged as collateral for the ESOP's loan, will receive only cash consideration.

  See "Summary—What Monterey Bay Bancorp, Inc. stockholders will receive in the merger" on page 7 and "The Merger Agreement—Conversion of Monterey Bay Bancorp, Inc. Common Stock" on page 53 for a description of how your per share merger consideration will be determined and the election mechanics.

Q:
Whom should I contact with questions or to obtain additional copies of this proxy statement/ prospectus, the letter of transmittal/election form, Monterey Bay Bancorp, Inc.'s 2002 10-K or other information delivered with or incorporated by reference into this proxy statement/prospectus?

A:
You may contact:

      UnionBanCal Corporation
      400 California Street
      San Francisco, California 94104-1302
      Attention: John A. Rice, Jr., Senior Vice President, Investor Relations
      (415) 765-2969

                or

      Monterey Bay Bancorp, Inc.
      567 Auto Center Drive
      Watsonville, California 95076
      Attention: Mark R. Andino, Chief Financial Officer
      (831) 768-4806

  See also "Where Can You Find More Information" on page 91.

Q:
Why is this merger proposed?

A:
UnionBanCal Corporation and Monterey Bay Bancorp, Inc. are proposing this transaction because their boards of directors have concluded that a combination of the two organizations is in the best interests of the stockholders of both companies. UnionBanCal Corporation conducted a strategic review of the banking business and concluded that branch-based distribution systems remain a key success factor for competing in that business and that acquiring community banks is a viable tactic for expanding the branch system. UnionBanCal Corporation's management believes that the acquisition of Monterey Bay Bancorp, Inc. is consistent with this strategy, and will give UnionBanCal Corporation a meaningful presence in the high growth and economically attractive markets of the Greater Monterey Bay area.

Q:
What risks should I consider?

A:
You should carefully read the information set forth in this proxy statement/prospectus and also consider other specified risk factors. See "Risk Factors" beginning on page 23.

Q:
How do I vote?

A:
Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If, however, you hold shares in the ESOP or the 401(k), see "—What if I hold shares of Monterey Bay Bancorp, Inc. common stock in the Monterey Bay Bank Employee Stock Ownership Plan or the Monterey Bay Bank 401(k) Plan?" below.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker how to vote your shares, the effect will be the same as a vote against the adoption of the merger agreement.

Q:
How many votes are needed to adopt the merger agreement?

A:
Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock of Monterey Bay Bancorp, Inc. issued and outstanding on the record date. If you abstain or if you hold your shares in street name and fail to properly instruct your broker how to vote, your shares will not count as votes cast at the special meeting, but will count only for purposes of determining whether or not a quorum is present.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Monterey Bay Bancorp, Inc. at the address at the top of the Notice of special meeting of stockholders in time so that it is received before the vote at the special meeting. Third, you may attend the meeting and vote in person if you tell the Secretary of Monterey Bay Bancorp, Inc. that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting. However, if you hold shares through the 401(k) or the ESOP, see the special instructions on how to direct the trustee to vote your shares.

Q:
What if I hold shares of Monterey Bay Bancorp, Inc. common stock in the Monterey Bay Bank Employee Stock Ownership Plan or the Monterey Bay Bank 401(k) Plan?

A:
Separate proxy cards will be sent to all persons who have shares of Monterey Bay Bancorp, Inc. common stock allocated to their accounts as participants or beneficiaries under the Monterey Bay Bank Employee Stock Ownership Plan or the Monterey Bay Bank 401(k) Plan.

  In the case of the ESOP, these proxy cards will appoint CNA Trust Corporation, the trustee of the ESOP, to vote shares in accordance with the instructions noted on the proxy card. You should return this proxy card to CNA Trust Corporation at P.O. Box 5007, Costa Mesa, California 92628-5007, Attn: Cathy Collier, as indicated in the instructions that will accompany the proxy card. Allocated shares of Monterey Bay Bancorp, Inc. common stock in the ESOP for which voting instructions have not been received and unallocated shares of Monterey Bay Bancorp, Inc.

  common stock in the ESOP will be voted by the ESOP's trustee in the same proportion as the shares for which voting instructions have been received, as described in "Voting by Participants in the Monterey Bay Bank Employee Stock Ownership Plan" on page 9.

  In the case of the 401(k), these proxy cards will direct the independent agent to tabulate the proxy vote of stock in the 401(k) to direct the 401(k)'s trustee, Union Bank of California, N.A., to vote shares in accordance with the instructions noted on the proxy card. You should return the 401(k) proxy card as indicated in the instructions that will accompany the proxy card. Allocated shares of Monterey Bay Bancorp, Inc. common stock in the 401(k) for which voting instructions have not been received will be voted as directed by the independent agent in the same proportion as the shares for which voting instructions have been received, as described in "Voting by Participants in the Monterey Bay Bank 401(k) Plan" on page 9.

Q:
Should I send in my Monterey Bay Bancorp, Inc. common stock certificates now?

A:
Yes. Enclosed is a letter of transmittal/election form which contains information for exchanging your stock certificates for the merger consideration. Computershare Trust Company of New York, the exchange agent, must receive your stock certificates and your properly completed letter of transmittal/election form by 5:00 p.m. Eastern Time on June 23, 2003 in order for your choices as to the form of consideration you prefer to be considered with those of the other stockholders.

Q:
When do you expect this merger to be completed?

A:
We are working toward completing this merger as quickly as possible. We currently expect to complete this merger during the third quarter of 2003, subject to adoption of the merger agreement by Monterey Bay Bancorp, Inc.'s stockholders and subject to fulfillment of other conditions. See "The Merger Agreement—Conditions to completion of the merger" on page 62.

Q:
Why have you sent me this document?

A:
This proxy statement/prospectus contains important information regarding the proposed merger to be voted on by Monterey Bay Bancorp, Inc. stockholders, as well as important information about UnionBanCal Corporation and Monterey Bay Bancorp, Inc. It also contains important information about what the UnionBanCal Corporation and Monterey Bay Bancorp, Inc. boards of directors and management considered in evaluating this proposed merger. We urge you to read this document carefully, including its exhibits and attachments. You may also want to review the documents listed under "Where You Can Find More Information" on page 91.

Q:
When can I sell the shares of UnionBanCal Corporation common stock that I receive in the merger?

A:
You may sell the shares of UnionBanCal Corporation common stock you receive in the merger without restriction unless you are considered an "affiliate" of Monterey Bay Bancorp, Inc. or UnionBanCal Corporation. See "The Merger—Resales of UnionBanCal Corporation common stock" on page 50.

Q:
Why did you send me a copy of Monterey Bay Bancorp, Inc.'s 2002 Form 10-K?

A:
The 10-K contains important information about Monterey Bay Bancorp, Inc., which you should consider along with the other information that is contained or incorporated by reference in this proxy statement/prospectus. The 10-K is also incorporated by reference in this document. See "Where You Can Find More Information" on page 91.

Summary

        This summary, together with the "Questions and Answers" on the preceding pages, highlights important selected information from this document. To understand the merger and the other proposals fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other information available to you. See "Where You Can Find More Information" on page 91. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

What Monterey Bay Bancorp, Inc. stockholders will receive in the merger (page 53)

        As of the effective time of the merger, each of your shares of Monterey Bay Bancorp, Inc. common stock will be converted into the right to receive, at your election (but subject to the limitations described below) UnionBanCal Corporation common stock or cash calculated as described below, without interest. All Monterey Bay Bancorp, Inc. stock held by the 401(k) and the ESOP, including shares in the accounts of plan participants and/or pledged as collateral for the ESOP's loan, will receive only cash consideration.

        Union Bank of California, N.A. will pay cash of at least $48,250,000 and UnionBanCal Corporation will issue no more than 1,340,277 shares of its common stock for all of the outstanding shares and the unexercised employee and non-employee director stock options of Monterey Bay Bancorp, Inc. such that the combined value of cash and UnionBanCal Corporation common stock will be between $92,479,167 and $99,789,773.

        The exact number of shares of UnionBanCal Corporation common stock to be issued in the merger will vary depending on the average closing price for UnionBanCal Corporation common stock for a 20 day trading period that ends on the third trading day before the merger closes. In addition, the value of the stock component will vary also depending on UnionBanCal Corporation's average closing price. The following table illustrates the possible variations:

UnionBanCal Corporation Average Closing Price	Aggregate Value of Stock Component	Aggregate Number of UnionBanCal Corporation Shares to be Issued	Per Share Value of Merger Consideration*
Greater than $47	$51,539,773	$51,539,773 / Average Closing Price	$27.18
Greater than $44 Not greater than $47	1,096,590 × Average Closing Price	1,096,590	$26.32 - $27.18
At least $36 Not greater than $44	$48,250,000	$48,250,000 / Average Closing Price	$26.32
Less than $36	1,340,277 × Average Closing Price	1,340,277	$25.27 - $26.32

*
The per share value of merger consideration calculations assume there will be outstanding at the completion of the merger 3,459,624 shares of Monterey Bay Bancorp, Inc. common stock and 367,833 options to acquire shares of Monterey Bay Bancorp, Inc. common stock with an average exercise price of $11.5012 per share.

        In addition, if the average closing price is less than $33.00, cash will be added to the aggregate consideration so that the value of the aggregate consideration is $92,479,167 and the per share value of the merger consideration will be approximately $25.27.

        Finally, in the event that holders of Monterey Bay Bancorp, Inc. stock options exercise options between the date of the merger agreement and the closing date, either the cash portion or the stock portion of the aggregate consideration will be increased by the exercise price paid with respect to each exercised option. Union Bank of California, N.A. will determine at its discretion whether to increase the cash portion or the stock portion, subject to the limitation that in no event will the amount of cash paid by Union Bank of California, N.A. in the merger exceed 55% of the total value of the aggregate consideration.

        Given the number of shares of Monterey Bay Bancorp, Inc. common stock and options outstanding and the price of UnionBanCal Corporation common stock at May 14, 2003, this equated to an aggregate consideration of $96,500,000 and a value of approximately $26.32 per share of Monterey Bay Bancorp, Inc. common stock on that date. We encourage you to obtain updated quotes of UnionBanCal Corporation's common stock.

        Subject to limitations described below, you will have the right to elect to receive, for each of your shares of Monterey Bay Bancorp, Inc. common stock, a fraction of a share of UnionBanCal Corporation common stock or cash. Your election will be on a share-by-share basis, meaning you may elect to receive stock consideration for some of your shares of Monterey Bay Bancorp, Inc. common stock and cash for others.

        However, the allocation, and your election, will be subject to adjustment as a result of the following two factors. First, a portion of the cash to be paid by UnionBanCal Corporation will be used to pay in cash any shares held in the ESOP and the 401(k), and a portion will be used to pay cash to holders of Monterey Bay Bancorp, Inc. stock options that have entered into agreements to have those options cancelled upon the closing of the merger and a portion will be set aside to cover dissenting shares, if any. At March 31, 2003, there were 273,771 shares held by the ESOP and 401(k). This will reduce the total amount of cash available to pay stockholders who elect to receive cash for any of their shares. Second, because the exact amounts of the cash component and the stock component of the aggregate consideration have been fixed, the allocation of cash and stock will depend on the elections made by other Monterey Bay Bancorp, Inc. stockholders. Accordingly, you may not receive the exact combination of stock consideration and cash consideration that you elect, and you may receive some stock consideration even if you elect all cash or some cash consideration even if you elect all stock.

        The sequence of the distribution of the remaining cash consideration will depend upon whether the aggregate number of shares electing cash exceeds the remaining cash or the aggregate number of shares electing UnionBanCal Corporation common stock exceeds the available stock.

If shares electing cash exceed the remaining cash consideration, then:

  •
  first, each share electing stock consideration and each share making no election, will have the right to receive UnionBanCal Corporation common stock;

  •
  then, all shares electing cash will have the right to receive, on a pro rata basis, the remainder of the stock consideration until the stock consideration is used up; and

  •
  then, the remaining shares electing cash will have the right to receive the remaining cash consideration on a pro rata basis, until the cash consideration is used up.

If shares electing UnionBanCal Corporation common stock exceed the available stock, then:

  •
  first, each share electing cash and each share making no election will have the right to receive cash from the remaining cash consideration;

  •
  then, all shares electing stock will have the right to receive, on a pro rata basis, the remainder of the cash consideration until the cash consideration is used up; and

  •
  then, the remaining shares electing stock will have the right to receive stock consideration on a pro rata basis, until the stock consideration is used up.

Election of cash consideration or stock consideration (page 56)

        Enclosed with this proxy statement/prospectus is a letter of transmittal/election form that you may use to indicate your choice of consideration.

        If you do not return your Monterey Bay Bancorp, Inc. stock certificates or guaranty of delivery accompanied by a properly completed letter of transmittal/election form by the time stated in the form, you will receive merger consideration in stock and/or cash, depending on the choices made by other Monterey Bay Bancorp, Inc. stockholders.

Voting by participants in the Monterey Bay Bank 401(k) Plan

        Monterey Bay Bancorp, Inc. is sending separate voting instruction forms to all plan participants who hold Monterey Bay Bancorp, Inc. common stock in their accounts under the 401(k). These forms instruct the designated independent agent to tabulate the proxy vote of stock in the 401(k) plan to direct the trustee of the 401(k) to vote these shares in accordance with instructions from participants, or their beneficiaries, in the case of deceased participants. If a participant or beneficiary fails to give instructions, the independent agent will direct the trustee to vote these shares in the same proportion as the shares in the 401(k) for which voting directions have been received.

        Participants may revoke their voting instructions by executing and delivering a duly executed form bearing a later date or by giving advance written notice to the independent agent at the address participants will be provided with in the forms.

        Under the terms of the 401(k), only the trustee can vote the shares held under the plan, even if a participant or his or her beneficiaries attend the special meeting in person. Because Union Bank of California, N.A. is the trustee of the 401(k), an independent agent to tabulate the proxy vote of stock in the 401(k) has been designated. The independent agent will direct the trustee how to vote.

        Monterey Bay Bancorp, Inc. has instructed the independent agent to keep voting directions confidential and not to reveal participants' votes to Monterey Bay Bancorp, Inc. or to Union Bank of California, N.A., except for aggregate voting totals for participants.

Voting by participants in the Monterey Bay Bank Employee Stock Ownership Plan

        Monterey Bay Bancorp, Inc. is sending separate voting instruction forms to all plan participants who hold Monterey Bay Bancorp, Inc. common stock in their accounts under the ESOP. These forms instruct CNA Trust Corporation, which acts as trustee for the ESOP, to vote these shares in accordance with instructions from participants, or their beneficiaries, in the case of deceased participants. If a participant or beneficiary fails to give instructions, or for shares held by the ESOP which have not yet been allocated to participants' accounts, the trustee will vote these shares in the same proportion as the shares in the ESOP for which voting directions have been received.

        Participants may revoke their voting instructions by executing and delivering to the trustee a duly executed form bearing a later date or by giving advance written notice to the ESOP trustee at the following address: CNA Trust Corporation, P.O. Box 5007, Costa Mesa, California 92628-5007, Attn: Cathy Collier.

        Under the terms of the ESOP, only the trustee can vote the shares held under the plan, even if a participant or his beneficiaries attend the special meeting in person.

        Monterey Bay Bancorp, Inc. has instructed the trustee to keep voting directions confidential and not to reveal participants' votes to Monterey Bay Bancorp, Inc. or to Union Bank of California, N.A., except for aggregate voting totals for participants.

Operations following the merger (page 68)

        As a result of the merger, through a series of steps described in greater detail in "The Merger Agreement—Structure of the merger; effective time" on page 52, Monterey Bay Bancorp, Inc. and its subsidiary, Monterey Bay Bank, will be merged with and into Union Bank of California, N.A. with

Union Bank of California, N.A. as the surviving corporation. Union Bank of California, N.A. intends to introduce its products and services into the existing Monterey Bay Bank system. Union Bank of California, N.A. will convert Monterey Bay Bank branches to Union Bank of California, N.A.'s information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing. The board of directors and policy-making officers of Union Bank of California, N.A. following the merger will be the same as Union Bank of California, N.A.'s board of directors and policy-making officers prior to the merger.

Comparative market price and dividend data (page 75)

        UnionBanCal Corporation common stock is listed on the New York Stock Exchange. Monterey Bay Bancorp, Inc. common stock is traded on The Nasdaq National Market.

        The following table sets forth historical per share market values for UnionBanCal Corporation common stock and Monterey Bay Bancorp, Inc. common stock (i) on April 7, 2003, the last trading day prior to public announcement of the proposed merger and (ii) on May 14, 2003 the most recent practicable date before the printing and mailing of this proxy statement/prospectus. It also shows the equivalent pro forma market value of Monterey Bay Bancorp, Inc. on April 7, 2003 and May 14, 2003.

        The pro forma market value is an implied amount based upon the assumption that Monterey Bay Bancorp, Inc. issues no additional shares of common stock before the closing of the merger, other than by the exercise by employees or non-employee directors of Monterey Bay Bancorp, Inc. of options to acquire Monterey Bay Bancorp, Inc. common stock and an average closing price equal to the Historical Market Price of a share of UnionBanCal Corporation common stock, if the merger were to close on April 7, 2003 or May 14, 2003. See "The Merger Agreement—Conversion of Monterey Bay Bancorp, Inc. common stock," "—Stock options" and "—Election of cash consideration or stock consideration" on pages 53, 56 and 56.

        The historical values represent the last sale prices on or before the dates indicated. The values for UnionBanCal Corporation after the effective time of the merger may be higher or lower than the closing prices of UnionBanCal Corporation common stock on the dates shown in the table.

	Historical Market Price
	UnionBanCal Corporation	Monterey Bay Bancorp, Inc.	Monterey Bay Bancorp, Inc. Equivalent Pro Forma Market Value
April 7, 2003	$40.13	$20.15	$26.32
May 14, 2003	$41.77	$26.05	$26.32

        Once the merger is completed, there will be no further public market for Monterey Bay Bancorp, Inc. common stock.

Reasons for the merger (page 33)

        The reasons UnionBanCal Corporation, Union Bank of California, N.A., Monterey Bay Bank and Monterey Bay Bancorp, Inc. entered into the merger agreement are set forth in detail below under "The Merger—Reasons for the merger; recommendation of the Monterey Bay Bancorp, Inc. board of directors" on page 33.

The merger is intended to be a reorganization in which Monterey Bay Bancorp, Inc. stockholders will not recognize gain or loss on the receipt of UnionBanCal Corporation common stock (page 46)

        UnionBanCal Corporation, Union Bank of California, N.A., Monterey Bay Bank and Monterey Bay Bancorp, Inc. will not be required to complete the merger unless they receive legal opinions to the effect that the merger will qualify as a reorganization for United States federal income tax purposes. We expect that, for United States federal income tax purposes, you generally will not recognize any gain or loss with respect to your shares of Monterey Bay Bancorp, Inc. common stock to the extent you receive shares of UnionBanCal Corporation common stock in the merger, except with respect to any cash received in lieu of a fractional share interest in UnionBanCal Corporation common stock.

        If you receive a combination of UnionBanCal Corporation common stock and cash in exchange for your shares of Monterey Bay Bancorp, Inc. common stock, you will generally recognize gain, but not loss, with respect to the excess of the cash and value of UnionBanCal Corporation common stock you receive over your basis in the Monterey Bay Bancorp, Inc. common stock exchanged, but in any case not in excess of the amount of cash you receive in the merger. If you receive only cash in the merger or perfect dissenter's rights and receive payment for your shares you will be treated as if the shares were redeemed and if shares are held as a capital asset you will recognize a capital gain or loss measured by the difference between the cash received and your basis in the shares of Monterey Bay Bancorp, Inc. common stock surrendered. See "The Merger—Certain federal income tax consequences" on page 46 for a discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

Monterey Bay Bancorp, Inc. board recommends stockholder adoption of the merger agreement (page 33)

        The board of directors of Monterey Bay Bancorp, Inc. believes that the merger is in the best interests of Monterey Bay Bancorp, Inc. and its stockholders and has unanimously approved the merger agreement. The board of directors of Monterey Bay Bancorp, Inc. recommends that stockholders vote "FOR" adoption of the merger agreement.

Monterey Bay Bancorp, Inc.'s financial advisor has given an opinion that the merger consideration is fair to Monterey Bay Bancorp, Inc. stockholders (page 34)

        In deciding to adopt the merger agreement, the Monterey Bay Bancorp, Inc. board of directors considered the opinion of its financial advisor, Keefe, Bruyette & Woods, Inc., about the fairness of the merger consideration to Monterey Bay Bancorp, Inc.'s stockholders from a financial point of view. This opinion is attached as Annex B to this document. We encourage you to read it carefully. Under an engagement letter with Monterey Bay Bancorp, Inc., Keefe, Bruyette & Woods, Inc. will receive a fee of $1,125,000 on the closing date of the merger, plus reimbursement of expenses.

Monterey Bay Bancorp, Inc. stockholders' meeting to be held on June 24, 2003 (page 27)

        Monterey Bay Bancorp, Inc. will hold the special meeting of stockholders at 9:00 a.m. on June 24, 2003 at The Watsonville Woman's Club, 12 Brennan Street, Watsonville, California. At the special meeting, Monterey Bay Bancorp, Inc. stockholders will be asked to adopt the merger agreement.

Record date set at May 12, 2003 for special stockholders' meeting; vote required for approval of merger (page 27)

        You can vote at the Monterey Bay Bancorp, Inc. special meeting if you owned Monterey Bay Bancorp, Inc. common stock at the close of business on May 12, 2003. At least a majority of the shares of common stock of Monterey Bay Bancorp, Inc. issued and outstanding on this date must vote to adopt the merger agreement before the merger may occur.

        At the close of business on the record date, the directors of Monterey Bay Bancorp, Inc. owned 23.8% of voting power of the stock of Monterey Bay Bancorp, Inc. Each of the directors have agreed to vote their shares in favor of adopting the merger agreement.

Dissenters' rights of appraisal (page 49 and Annex C)

        You will be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, which is attached as Annex C to this proxy statement/prospectus. You may need to take certain actions before the meeting to preserve your dissenters' rights as discussed on page 49.

Information regarding UnionBanCal Corporation and Monterey Bay Bancorp, Inc.

UnionBanCal Corporation
400 California Street
San Francisco, CA 94104-1302
(415) 765-2969

        UnionBanCal Corporation is a commercial bank holding company incorporated in the State of California in 1952 and its primary subsidiary, Union Bank of California, N.A., is among the oldest banks on the West Coast, having roots as far back as 1864. UnionBanCal Corporation is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and is headquartered in San Francisco, California. UnionBanCal Corporation was formed as a result of the combination of Union Bank with BanCal Tri-State Corporation on April 1, 1996. At December 31, 2002, Union Bank of California, N.A. was the fourth largest commercial bank in California, based on total assets and total deposits. As of December 31, 2002, UnionBanCal Corporation was approximately 65 percent owned by The Bank of Tokyo-Mitsubishi, Ltd. and approximately 35 percent owned by other shareholders.

        The principal executive offices of UnionBanCal Corporation and Union Bank of California, N.A. are located at 400 California Street, San Francisco, CA 94104-1302, telephone number (415) 765-2969.

        At December 31, 2002, UnionBanCal Corporation had consolidated assets of $40.2 billion, deposits of $32.8 billion and shareholders' equity of $3.8 billion.

Monterey Bay Bancorp, Inc.
567 Auto Center Drive
Watsonville, California 95076
(831) 768-4800

        Monterey Bay Bancorp, Inc. is a unitary savings and loan holding company incorporated in 1994 under the laws of the state of Delaware. Its subsidiary, Monterey Bay Bank, formerly Watsonville Federal Savings and Loan Association, is a federal savings association organized under the laws of the United States of America. Monterey Bay Bank was founded in 1925. Monterey Bay Bancorp, Inc. was organized as the holding company for Monterey Bay Bank in connection with Monterey Bay Bank's conversion from the mutual to stock form of ownership in 1995.

        The principal executive offices of Monterey Bay Bancorp, Inc. and Monterey Bay Bank are located at 567 Auto Center Drive, Watsonville, California, 95076, telephone number (831) 768-4800.

        At December 31, 2002, Monterey Bay Bancorp, Inc. had consolidated assets of $609.7 million, deposits of $458.3 million and stockholders' equity of $56.1 million.

Interests of certain officers and directors in the merger (page 42)

        Certain officers and directors of Monterey Bay Bancorp, Inc. have certain interests in, and will receive benefits as a consequence of, the merger that are different from the benefits to Monterey Bay Bancorp, Inc. stockholders generally. See "The Merger—Interests of certain officers and directors in the merger" on page 42 and "Stock Ownership of Management of Monterey Bay Bancorp, Inc." on page 78.

Regulatory approvals we must obtain for the merger to occur (page 40)

        The proposed merger entails a series of steps described in greater detail in "The Merger Agreement—Structure of the merger; effective time" on page 52. The required approvals are discussed in greater detail under "The Merger—Regulatory approvals we must obtain for the merger to occur" on page 40, and include:

  •
  approval under the Bank Merger Act and other banking laws from the Office of the Comptroller of the Currency, or OCC, the primary regulator of the resulting institution, Union Bank of California, N.A., to merge Monterey Bay Bank with and into Union Bank of California, N.A.;

  •
  a filing with the Office of Thrift Supervision, or OTS, the primary regulator of the disappearing institution, Monterey Bay Bank, to notify the OTS of the merger of Monterey Bay Bank with and into Union Bank of California, N.A.;

  •
  approval, also under the Bank Merger Act, from the Federal Deposit Insurance Corporation, or FDIC, for the merger of Monterey Bay Op Sub, LLC, with and into Union Bank of California, N.A.; and

  •
  filing of a pre-closing report with the Japan Financial Services Agency, which we refer to as Japan FSA, which is the primary regulator of The Bank of Tokyo-Mitsubishi, Ltd.

        Also, the merger may not be consummated for 30 days from the date of approval, during which time it could be challenged by the United States Department of Justice on antitrust grounds. We do not anticipate that the merger will be subject to antitrust challenge. With the approval of the Department of Justice, however, this waiting period may be reduced to no less than 15 days.

RECENT DEVELOPMENTS

UnionBanCal Corporation

        On April 16, 2003, UnionBanCal Corporation announced its financial results for the quarter ended March 31, 2003. The following table presents important financial results for that quarter.

	As of and for the Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2002	March 31, 2003
Results of operations:
Net interest income	$380,440	$390,780
Noninterest income	159,749	185,776

Total revenue	540,189	576,556
Noninterest expense	311,661	342,605
Provision for credit losses	55,000	30,000

Income before income taxes	173,528	203,951
Income tax expense	58,751	68,434

Net income	$114,777	$135,517

Per common share:
Net income—basic	$0.73	$0.90
Net income—diluted	$0.73	$0.89
Balance sheet (end of period):
Total assets	$36,221,931	$40,387,343
Total loans	25,098,097	26,536,272
Nonaccrual loans	452,428	386,583
Nonperforming assets	452,761	386,972
Total deposits	28,758,849	33,252,751
Trust preferred securities	361,903	363,050
Shareholders' equity	3,566,502	3,808,025

        Net income was $135.5 million for the quarter ended March 31, 2003, or $0.89 per diluted common share, compared with $114.8 million and $0.73, respectively, for the quarter ended March 31, 2002. Other highlights for the first quarter 2003 included:

  •
  the return on average assets was 1.43 percent and the return on average shareholders' equity was 14.19 percent for the quarter ended March 31, 2003, compared with 1.33 percent and 12.84 percent, respectively, for the quarter ended March 31, 2002;

  •
  net interest income, on a taxable equivalent basis, increased $10.4 million, or 2.7 percent, to $391.4 million. This increase was primarily due to a $2.9 billion, or 8.9 percent, increase in average earning assets;

  •
  net interest margin decreased by 27 basis points to 4.53 percent, reflecting the lower interest rate environment in first quarter 2003, partially mitigated by a $2.8 billion, or 24.5 percent, growth in average noninterest bearing deposits;

  •
  noninterest income increased $26.0 million, or 16.3 percent, primarily due to a $6.1 million, or 9.3 percent, increase in service charges on deposit accounts and a $5.9 million, or 81.8 percent,

    increase in insurance commissions arising from UnionBanCal Corporation's fourth quarter 2002 acquisition of John Burnham & Company, a regional insurance broker;

  •
  noninterest expense increased $30.9 million, or 9.9 percent, primarily due to a $10.6 million, or 7.5 percent, increase in salaries and other compensation expense resulting from merit raises and higher employee counts from recent acquisitions, an $8.6 million, or 23.6 percent, increase in employee benefit expenses due to recent acquisitions as well as increases in health benefits, employer payroll taxes, and 401(k) plan expenses, and a $4.3 million, or 18.2 percent, increase in net occupancy expenses, again due to recent acquisitions;

  •
  the effective tax rate was 33.6 percent and 33.9 percent for the quarters ended March 31, 2003 and 2002, respectively;

  •
  nonperforming assets at March 31, 2003, were $387.0 million, or 0.96 percent of total assets, compared with $452.8 million, or 1.25 percent of total assets, at March 31, 2002;

  •
  net loans charged off were $53.0 million, or 0.80 percent of average loans, for the quarter ended March 31, 2003, compared with $60.1 million, or 0.97 percent of average loans, for the quarter ended March 31, 2002;

  •
  the provision for credit losses was $30.0 million for the first quarter of 2003, compared with $55.0 million for the first quarter of 2002. The provision for credit losses is charged to income to bring the allowance for credit losses to a level deemed appropriate by management based on the various factors that are used to determine the adequacy of the allowance based on losses inherent in the loan and lease portfolio. At March 31, 2003, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 2.21 percent and 151.6 percent, respectively. These ratios compare with 2.51 percent and 139.1 percent, respectively, at March 31, 2002; and

  •
  the tangible common equity ratio was 9.00 percent at March 31, 2003, compared with 9.64 percent at March 31, 2002.

Monterey Bay Bancorp, Inc.

        On April 24, 2003, Monterey Bay Bancorp, Inc. announced its financial results for the quarter ended March 31, 2003. The following table presents important financial results for the quarter.

	As of and for the Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2002	March 31, 2003
Results of operations:
Net interest income	$5,350	$6,172
Non-interest income	512	835

Total revenue	5,862	7,007
Non-interest expense	3,466	3,620
Provision for credit losses	325	325

Total expenses	3,791	3,945

Income before provision for income taxes	2,071	3,062
Provision for income taxes	866	1,225

Net income	$1,205	$1,837

Other comprehensive loss	(84)	(5)

Total comprehensive income	1,121	1,832

Per common share:
Net income—basic	$0.36	$0.54
Net income—diluted	$0.35	$0.52
Balance sheet (end of period):
Total assets	$542,225	$625,803
Total loans	470,098	539,191
Nonaccrual loans	4,547	2,578
Nonperforming assets	4,547	2,920
Total deposits	435,814	477,745
Stockholders' equity	51,773	58,242

        Net income was $1.84 million for the quarter ended March 31, 2003, or $0.52 per diluted common share, compared with $1.21 million and $0.35, respectively, for the quarter ended March 31, 2002. Other highlights for the first quarter 2003 included:

  •
  the return on average assets was 1.20 percent and the return on average stockholders' equity was 12.73 percent for the quarter ended March 31, 2003, compared with 0.90 percent and 9.37 percent, respectively, for the quarter ended March 31, 2002;

  •
  net interest income increased $822 thousand, or 15.4 percent, to $6.17 million. This increase was due to both wider spreads and an increase in average earning assets;

  •
  net interest margin increased from 4.19 percent during the first quarter of 2002 to 4.27 percent during the first quarter of 2003 primarily due to the change in loan and deposit mixes, with lower concentrations in residential mortgage loans and certificates of deposit, and higher concentrations in income property, construction, and commercial loans and transaction deposit accounts;

  •
  noninterest income increased $323 thousand, or 63.1 percent, due to higher customer service charge income, higher gains on the sale of loans, a $114 thousand first quarter 2003 gain on the sale of real estate acquired via foreclosure, and $113 thousand in income on bank owned life insurance during the first quarter of 2003, following Monterey Bay Bancorp, Inc.'s purchase of that investment during the fourth quarter of 2002. Gain on the sale of loans was $123 thousand during the first quarter of 2003, up from $27 thousand during the same period the prior year, supported by the historically low interest rate environment and strong pace of mortgage refinance activity present during the first quarter of 2003;

  •
  noninterest expense increased $154 thousand, or 4.4 percent, primarily due to higher costs for compensation and employee benefits. Monterey Bay Bancorp, Inc. recorded a non-recurring $152 thousand expense during the first quarter of 2003 associated with the adoption of certain non-qualified benefits. Monterey Bay Bancorp, Inc. also recorded recurring costs of $30 thousand associated with the accrual of non-qualified benefits obligations that were created during the first quarter of 2003. Expenses for the ESOP were higher in the first quarter of 2003 than during the same period the prior year due to the greater average market price of Monterey Bay Bancorp, Inc.'s common stock;

  •
  the effective tax rate was 40.0 percent and 41.8 percent for the quarters ended March 31, 2003 and 2002, respectively. Monterey Bay Bancorp, Inc.'s recent purchase of bank owned life insurance provides a source of income free from regular Federal and State income taxes, and therefore decreases Monterey Bay Bancorp, Inc.'s effective tax rate;

  •
  non-performing assets at March 31, 2003 were $2.9 million, or 0.47 percent of total assets, compared with $4.5 million, or 0.84 percent of total assets, at March 31, 2002. Monterey Bay Bancorp, Inc. owned no real estate acquired via foreclosure at March 31, 2003;

  •
  net charge-offs were $51 thousand during the first quarter of 2003, compared to $32 thousand during the first quarter of 2002;

  •
  the provision for credit losses was $325 thousand for both the first quarter of 2003 and 2002. The provision for credit losses is charged to income to bring the allowance for credit losses to a level deemed appropriate by management based on the various factors that are used to determine the adequacy of the allowance based on losses inherent in the loan portfolio. At March 31, 2003, the allowance for credit losses as a percent of total loans and as a percent of non-accrual loans was 1.54 percent and 327.2 percent, respectively. These ratios compare with 1.46 percent and 153.0 percent, respectively, at March 31, 2002; and

  •
  the tangible common equity ratio was 9.20 percent at March 31, 2003, compared with 9.30 percent at March 31, 2002.

Selected Financial Data

General

        The following tables show summarized historical financial data for each of UnionBanCal Corporation and Monterey Bay Bancorp, Inc.

Historical data

        We are providing the following financial information regarding UnionBanCal Corporation to aid you in your analysis of the financial aspects of the merger. We derived the information for the years 1998 through 2002 from UnionBanCal Corporation's audited consolidated financial statements or the books and records of UnionBanCal Corporation. All information is presented in accordance with accounting principles generally accepted in the United States of America. The information is only a summary and you should read it in conjunction with UnionBanCal Corporation's historical financial statements and related notes contained in the annual reports and other information that UnionBanCal Corporation has filed with the SEC. Some of this historical financial information has been incorporated into this proxy statement/prospectus by reference. See "Where You Can Find More Information" on page 91.

Selected Consolidated Financial Data For
UnionBanCal Corporation And Subsidiaries

	As of and for the Years Ended December 31,
(Dollars in thousands, except per share data)
	1998	1999	2000	2001	2002
Results of operations:
Net interest income(1)	$1,322,655	$1,419,019	$1,587,008	$1,526,099	$1,564,556
Provision for credit losses	45,000	65,000	440,000	285,000	175,000
Noninterest income	533,531	586,759	647,180	716,404	735,976
Noninterest expense	1,135,218	1,281,973	1,130,185	1,240,174	1,347,666

Income before income taxes(1)	675,968	658,805	664,003	717,329	777,866
Taxable-equivalent adjustment	4,432	3,186	2,568	2,057	2,587
Income tax expense	205,075	213,888	221,535	233,844	247,376

Net income	$466,461	$441,731	$439,900	$481,428	$527,903

Per common share:
Net income (basic)	$2.66	$2.65	$2.72	$3.05	$3.41
Net income (diluted)	2.65	2.64	2.72	3.04	3.38
Dividends(2)	0.61	0.82	1.00	1.00	1.09
Book value (end of period)	17.45	18.18	20.17	22.66	24.94
Common shares outstanding (end of period)	175,259,919	164,282,622	159,234,454	156,483,511	150,702,363
Weighted average common shares outstanding (basic)	175,127,487	166,382,074	161,604,648	157,844,745	154,757,817
Weighted average common shares outstanding (diluted)	175,737,303	167,149,207	161,989,388	158,623,454	156,414,940
Balance sheet (end of period):
Total assets	$32,276,316	$33,684,776	$35,162,475	$36,038,746	$40,169,773
Total loans	24,296,111	25,912,958	26,010,398	24,994,030	26,438,083
Nonperforming assets	89,850	169,780	408,304	492,482	337,404
Total deposits	24,507,879	26,256,607	27,283,183	28,556,199	32,840,815
Medium and long-term debt	298,000	298,000	200,000	399,657	418,360
Trust preferred securities	—	350,000	350,000	363,928	365,696
Shareholders' equity	3,058,244	2,987,468	3,211,565	3,546,242	3,758,189
Balance sheet (period average):
Total assets	$30,523,806	$32,141,497	$33,672,058	$34,619,222	$36,108,496
Total loans	23,215,504	25,024,777	26,310,420	25,951,021	25,807,190
Earning assets	27,487,390	29,017,122	30,379,730	31,291,782	32,983,371
Total deposits	22,654,714	23,893,045	25,527,547	26,542,312	28,753,185
Shareholders' equity	2,845,964	2,939,591	3,139,844	3,467,719	3,739,530
Financial ratios:
Return on average assets	1.53%	1.37%	1.31%	1.39%	1.46%
Return on average shareholders' equity	16.39	15.03	14.01	13.88	14.12
Efficiency ratio(3)	61.31	63.98	50.59	55.30	58.57
Net interest margin(1)	4.81	4.89	5.22	4.87	4.74
Dividend payout ratio	22.93	30.94	36.76	32.79	31.96
Tangible equity ratio	9.30	8.70	9.01	9.62	8.93
Tier 1 risk-based capital ratio	9.64	9.94	10.24	11.47	11.18
Total risk-based capital ratio	11.61	11.79	12.07	13.35	12.93
Leverage ratio	9.38	10.10	10.19	10.53	9.75
Allowance for credit losses to total loans	1.89	1.82	2.36	2.54	2.30
Allowance for credit losses to nonaccrual loans	585.50	281.00	153.48	129.00	180.94
Net loans charged off to average total loans	0.15	0.22	1.13	1.02	0.80
Nonperforming assets to total loans, distressed loans held for sale, and foreclosed assets	0.37	0.66	1.57	1.97	1.28
Nonperforming assets to total assets	0.28	0.50	1.16	1.37	0.84

(1)
Amounts are on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(2)
Dividends per share reflect dividends declared on UnionBanCal Corporation's common stock outstanding as of the declaration date.

(3)
The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income), as a percentage of net interest income (taxable-equivalent) and noninterest income. Foreclosed asset expense (income) was $(2.8) million, $(1.3) million, $(0.1) million, $(0.0) million, and $0.1 million for 1998 through 2002, respectively.

        We are providing the following financial information regarding Monterey Bay Bancorp, Inc. to aid you in your analysis of the financial aspects of the merger. We derived the information for the years 1998 through 2002 from Monterey Bay Bancorp, Inc.'s audited consolidated financial statements or the books and records of Monterey Bay Bancorp, Inc. All information is presented in accordance with accounting principles generally accepted in the United States of America. The information is only a summary and you should read it in conjunction with Monterey Bay Bancorp, Inc.'s historical financial statements and related notes contained in the annual reports and other information that Monterey Bay Bancorp, Inc. has filed with the SEC. Some of this historical financial information is included in Monterey Bay Bancorp, Inc.'s Annual Report on Form 10-K for the year 2002, which is incorporated into this proxy statement/prospectus by reference and is being delivered to stockholders together with this proxy statement/prospectus. See "Where You Can Find More Information" on page 91.

Selected Consolidated Financial Data For
Monterey Bay Bancorp, Inc.

	As of and for the Years Ended December 31,
(Dollars in thousands, except per share data)
	1998	1999	2000	2001	2002
Results of operations:
Net interest income	$12,323	$16,029	$17,980	$19,741	$22,579
Provision for credit losses	692	835	2,175	1,400	1,510
Noninterest income	2,177	2,505	2,340	2,566	2,127
Noninterest expense	11,144	11,887	13,676	14,369	13,780

Income before income taxes	2,664	5,812	4,469	6,538	9,416
Income tax expense	1,228	2,511	1,946	2,787	3,778

Net income	$1,436	$3,301	$2,523	$3,751	$5,638

Per common share:
Net income (basic)	$0.41	$1.02	$0.81	$1.15	$1.67
Net income (diluted)	0.39	0.99	0.81	1.12	1.61
Dividends(1)	0.12	0.15	0.08	—	—
Book value (end of period)	11.73	11.92	13.20	14.51	16.24
Common shares outstanding (end of period)	3,505,355	3,422,637	3,321,210	3,456,097	3,454,315
Weighted average common shares outstanding (basic)	3,501,738	3,231,162	3,110,910	3,275,303	3,369,600
Weighted average common shares outstanding (diluted)	3,638,693	3,320,178	3,123,552	3,343,233	3,497,150
Balance sheet (end of period):
Total assets	$454,046	$462,827	$486,190	$537,391	$609,696
Total loans	300,952	360,686	391,820	466,600	523,474
Nonperforming assets, net	3,196	8,278	4,741	2,252	3,489
Total deposits	370,677	367,402	407,788	432,339	458,334
FHLB advances	35,182	49,582	32,582	53,582	93,582
Shareholders' equity	41,116	40,803	43,837	50,162	56,103
Balance sheet (period average):
Total assets	$433,635	$453,445	$474,487	$515,351	$562,500
Total loans	259,358	339,036	379,823	432,020	483,429
Earning assets	416,211	434,754	454,096	488,796	534,986
Total deposits	354,074	369,897	386,672	417,970	448,912
Shareholders' equity	43,624	40,990	40,406	47,215	53,693
Financial ratios:
Return on average assets	0.33%	0.73%	0.53%	0.73%	1.00%
Return on average shareholders' equity	3.29	8.05	6.24	7.94	10.50
Efficiency ratio(2)	76.86	64.14	67.30	64.41	55.78
Net interest margin	2.96	3.69	3.96	4.04	4.22
Dividend payout ratio	29.27	14.71	9.88	—	—
Tangible equity ratio	8.26	8.19	8.56	9.05	9.07
Tier 1 risk-based capital ratio(3)	10.42	9.58	11.03	11.38	11.63
Total risk-based capital ratio(3)	11.35	10.56	12.28	12.64	12.88
Core capital ratio(3)	6.53	7.11	8.03	8.24	8.57
Allowance for credit losses to total loans	0.92	0.96	1.35	1.41	1.54
Allowance for credit losses to nonaccrual loans	188.09	50.84	114.96	295.96	308.82
Net loans charged off to average total loans	—	0.03	0.08	0.02	—
Nonperforming assets to total loans, distressed loans held for sale, and foreclosed assets	1.06	2.29	1.21	0.48	0.67
Nonperforming assets to total assets	0.70	1.79	0.98	0.42	0.57

(1)
Dividends per share reflect dividends declared on Monterey Bay Bancorp, Inc.'s common stock outstanding as of the declaration date.

(2)
The efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income. The efficiency ratio measures how much in expense the company invests in order to generate each dollar of net revenues.

(3)
Regulatory capital ratios are for Monterey Bay Bank.

Comparative Per Common Share Data

        We have summarized below historical per share information for UnionBanCal Corporation and Monterey Bay Bancorp, Inc. and additional information as if the companies had been combined for the periods shown ("pro forma"), calculated based on an exchange ratio of 0.3874 shares of UnionBanCal Corporation common stock per share of Monterey Bay Bancorp, Inc. common stock. The exchange ratio is based on the assumption that (1) the total number of shares of Monterey Bay Bancorp, Inc. common stock outstanding immediately prior to the effective time will be 3,459,624 and (2) the average closing price will be $36.00, resulting in UnionBanCal Corporation issuing 1,340,277 shares of its common stock as consideration. The total merger consideration also includes $48,250,000 of cash, representing 50 percent of the total merger consideration.

        You should read this information with the historical consolidated financial statements and related notes incorporated by reference in this document for UnionBanCal Corporation and the historical consolidated financial statements contained in Monterey Bay Bancorp, Inc.'s Annual Report on Form 10-K for the year 2002, which is incorporated by reference and is being delivered to stockholders together with this proxy statement/prospectus. See "Where You Can Find More Information" on page 91.

        The Monterey Bay Bancorp, Inc. pro forma equivalent per share amounts are calculated by multiplying the pro forma combined book value per share and net income per share by the exchange ratio so that the per share amounts equate to the respective values for one share of Monterey Bay Bancorp, Inc. common stock. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that will occur after the merger. The equivalent pro forma data reflects the purchase method of accounting and does not reflect potential cost savings or revenue enhancements that may be achieved.

	Three Months Ended March 31, 2003	Year Ended December 31, 2002
UnionBanCal Corporation
Basic earnings per common share:
Historical	$0.90	$3.41
Pro forma	0.90	3.41
Diluted earnings per common share:
Historical	0.89	3.38
Pro forma	0.90	3.38
Dividends declared on common stock:
Historical	0.28	1.09
Pro forma	0.28	1.09
Book value per common share:
Historical	25.35	24.94
Pro forma	25.44	25.03
Monterey Bay Bancorp, Inc.
Basic earnings per common share:
Historical	$0.54	$1.67
Equivalent pro forma	0.35	1.32
Diluted earnings per common share:
Historical	0.52	1.61
Equivalent pro forma	0.35	1.31
Dividends declared on common stock:
Historical	—	—
Equivalent pro forma	0.11	0.42
Book value per common share:
Historical	16.83	16.24
Equivalent pro forma	9.86	9.70

Risk Factors

        In deciding whether to vote in favor of the merger, stockholders of Monterey Bay Bancorp, Inc. should consider the following risks in addition to the other matters discussed in this document. The use of the terms "we," "us" and "our" in this "Risk Factors" section refer to UnionBanCal Corporation and assumes that the merger will occur, and that consequently anyone who was formerly a stockholder of Monterey Bay Bancorp, Inc. and who receives shares of UnionBanCal Corporation stock in the merger will be subject to these risks along with all other stockholders of UnionBanCal Corporation.

Risks associated with potential acquisitions or divestitures or restructuring may adversely affect us

        In addition to the proposed acquisition of Monterey Bay Bancorp, Inc., we may seek to acquire or invest in other companies, technologies, services or products that complement our business. We cannot assure you that we will be successful in completing any such acquisition or investment as this will depend on the availability of prospective target companies at valuation levels we find attractive and the competition for such opportunities from other bidders. In addition, we continue to evaluate the performance of all of our businesses and business lines and may sell a business or business line. Any acquisitions, divestitures or restructuring may result in the issuance of potentially dilutive equity securities, significant write-offs, including those related to goodwill and other intangible assets and/or the incurrence of debt, any of which could have a material adverse effect on our business, financial condition and results of operations. Acquisitions, divestitures or restructuring could involve numerous additional risks including difficulties in obtaining any required regulatory approvals and in the assimilation or separation of operations, services, products and personnel, the diversion of management's attention from other business concerns, higher than expected deposit attrition (runoff), divestitures required by regulatory authorities, the disruption of our business, and the potential loss of key employees. There can be no assurance that we will be successful in overcoming these or any other significant risks encountered.

You may not receive the form of merger consideration that you elect

        The aggregate cash consideration to be paid to Monterey Bay Bancorp, Inc. stockholders will be at least $48,250,000 and the aggregate stock consideration is limited to no more than 1,340,277 shares of UnionBanCal Corporation common stock, both components subject to adjustment for the exercise of employee and non-employee director stock options. In addition, the aggregate cash consideration is subject to adjustment if the average closing price of UnionBanCal Corporation common stock is less than $33.00 per share. Payments of cash consideration will first be made to any dissenting stockholders, to employees and non-employee directors who cancel their unexercised options to acquire Monterey Bay Bancorp, Inc. common stock and for shares held by Monterey Bay Bancorp, Inc. employee benefit plans. If stockholder elections in the aggregate would result in their receiving more or less cash or shares of UnionBanCal Corporation common stock than is available, either those electing cash or those electing shares will have their choices modified and will receive a portion of their merger consideration in a form that they did not elect.

        The amount of available cash will depend on how many Monterey Bay Bancorp, Inc. stockholders have validly exercised any dissenters rights that may be available, how many Monterey Bay Bancorp, Inc. employees have agreed to cancellation of their stock options prior to the merger in consideration for cash and the number of shares held by Monterey Bay Bancorp, Inc. employee benefit plans, since a portion of the cash consideration will be paid to these parties first.

        Accordingly, there is a risk that you will not receive a portion of the merger consideration in the form that you elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of merger consideration you elected (including with respect to the recognition of taxable gain to the extent cash is received). See "The Merger—Certain federal income tax consequences" on page 46.

Because the market price of UnionBanCal Corporation common stock may fluctuate, you cannot be sure of the value of the merger consideration that you will receive

        The number of UnionBanCal Corporation shares to be received by Monterey Bay Bancorp, Inc. stockholders will be based on the average closing price of UnionBanCal Corporation common stock on the New York Stock Exchange during the 20 trading day period ending on the third trading day prior to closing of the merger. This average price may vary from the price of UnionBanCal Corporation common stock at the time the merger was announced, at the time that this document is mailed to you, at the time of the special meeting of Monterey Bay Bancorp, Inc. stockholders and at the time the merger is completed. Any such changes will affect the value of the merger consideration that you receive to the extent you receive UnionBanCal Corporation common stock in the merger.

Adverse economic factors affecting certain industries could adversely affect our business

        We are subject to certain industry-specific economic factors. For example, a significant and increasing portion of our total loan portfolio is related to residential real estate. Accordingly, a downturn in the real estate and housing industries in California could have an adverse effect on our operations. Similarly, a portion of our total loan portfolio is to borrowers in the agricultural industry. Adverse weather conditions, combined with low commodity prices, may adversely affect the agricultural industry and, consequently, may impact our business negatively. In addition, auto leases comprise a declining portion of our total loan portfolio. We ceased originating auto leases in April 2001; however, continued deterioration in the used car market may result in additional losses on the valuation of auto lease residuals on our remaining auto leases. We provide financing to businesses in a number of other industries that may be particularly vulnerable to industry-specific economic factors, including the communications/media industry, the retailing industry, the airlines industry, the power industry and the technology industry. Industry-specific risks are beyond our control and could adversely affect our portfolio of loans, potentially resulting in an increase in nonperforming loans or charge-offs.

UnionBanCal Corporation shareholder votes are controlled by The Bank of Tokyo-Mitsubishi, Ltd.; our interests may not be the same as The Bank of Tokyo-Mitsubishi, Ltd.'s interests

        The Bank of Tokyo-Mitsubishi, Ltd., a wholly owned subsidiary of Mitsubishi Tokyo Financial Group, Inc., owns a majority (approximately 65 percent as of March 31, 2003) of the outstanding shares of our common stock. As a result, The Bank of Tokyo-Mitsubishi, Ltd. can elect all of our directors and as a result can control the vote on all matters, including determinations such as: approval of mergers or other business combinations; sales of all or substantially all of our assets; any matters submitted to a vote of our shareholders; issuance of any additional common stock or other equity securities; incurrence of debt other than in the ordinary course of business; the selection and tenure of our Chief Executive Officer; payment of dividends with respect to common stock or other equity securities; and other matters that might be favorable to The Bank of Tokyo-Mitsubishi, Ltd.

        A majority of our directors are not officers or employees of UnionBanCal Corporation or any of our affiliates, including The Bank of Tokyo-Mitsubishi, Ltd. However, because of The Bank of Tokyo-Mitsubishi, Ltd.'s control over the election of our directors, The Bank of Tokyo-Mitsubishi, Ltd. could change the composition of our board of directors so that the Board would not have a majority of outside directors. The Bank of Tokyo-Mitsubishi, Ltd.'s ability to prevent an unsolicited bid for us or any other change in control could have an adverse effect on the market price for our common stock.

The Bank of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely affect our operations

        Although we fund our operations independently of The Bank of Tokyo-Mitsubishi, Ltd. and believe our business is not necessarily closely related to The Bank of Tokyo-Mitsubishi, Ltd.'s business or outlook, The Bank of Tokyo-Mitsubishi, Ltd.'s credit ratings may affect our credit ratings. The Bank of Tokyo-Mitsubishi, Ltd. is also subject to regulatory oversight and review by Japanese and U.S. regulatory authorities. Our business operations and expansion plans could be negatively affected by regulatory concerns related to the Japanese financial system and The Bank of Tokyo-Mitsubishi, Ltd.

Potential conflicts of interest with The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect us

        The Bank of Tokyo-Mitsubishi, Ltd.'s view of possible new businesses, strategies, acquisitions, divestitures or other initiatives may differ from ours. This may delay or hinder us from pursuing such initiatives.

        Also, as part of The Bank of Tokyo-Mitsubishi, Ltd.'s normal risk management processes, The Bank of Tokyo-Mitsubishi, Ltd. manages global credit exposures and concentrations on an aggregate basis, including UnionBanCal Corporation. Therefore, at certain levels or in certain circumstances, our ability to approve certain credits or other banking transactions and categories of customers is subject to the concurrence of The Bank of Tokyo-Mitsubishi, Ltd. We may wish to extend credit or furnish other banking services to the same customers as The Bank of Tokyo-Mitsubishi, Ltd. Our ability to do so may be limited for various reasons, including The Bank of Tokyo-Mitsubishi, Ltd.'s aggregate credit exposure and marketing policies.

        Certain directors' and officers' ownership interests in The Bank of Tokyo-Mitsubishi, Ltd.'s common stock or service as a director or officer or other employee of both us and The Bank of Tokyo-Mitsubishi, Ltd. could create or appear to create potential conflicts of interest, especially since both of us compete in the U.S. banking industry.

Possible future sales of shares by The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect the market for our stock

        Although The Bank of Tokyo-Mitsubishi, Ltd. has announced it has no plan to sell its majority ownership in us, The Bank of Tokyo-Mitsubishi, Ltd. may sell shares of our common stock in compliance with the federal securities laws. By virtue of The Bank of Tokyo-Mitsubishi, Ltd.'s current control of us, The Bank of Tokyo-Mitsubishi, Ltd. could sell large amounts of shares of our common stock by causing us to file a registration statement that would allow them to sell shares more easily. In addition, The Bank of Tokyo-Mitsubishi, Ltd. could sell shares of our common stock without registration. Although we can make no prediction as to the effect, if any, that such sales would have on the market price of our common stock, sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock. If The Bank of Tokyo-Mitsubishi, Ltd. sells or transfers shares of our common stock as a block, another person or entity could become our controlling shareholder.

Information Regarding Forward Looking Statements

        This document contains certain forward-looking statements with respect to the financial condition, results of operations and business of UnionBanCal Corporation and Monterey Bay Bancorp, Inc. in the future, including statements relating to the expected impact of the merger on UnionBanCal Corporation's financial performance and the market value of UnionBanCal Corporation common stock in the future. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:

  •
  expected cost savings from the merger cannot be fully realized;

  •
  deposit attrition, customer loss or revenue loss following the merger is greater than expected;

  •
  competitive pressure in the banking industry increases significantly;

  •
  completion of the merger occurs later than expected;

  •
  costs or difficulties related to the integration of the business of Union Bank of California, N.A. and Monterey Bay Bank are greater than expected;

  •
  changes in the interest rate environment reduce margins;

  •
  general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; and

  •
  changes in the regulatory environment, business conditions, inflation and changes in the securities markets adversely affects any benefits to be expected from the merger.

Monterey Bay Bancorp, Inc. Stockholders' Meeting

Date, time and place of meeting

        The special meeting of stockholders of Monterey Bay Bancorp, Inc. will be held on Tuesday, June 24, 2003 at 9:00 a.m., local time at the Watsonville Woman's Club, 12 Brennan Street, Watsonville, California, 95076.

        At the meeting, the stockholders of Monterey Bay Bancorp, Inc. will be asked to consider and vote on adoption of the merger agreement. The merger agreement is included as Annex A to this document and is incorporated in this document by reference.

        The board of directors of Monterey Bay Bancorp, Inc., by unanimous vote, approved the merger agreement and recommends a vote FOR adoption of the merger agreement.

Record date and voting rights

        Only holders of record of Monterey Bay Bancorp, Inc. common stock at the close of business on May 12, 2003 are entitled to notice of and to vote at the meeting. At the record date, Monterey Bay Bancorp, Inc. had approximately 251 stockholders of record and 3,460,974 shares of common stock outstanding and entitled to vote. Directors and executive officers of Monterey Bay Bancorp, Inc. and their affiliates owned beneficially as of the record date an aggregate of 797,135 shares of Monterey Bay Bancorp, Inc. common stock (excluding exercisable stock options), or approximately 29.4% of the outstanding Monterey Bay Bancorp, Inc. common stock. Monterey Bay Bancorp, Inc. directors holding 706,512 shares, or approximately 20.4% of the outstanding Monterey Bay Bancorp, Inc. common stock, have agreed to vote their shares in favor of adoption of the merger agreement, subject to voting limitations contained in Monterey Bay Bancorp, Inc.'s certificate of incorporation. See "Certain Differences in the Rights of Stockholders—Shareholder Voting" on page 86. Each Monterey Bay Bancorp, Inc. stockholder is entitled to one vote for each share of common stock he or she owns.

Vote required

        Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of common stock of Monterey Bay Bancorp, Inc. issued and outstanding on the record date. A vote of the shareholders of UnionBanCal Corporation is not required to adopt the merger agreement.

Voting by proxy

        Monterey Bay Bancorp, Inc. stockholders may use the enclosed proxy if they are unable to attend the meeting in person or wish to have their shares voted by proxy even if they attend the meeting. All proxies that are properly executed and returned, unless revoked, will be voted at the meeting in accordance with the instructions indicated or, if no instruction is indicated, in favor of the merger. The execution of a proxy will not affect the right of a stockholder to attend the meeting and vote in person.

Revocability of proxies

        A person who has given a proxy may revoke it any time before it is exercised at the meeting by filing with the Secretary of Monterey Bay Bancorp, Inc. a written notice of revocation or a proxy bearing a later date or by attendance at the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Quorum and adjournments

        The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote those shares with respect to the adoption of the merger agreement in the absence of specific instructions from the customers. We refer to these as "broker non-votes." Abstentions and broker non-votes will not be counted as a vote "FOR" or "AGAINST" the adoption of the merger agreement but will have the same effect as a vote "AGAINST" adoption of the merger agreement.

        The special meeting may be adjourned, even if a quorum is not present, by the vote of the holders of a majority of the shares represented at the meeting in person or by proxy. In the absence of a quorum at the meeting, no other business may be transacted at the meeting.

        Notice of the adjournment of a meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Solicitation of proxies

        The board of directors of Monterey Bay Bancorp, Inc. is soliciting proxies for the Monterey Bay Bancorp, Inc. meeting. Union Bank of California, N.A. and Monterey Bay Bancorp, Inc. will share equally the cost of printing and distributing the proxy material relating to the meeting. Monterey Bay Bancorp, Inc. will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to stockholders whose common stock is held of record by those entities, and will reimburse these entities for reasonable out-of-pocket expenses they incur. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Monterey Bay Bancorp, Inc., Monterey Bay Bank, UnionBanCal Corporation and Union Bank of California, N.A., who will not receive any additional compensation for such efforts.

Voting by participants in the Monterey Bay Bank 401(k) Plan

        Monterey Bay Bancorp, Inc. is sending separate voting instruction forms to all plan participants who hold Monterey Bay Bancorp, Inc. common stock in their accounts under the 401(k). These forms instruct the designated independent agent to tabulate the proxy vote of stock in the 401(k) plan to direct the trustee of the 401(k) to vote these shares in accordance with instructions from participants, or their beneficiaries, in the case of deceased participants. If a participant or beneficiary fails to give instructions, the independent agent will direct the trustee to vote these shares in the same proportion as the shares in the 401(k) for which voting directions have been received.

        Participants may revoke their voting instructions by executing and delivering a duly executed form bearing a later date or by giving advance written notice to the independent agent at the address participants will be provided with in the forms.

        Under the terms of the 401(k), only the trustee can vote the shares held under the plan, even if a participant or his or her beneficiaries attend the special meeting in person. Because Union Bank of California, N.A. is the trustee of the 401(k), an independent agent to tabulate the proxy vote of stock in the 401(k) has been designated. The independent agent will direct the trustee how to vote.

        Monterey Bay Bancorp, Inc. has instructed the independent agent to keep voting directions confidential and not to reveal participants' votes to Monterey Bay Bancorp, Inc. or to Union Bank of California, N.A., except for aggregate voting totals for participants.

Voting by participants in the Monterey Bay Bank Employee Stock Ownership Plan

        Monterey Bay Bancorp, Inc. is sending separate voting instruction forms to all plan participants who hold Monterey Bay Bancorp, Inc. common stock in their accounts under the ESOP. These forms instruct CNA Trust Corporation, which acts as trustee for the ESOP, to vote these shares in accordance with instructions from participants, or their beneficiaries, in the case of deceased participants. If a participant or beneficiary fails to give instructions, or for shares held by the ESOP which have not yet been allocated to participants' accounts, the trustee will vote these shares in the same proportion as the shares in the ESOP for which voting directions have been received.

        Participants may revoke their voting instructions by executing and delivering to the trustee a duly executed form bearing a later date or by giving advance written notice to the ESOP trustee at the following address: CNA Trust Corporation, P.O. Box 5007, Costa Mesa, California 92628-5007, Attn: Cathy Collier.

        Under the terms of the ESOP, only the trustee can vote the shares held under the plan, even if a participant or his beneficiaries attend the special meeting in person.

        Monterey Bay Bancorp, Inc. has instructed the trustee to keep voting directions confidential and not to reveal participants' votes to Monterey Bay Bancorp, Inc. or to Union Bank of California, N.A., except for aggregate voting totals for participants.

Other matters

        The board of directors of Monterey Bay Bancorp, Inc. is not aware of any matters to come before the special meeting other than as stated above. If any other matters should be brought before the special meeting, or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies.

The Merger

General

        The boards of directors of UnionBanCal Corporation, Union Bank of California, N.A., Monterey Bay Bancorp, Inc. and Monterey Bay Bank have each approved the merger agreement, which provides for the merger of Monterey Bay Bancorp, Inc. and Monterey Bay Bank with and into Union Bank of California, N.A. through a series of steps described in detail under "The Merger Agreement—Structure of the merger; effective time" on page 52. This section of the document describes certain aspects of the merger, including the background of the merger and the parties' reasons for the merger and related transactions.

        Subject to the terms and conditions of the merger agreement, on the closing date, as a result of several related merger transactions, Monterey Bay Bancorp, Inc. will no longer exist as a separate entity and Monterey Bay Bank will merge with and into Union Bank of California, N.A. Union Bank of California, N.A. will be the surviving corporation. Thereafter, Union Bank of California, N.A. will continue its corporate existence as a national bank and the separate corporate existence of Monterey Bay Bank will terminate. Holders of Monterey Bay Bancorp, Inc. common stock will be entitled to receive UnionBanCal Corporation common stock and/or cash as discussed under "Summary—What Monterey Bay Bancorp, Inc. stockholders will receive in the merger" on page 7 and "The Merger Agreement—Conversion of Monterey Bay Bancorp, Inc. common stock" on page 53.

Background of the merger

        Union Bank of California, N.A. conducted a strategic review of the banking business in California during 2000 and concluded that branch-based distribution systems remain a key success factor for competing in that business and that acquiring community banks is a viable tactic for expanding the branch system. As part of the ongoing strategic planning process of Union Bank of California, N.A., strategically important geographic markets and acquisition candidates within those markets were identified, and among them was Monterey Bay Bancorp, Inc.

        During the past several years, in an effort to enhance stockholder value, Monterey Bay Bank began to implement a business strategy evolving away from its traditional savings and loan roots and into a community-focused commercial bank serving the financial needs of individuals, families, professionals, organizations and businesses. Monterey Bay Bank decided to change its operations so that, among other reasons, it might better and more completely address the financial needs of the communities it serves and because of the constrained financial returns associated with the traditional thrift business for entities the size of Monterey Bay Bank. In addition, as part of their effort to enhance stockholder value, the board of directors of Monterey Bay Bancorp, Inc. discussed exploring strategic alternatives at a strategic planning session in October 2002 and authorized management to begin an exploration of strategic alternatives at a board meeting in November 2002. Keefe, Bruyette & Woods, Inc., which we refer to as KBW, who had previously advised Monterey Bay Bancorp, Inc. on a variety of competitive and financial matters, also began consulting with Monterey Bay Bancorp, Inc.'s management on such strategic alternatives.

        In late 2002 and early 2003, Monterey Bay Bancorp, Inc. had discussions about the possibility of a strategic alliance with three companies, one of which was UnionBanCal Corporation. On November 4, 2002, Monterey Bay Bancorp, Inc. entered into a confidentiality agreement with one such company, Company A, to allow Company A to conduct due diligence on Monterey Bay Bancorp, Inc. in order to gauge its interest in pursuing a strategic transaction.

        Following preliminary conversations between Ed Holden, President and Chief Executive Officer of Monterey Bay Bancorp, Inc., and Jeffrey Morrow, Senior Vice President of UnionBanCal Corporation, Al De Almeida at KBW approached Jeffrey Morrow at UnionBanCal Corporation about a possible strategic transaction involving the merger of Monterey Bay Bancorp, Inc. and UnionBanCal Corporation.

        In December 2002, representatives of Union Bank of California, N.A. met with Ed Holden, Mark Andino, Monterey Bay Bancorp, Inc.'s Chief Financial Officer, and representatives of KBW about the possibility of a merger of Union Bank of California, N.A. and Monterey Bay Bank. Thereafter, Union Bank of California, N.A. entered into a confidentiality agreement with Monterey Bay Bancorp, Inc. dated December 12, 2002. On December 19, 2002, the executive committee of Monterey Bay Bancorp, Inc.'s board of directors discussed the strategic planning process. McKenzie Moss, chairman of the board, reported on a meeting he had had with Al De Almeida of KBW concerning the exploration of strategic alternatives. The executive committee concluded that management should continue to be proactive in the identification and exploration of strategic alternatives.

        Over the following months, management of Monterey Bay Bancorp, Inc. engaged in informal discussions regarding a strategic transaction with the third company that had approached Monterey Bay Bancorp, Inc., Company B. In order to permit Company B to perform due diligence on Monterey Bay Bancorp, Inc. so that it could decide whether to proceed in further discussions, Monterey Bay Bancorp, Inc. entered into a confidentiality agreement with Company B on January 29, 2003.

        Union Bank of California, N.A. commenced due diligence of Monterey Bay Bancorp, Inc. in late December 2002, including an onsite review of the records of Monterey Bay Bancorp, Inc. from February 18 through February 21, 2003. On January 28, 2003, Union Bank of California, N.A. provided Monterey Bay Bancorp, Inc. with a written indication of interest.

        On February 6, 2003, at a meeting of the executive committee of the Monterey Bay Bancorp, Inc. board of directors, KBW made a presentation concerning the current status of Monterey Bay Bancorp, Inc.'s exploration of strategic alternatives. It was noted that UnionBanCal Corporation had submitted a written indication of interest dated January 28, 2003. In addition, it was noted that Company A had provided an oral indication of interest and was scheduled to perform due diligence on February 24-27, 2003 but that no formal indication of interest, oral or written, had yet been received from Company B. At this meeting, Mr. De Almeida of KBW also presented various financial analyses. At the end of the meeting, the executive committee authorized Monterey Bay Bancorp, Inc.'s management to formally engage KBW as its financial advisor to assess any strategic transactions, and to retain outside legal counsel to advise Monterey Bay Bancorp, Inc. with respect to the process. The executive committee also authorized management to facilitate the proper arrangements and provisions to allow UnionBanCal Corporation, Company A and Company B to conduct due diligence. On February 10, 2003, Monterey Bay Bancorp, Inc. entered into an engagement letter retaining KBW as its financial advisor.

        During the weeks of February 17 and beyond, representatives of UnionBanCal Corporation continue to conduct extensive due diligence with respect to Monterey Bay Bancorp. In addition, representatives of KBW continued to have discussions with representatives of UnionBanCal Corporation concerning the financial terms of UnionBanCal Corporation's preliminary indication of interest.

        On February 26, 2003, the boards of directors of UnionBanCal Corporation and Union Bank of California, N.A. authorized their respective managements to negotiate a merger agreement.

        On February 27, 2003, the executive committee of Monterey Bay Bancorp, Inc. met to discuss the status of discussions with UnionBanCal Corporation, Company A and Company B. Monterey Bay Bancorp, Inc.'s management informed the executive committee that UnionBanCal Corporation had completed its due diligence review and expected to provide a final indication of interest by March 6, 2003. Management informed the committee that Company B did not wish to proceed with a strategic transaction at that time and that Company A had not yet determined if it would proceed with a strategic transaction. The executive committee then discussed other financial institutions that had been contacted over the last several months and whether they would have any interest at this time.

        Between February 27 and March 7, 2003, Mr. Holden and KBW held several follow-up discussions with other financial institutions with whom representatives of Monterey Bay Bank or KBW had had previous discussions about pursuing a strategic transaction. In addition, representatives of Monterey Bay Bank contacted two other financial institutions.

        On March 6, 2003, Union Bank of California, N.A. reaffirmed its earlier written indication of interest in the acquisition of Monterey Bay Bancorp, Inc. by submitting a second written indication of interest. In that document, Union Bank of California, N.A. valued Monterey Bay Bancorp, Inc. at $96.5 million. On March 7, 2003, the executive committee met again, with KBW and Sullivan & Cromwell LLP, legal counsel to Monterey Bay Bancorp, Inc., present to discuss the status of discussions with UnionBanCal Corporation. Representatives from Sullivan & Cromwell LLP discussed the board's fiduciary duties in evaluating any strategic transaction and the UnionBanCal Corporation proposal in particular. The committee was informed by KBW that Company A had still only provided an oral indication of interest and at a value less than the UnionBanCal Corporation proposal. Mr. De Almeida informed the executive committee that none of the additional parties that were contacted had indicated any interest in a strategic transaction at that time. Mr. Justin Van Etten of KBW then reviewed with the executive committee certain financial analyses with respect to the offer by UnionBanCal Corporation. Following a lengthy discussion of these matters, the executive committee resolved to recommend to the full board of directors that Monterey Bay Bancorp, Inc.'s management be authorized to negotiate a definitive merger agreement with UnionBanCal Corporation and to proceed with a transaction with UnionBanCal Corporation along the general terms outlined in its expression of interest.

        On March 11, 2003, the board of directors of Monterey Bay Bancorp, Inc. met to discuss the status of discussions with UnionBanCal Corporation. KBW and Sullivan & Cromwell LLP were also present at the meeting. Representatives of Sullivan & Cromwell LLP reviewed for the full board their fiduciary duties in evaluating any strategic transaction and the UnionBanCal Corporation proposal in particular. The board was also informed of the status of discussions with Company A and the other parties that had been contacted. Mr. Van Etten of KBW then reviewed with the full board certain financial analyses with respect to the offer by UnionBanCal Corporation. Following a lengthy discussion of these matters, the board authorized management to negotiate a definitive merger agreement with UnionBanCal Corporation and to proceed with a transaction with UnionBanCal Corporation along the general terms outlined in its expression of interest.

        On March 12, 2003, Bingham McCutchen LLP, legal counsel to UnionBanCal Corporation, submitted a proposed draft of a definitive merger agreement to Monterey Bay Bancorp, Inc., Sullivan & Cromwell LLP and KBW. Members of Monterey Bay Bancorp, Inc.'s management, Sullivan & Cromwell LLP and KBW reviewed the draft and held, between March 12 and April 7, various discussions and negotiations with Bingham McCutchen LLP and UnionBanCal Corporation concerning the proposed structure and terms of the merger agreement.

        On March 27, 2003, Sullivan & Cromwell LLP and KBW updated the full board of Monterey Bay Bancorp, Inc. as to the status of the negotiations at a regularly scheduled meeting.

        On April 7, 2003, at a special meeting of the board of directors of Monterey Bay Bancorp, Inc., at which all directors were present by phone or in person, the directors considered the proposed transaction that would result in the merger of Monterey Bay Bancorp, Inc. and a subsidiary of UnionBanCal Corporation and the terms and conditions of the proposed merger agreement. Representatives of KBW and Sullivan & Cromwell LLP attended the meeting. Sullivan & Cromwell LLP described the provisions of the merger agreement and reviewed the board of directors' responsibilities in connection with the proposed merger. Monterey Bay Bancorp, Inc.'s management reviewed with the board the terms and conditions of the transaction and KBW reviewed with the board of directors the financial analyses prepared in connection with its fairness opinion. KBW presented its oral opinion, subsequently confirmed in writing that, as of April 7, 2003, the merger consideration was fair, from a financial point of view, to the stockholders of Monterey Bay Bancorp, Inc. Monterey Bay Bancorp, Inc.'s board, after lengthy discussion and considering the terms of the merger agreement and other related documents and the various presentations, unanimously approved the merger, the merger agreement and the related documentation, subject to further consideration of some regulatory issues by a committee of the board of directors.

        Sullivan & Cromwell LLP and Bingham McCutchen LLP held further discussions regarding the outstanding issues. Later that day the executive committee of the board of directors of Monterey Bay Bancorp, Inc. met and authorized management to execute the merger agreement. Following the meeting, the parties executed and delivered the merger agreement.

        The merger agreement was executed on April 7, 2003. On April 8, 2003, UnionBanCal Corporation and Monterey Bay Bancorp, Inc. issued a joint press release announcing the signing of the merger agreement.

Reasons for the merger; recommendation of the Monterey Bay Bancorp, Inc. board of directors

  UnionBanCal Corporation

        UnionBanCal Corporation is proposing this transaction because its board of directors has concluded that a combination of Union Bank of California, N.A. and Monterey Bay Bank is in the best interests of the stockholders of UnionBanCal Corporation. The transaction will significantly expand Union Bank of California, N.A.'s presence in the attractive Monterey Bay area and will serve as an entry point into the affluent Monterey Bay Peninsula.

        In reaching their conclusion, the UnionBanCal Corporation and Union Bank of California, N.A. boards considered information provided at their meetings in February 2003, including, among other things:

  •
  information concerning the financial performance and condition, business operations, capital levels, asset quality, loan and deposit portfolio composition, and prospects of Monterey Bay Bancorp, Inc.;

  •
  the complementary nature of Monterey Bay Bank's offices and the effect of the combination on UnionBanCal Corporation's strategic plan;

  •
  the anticipated positive effect of the merger on existing shareholders, employees, officers and customers;

  •
  the prospects for enhanced value of the combined entity in the future;

  •
  the anticipated accretive effect on UnionBanCal Corporation's future earnings; and

  •
  the anticipated impact on the communities served by Union Bank of California, N.A. and Monterey Bay Bancorp, Inc. in the merger, and the increased ability to serve the communities through a larger banking network.

        The foregoing discussion of the information and factors considered by the UnionBanCal Corporation and Union Bank of California, N.A. boards of directors is not intended to be exhaustive. In reaching their determination to approve the merger, the UnionBanCal Corporation and Union Bank of California, N.A. boards of directors did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

  Monterey Bay Bancorp, Inc.

        Monterey Bay Bancorp, Inc.'s board of directors has determined that the terms of the merger are fair to, and in the best interests of, Monterey Bay Bancorp, Inc. and its stockholders. Monterey Bay Bancorp, Inc.'s board of directors consulted with management, as well as its legal counsel and financial advisors, in reaching its decision to approve the merger. Monterey Bay Bancorp, Inc.'s board of directors considered a number of factors in its deliberations, including the following:

  •
  the structure of the transaction, including the fact that stockholders of Monterey Bay Bancorp, Inc. who receive UnionBanCal Corporation common stock in exchange for their shares of Monterey Bay Bancorp, Inc. common stock will be able to receive those shares in a tax deferred exchange;

  •
  the terms of the merger agreement and other documents to be executed in connection with the merger;

  •
  the presentation of KBW and its opinion that the merger consideration is fair, from a financial point of view, to the stockholders of Monterey Bay Bancorp, Inc.;

  •
  the board's review with its legal and financial advisors of alternatives to the merger, the range and possible value to Monterey Bay Bancorp, Inc. stockholders obtainable through such alternatives and the timing and likelihood of the alternatives;

  •
  the current and prospective economic environment and increasing regulatory and competitive burdens and constraints facing similar financial institutions;

  •
  the consolidation currently underway in the banking industry and the increased competition from larger independent banks in California;

  •
  the anticipated positive effect of the merger on existing stockholders, personnel, customers and communities of Monterey Bay Bancorp, Inc. and Monterey Bay Bank;

  •
  information concerning the financial performance, condition and business operations of UnionBanCal Corporation; and

  •
  the liquidity of UnionBanCal Corporation common stock and the relative lack of liquidity with respect to Monterey Bay Bancorp, Inc. common stock.

        The foregoing discussion of the factors that the Monterey Bay Bancorp, Inc. board of directors considered is not intended to be exhaustive, but includes all material factors that the Monterey Bay Bancorp, Inc. board of directors considered. In view of the complexity and wide variety of factors that the Monterey Bay Bancorp, Inc. board of directors considered, the Monterey Bay Bancorp, Inc. board of directors did not find it practical to and did not quantify, rank or otherwise weight the factors considered. In addition, individual members of the board may have given different weights to different factors.

        Based on the foregoing, the Monterey Bay Bancorp, Inc. board of directors unanimously recommends that the Monterey Bay Bancorp, Inc. stockholders vote "FOR" adoption of the merger agreement.

Opinion of Monterey Bay Bancorp, Inc.'s Financial Advisor

        KBW has acted as financial advisor to Monterey Bay Bancorp, Inc. in connection with the merger. Monterey Bay Bancorp, Inc. selected KBW because KBW is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Monterey Bay Bancorp, Inc. and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

        At the April 7, 2003 Monterey Bay Bancorp, Inc. board of directors meeting, KBW reviewed the financial aspects of the proposed merger with the board of directors and rendered a written opinion that the consideration to be received by Monterey Bay Bancorp, Inc. stockholders in the merger was fair to those stockholders from a financial point of view. For the purposes of the written opinion, the consideration to be paid by UnionBanCal Corporation for all outstanding shares of Monterey Bay Bancorp, Inc. common stock is $48,250,000 in cash and $48,250,000 in shares of UnionBanCal Corporation common stock subject to certain adjustments set forth in the merger agreement.

        The full text of KBW's written opinion is attached as Annex B to this document and is incorporated herein by reference. Monterey Bay Bancorp, Inc.'s stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW.

        KBW's opinion is directed to the Monterey Bay Bancorp, Inc. board and addresses only the fairness, from a financial point of view, of the merger consideration to the Monterey Bay Bancorp, Inc. stockholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Monterey Bay Bancorp, Inc. stockholder as to how the stockholder should vote at the Monterey Bay Bancorp, Inc. special meeting on the merger agreement or any related matter.

        In rendering its opinion, KBW:

  •
  reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports on Form 10-K of UnionBanCal Corporation;

  •
  annual reports to stockholders and annual reports on Form 10-K of Monterey Bay Bancorp, Inc.;

  •
  quarterly reports on Form 10-Q of UnionBanCal Corporation;

  •
  quarterly reports on Form 10-Q of Monterey Bay Bancorp, Inc.; and

  •
  financial information made available by Monterey Bay Bancorp, Inc. management, including financial projections;

  •
  held discussions with members of senior management of Monterey Bay Bancorp, Inc. and UnionBanCal Corporation regarding:

  •
  past and present operations and financial condition of the respective companies;

  •
  future prospects of the respective companies; and

  •
  the strategic objective of the merger and certain other benefits of the merger;

  •
  reviewed the market prices, valuation multiples, publicly reported financial conditions and results of operations for Monterey Bay Bancorp, Inc. and UnionBanCal Corporation and compared them with those of certain publicly traded companies that KBW deemed to be relevant;

  •
  compared the proposed financial terms of the merger with the financial terms of certain other transactions that KBW deemed to be relevant; and

  •
  performed such other analyses that it considered appropriate.

        In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or otherwise made available to KBW or that was discussed with, or reviewed by or for KBW, or that was publicly available. KBW did not assume any responsibility to verify such information independently. KBW assumed that the financial and operating forecasts for Monterey Bay Bancorp, Inc. provided by management of Monterey Bay Bancorp, Inc. have been reasonably prepared and reflect the best currently available estimates and judgments of senior management of Monterey Bay Bancorp, Inc. as to the future financial and operating performance of Monterey Bay Bancorp, Inc. KBW assumed, without independent verification, that the aggregate allowances for loan and lease losses for UnionBanCal Corporation and Monterey Bay Bancorp, Inc. are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any assets or liabilities of UnionBanCal Corporation or Monterey Bay Bancorp, Inc., and KBW did not examine any books and records or review individual credit files.

        For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

  •
  the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

  •
  the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

  •
  each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

  •
  all conditions to the completion of the merger will be satisfied without any waivers; and

  •
  in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements or amendments or modifications will be imposed that will have a material adverse effect on the future results of operations or financial condition of Monterey Bay Bancorp, Inc., UnionBanCal Corporation or the combined entity, as the case may be, or the contemplated benefits of the merger.

        KBW further assumed that the merger will be accounted for as a purchase under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. KBW's opinion is not an expression of an opinion as to the prices at which shares of Monterey Bay Bancorp, Inc. common stock or UnionBanCal Corporation common stock will trade following the announcement of the merger or the actual value of the UnionBanCal Corporation common stock when issued pursuant to the merger, or the prices at which the UnionBanCal Corporation common stock will trade following the completion of the merger.

        In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KBW, Monterey Bay Bancorp, Inc. and UnionBanCal Corporation. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Monterey Bay Bancorp, Inc. board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as solely determinative of the decision of the Monterey Bay Bancorp, Inc. board or management of Monterey Bay Bancorp, Inc. with respect to the fairness of the merger consideration.

Summary of Analyses by KBW

        The following is a summary of the material analyses presented by KBW to the Monterey Bay Bancorp, Inc. board on April 7, 2003, in connection with its written opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the Monterey Bay Bancorp, Inc. board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone are not a complete description of the financial analyses.

        Contribution Analysis.    KBW analyzed the relative contribution of each of Monterey Bay Bancorp, Inc. and UnionBanCal Corporation to certain pro forma balance sheet and income statement items of the combined entity, including assets, tangible equity, deposits, loans and estimated 2003 net income. KBW compared the relative contribution of balance sheet and income statement items with the estimated pro forma ownership for Monterey Bay Bancorp, Inc. assuming that UnionBanCal Corporation were to issue 100% stock in the transaction. The results of KBW's analysis are set forth in the following table.

Category	UnionBanCal Corporation	Monterey Bay Bancorp Pro Forma
2003 Estimated Net Income	98.8%	1.2%
2003 Estimated Net Income with Estimated Cost Savings	98.5%	1.5%
Stockholder's Equity	98.5%	1.5%
Tangible Equity	98.5%	1.5%
Assets	98.5%	1.5%
Deposits	98.6%	1.4%
Loans	98.0%	2.0%
Market Capitalization	98.8%	1.2%

        Selected Transaction Analysis.    KBW reviewed certain financial data related to with nationwide thrift transactions announced after July 1, 2001 to April 1, 2003 with aggregate transaction values between $50 million and $200 million. Those transactions were as follows:

Acquiror	Acquiree
FNB Corp.	Bedford Bancshares, Inc.
Northwest Bancorp, Inc.	First Bell Bancorp, Inc.
FirstBank NW Corp.	Oregon Trail Financial Corp.
Seacoast Financial Services Corporation	Bay State Bancorp, Inc.
MAF Bancorp, Inc.	Fidelity Bancorp, Inc.
BB&T Corp.	Equitable Bank
IBERIABANK Corp.	Acadiana Bancshares, Inc.
Banknorth Group Inc.	Warren Bancorp, Inc.
First Niagra Financial Group, Inc.	Finger Lakes Bancorp, Inc.
R&G Financial Corporation	Crown Group, Inc.
National Bank of Greece, SA	Yonkers Financial Corporation
Hudson River Bancorp, Inc.	Ambanc Holding Co., Inc.
American Financial Holdings, Inc.	American Bank of Connecticut
National Commerce Financial Corp.	SouthBanc Shares, Inc.

        For the purpose of this analysis, transaction multiples from the merger were derived from the estimated $26.32 per share deal price and financial data as of April 3, 2003 for Monterey Bay Bancorp, Inc.. KBW also relied upon 2003 Monterey Bay Bancorp, Inc. earnings per share estimates provided by management. KBW compared these results with the multiples implied by the selected transactions listed above. The results of KBW's calculations and the analysis are set forth in the following table.

	UnionBanCal Corporation / Monterey Bay Bancorp, Inc. Transaction	Prior National Thrift Median
Deal Price / Book Value	162%	164%
Deal Price / Tangible Book Value	164%	164%
Deal Price / Trailing 12 Months Earnings per Share	16.3 x	16.3 x
Deal Price / Forward 12 Months Earnings per Share	13.7 x	14.8 x

        No company or transaction used as a comparison in the above analysis is identical to Monterey Bay Bancorp, Inc., UnionBanCal Corporation or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

        Discounted Cash Flow Analysis.    KBW estimated the present value of Monterey Bay Bancorp, Inc. common stock based on a continued independence scenario by calculating the present value of the Monterey Bay Bancorp, Inc. common stock as of December 2005. For purposes of this analysis, a discount rate was calculated based on a model assessing a risk-free interest rate plus a market-based risk adjustment. KBW relied on financial projections provided by Monterey Bay Bancorp, Inc. management. The analysis resulted in a range of values from $22.61 to $27.45 per share.

        KBW stated that the discounted cash flow present value analysis is widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Monterey Bay Bancorp, Inc. common stock.

        Selected Peer Group Analysis.    KBW compared the financial performance and market performance of UnionBanCal Corporation to those of a group of 20 comparable United States bank holding companies. The group included:

  KeyCorp
  Fifth Third Bancorp
  BB&T Corporation
  PNC Financial Services Group, Inc.
  Comerica Incorporated
  SouthTrust Corporation
  Regions Financial Corporation
  Charter One Financial
  AmSouth Bancorporation
  Mellon Financial Corporation
  Union Planters Corporation
  M&T Bank Corporation
  Marshall & Ilsley Corporation
  Huntington Bancshares Incorporated
  Zions Bancorporation
  Compass Bancshares, Inc.
  First Tennessee National Corporation
  Banknorth Group, Inc.
  National Commerce Financial Corporation
  North Fork Bancorporation

        To perform this analysis, KBW used the financial information as of and for the year ended December 31, 2002. Market price information was as of April 3, 2003 and earnings estimates were taken from a nationally recognized earnings estimate consolidator for comparable companies.

        KBW's analysis showed the following concerning UnionBanCal Corporation's financial performance:

Performance Measure	UnionBanCal Corporation	Peer Group Average	Peer Group Median
Return on Assets	1.46%	1.56%	1.56%
Return on Equity	14.12%	17.38%	16.18%
Net Interest Margin	4.74%	4.03%	4.18%
Efficiency Ratio	58.57%	54.92%	53.46%
Equity/Assets	9.36%	8.96%	9.15%
Tangible Equity/Tangible Assets	8.93%	6.85%	6.79%
Non Performing Assets/Assets	0.84%	0.54%	0.49%
Loan Loss Reserves/Non-Performing Loans	180.94%	238.12%	223.81%

        KBW's analysis also showed the following concerning UnionBanCal Corporation's financial performance:

Performance Measure	UnionBanCal Corporation		Peer Group Average		Peer Group Median
Price to Book Multiple Value per Share	1.60	x	2.03	x	1.92	x
Price to Tangible Book Multiple Value per Share	1.69	x	2.82	x	2.44	x
Price to Earnings Multiple, Trailing 12 Months Earnings per Share	11.83	x	12.63	x	11.97	x
Price to Earnings Multiple, based on 2003 GAAP estimated earnings	10.64	x	11.53	x	11.10	x
Dividend Yield	2.80%		3.20%		3.06%

        As part of its investment banking business, KBW is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Monterey Bay Bancorp, Inc. and UnionBanCal Corporation. As a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Monterey Bay Bancorp, Inc. and UnionBanCal Corporation for KBW's own account and for the accounts of its customers.

        Monterey Bay Bancorp, Inc. and KBW have entered into an engagement agreement relating to the services to be provided by KBW in connection with the merger. Monterey Bay Bancorp, Inc. will pay to KBW at the time the merger is completed a cash fee of $1,125,000. Pursuant to the KBW engagement agreement, Monterey Bay Bancorp, Inc. also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

Regulatory approvals we must obtain for the merger to occur

        The proposed merger involves a series of transactions which require several regulatory approvals, notices and related filings. The merger will be accomplished through the following steps:

  •
  Monterey Bay Bancorp, Inc. will merge with and into Monterey Bay Op Sub, LLC, a recently-created operating subsidiary of Monterey Bay Bank;

  •
  Monterey Bay Bank will then merge with and into Union Bank of California, N.A.;

  •
  Monterey Bay Op Sub, LLC will then merge with and into Union Bank of California, N.A; and

  •
  finally, Portola Investment Corporation, currently a wholly-owned subsidiary of Monterey Bay Bank, will merge with and into UBOC Investment Services, Inc., a wholly-owned subsidiary of Union Bank of California, N.A..

        The required approvals and notice filings include:

  •
  approval under the Bank Merger Act and other banking laws from the OCC, the primary regulator of the resulting institution, Union Bank of California, N.A., to merge Monterey Bay Bank with and into Union Bank of California, N.A;

  •
  a filing with the OTS, the primary regulator of the disappearing institution, Monterey Bay Bank, to notify the OTS of the merger of Monterey Bay Bank with and into Union Bank of California, N.A.;

  •
  approval, also under the Bank Merger Act, from the FDIC for the merger of Monterey Bay Op Sub, LLC, a noninsured entity, with and into Union Bank of California, N.A.; and

  •
  filing of a pre-closing report with the Japan FSA, the primary regulator of The Bank of Tokyo-Mitsubishi, Ltd.

        The OCC will take into consideration several factors in determining whether to approve the merger. Under the Bank Merger Act, the OCC must withhold approval of the merger if it finds that the transaction would tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that any such anti-competitive effects of the merger are clearly outweighed in the public interest by the probable effects of the merger in meeting the convenience and needs of the communities to be served.

        In deciding whether to approve the merger, the OCC also takes into consideration the financial and managerial resources and future prospects of Union Bank of California, N.A. following the transaction. The OCC has indicated that it will not approve a significant acquisition unless the resulting institution has sufficient capitalization, taking into account, among other things, asset quality.

        In addition, under the Community Reinvestment Act of 1977, the OCC must take into account the record of performance of Union Bank of California, N.A. and Monterey Bay Bank, in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process for the merger, the OCC will solicit public comments regarding the application. The OCC frequently receives, in merger transactions, protests from community groups and others regarding various aspects of the proposal and, in particular, the extent to which the applicants are complying with Community Reinvestment Act and fair lending laws. Union Bank of California, N.A. and Monterey Bay Bank have received Community Reinvestment Act ratings of "satisfactory" in their most recent Community Reinvestment Act examinations by their respective federal regulators.

        The USA PATRIOT Act also requires the OCC to consider the effectiveness of the insured institution in combating money laundering activities, including in overseas branches.

        The OCC is also authorized (but generally not required) to hold a public hearing or meeting in connection with an application for approval of a merger under the Bank Merger Act if it determines that such a hearing or meeting would be appropriate. A decision by the OCC to hold a public hearing or meeting regarding any such application could prolong the period during which that application is subject to review by the OCC.

        An OCC approval or potential approval of the transaction:

  •
  reflects only the OCC's views that the transaction does not contravene applicable competitive standards imposed by law and is consistent with regulatory policies relating to safety and soundness;

  •
  is not an OCC opinion that the proposed merger is financially favorable to the stockholders or that the OCC has considered the adequacy of the terms of the transaction; and

  •
  IS NOT AN ENDORSEMENT OF OR RECOMMENDATION FOR THE MERGER.

        The merger of Monterey Bay Bank with and into Union Bank of California, N.A. is treated as an "Oakar transaction" pursuant to 12 U.S.C.A. §1815(d) of the Federal Deposit Insurance Act because it entails the acquisition of Monterey Bay Bank's deposits, which are insured primarily by the Savings Association Insurance Fund ("SAIF"), by a Bank Insurance Fund ("BIF") member, Union Bank of California, N.A. No separate regulatory filing is required for this aspect of the transaction. (For further information regarding BIF and SAIF, see "Regulation and Supervision" on page 68). The SAIF and

BIF funds are currently assessed at the same premium rates, although those rates may change in the future.

        Also, the merger may not be consummated for 30 days from the date of approval, during which time it could be challenged by the United States Department of Justice on antitrust grounds. We do not anticipate that the merger will be subject to antitrust challenge. With the approval of the Department of Justice, however, this waiting period may be reduced to no less than 15 days.

New York Stock Exchange listing

        The UnionBanCal Corporation common stock to be issued to Monterey Bay Bancorp, Inc. stockholders must have been approved for listing on the New York Stock Exchange in order for the merger to close.

Interests of certain officers and directors in the merger

        Certain directors and officers of Monterey Bay Bancorp, Inc. and Monterey Bay Bank may receive benefits from the merger that are different from or in addition to the benefits received by other stockholders. These benefits are discussed below.

        Ownership of Monterey Bay Bancorp, Inc. Stock Options.    As of March 31, 2003, executive officers, employees and non-employee directors of Monterey Bay Bancorp, Inc. held options to acquire 367,833 shares of Monterey Bay Bancorp, Inc. common stock. All Monterey Bay Bancorp, Inc. option holders may enter into agreements that provide for their options outstanding immediately prior to the closing of the merger to be cancelled upon completion of the merger, and that in return for cancellation of their options, they each will receive an amount in cash equal to the per share value of the merger consideration less the exercise price of each option. Optionees who exercise their vested options prior to the completion of the merger will receive their per share merger consideration with respect to those shares.

        Ownership of Monterey Bay Bancorp, Inc. Common Stock.    As of the record date, which is May 12, 2003, the directors and executive officers of Monterey Bay Bancorp, Inc. owned an aggregate of 797,135 shares of Monterey Bay Bancorp, Inc. common stock (not including 218,842 shares subject to options exercisable currently or within 60 days of May 12, 2003) which, if owned by them at the effective date, will be entitled to share in the merger consideration. See "Stock Ownership of Management of Monterey Bay Bancorp, Inc." on page 78.

        Salary Continuation Agreements.    Union Bank of California, N.A. will honor existing salary continuation agreements, split-dollar life insurance agreements and bonus agreements related to the life insurance agreements entered into between Monterey Bay Bancorp, Inc. and C. Edward Holden and Mark R. Andino, respectively, the President and Chief Executive Officer and Chief Financial Officer of Monterey Bay Bancorp, Inc. Under the salary continuation agreements, Monterey Bay Bancorp, Inc. has agreed to make annual payments of $120,000 to Mr. Holden and $90,000 to Mr. Andino beginning after their 65th birthday and continuing until their respective deaths. The salary continuation benefits are fully vested. Under the split-dollar life insurance agreements, Monterey Bay Bancorp, Inc. has agreed to pay the estate of Mr. Holden $1,521,586 upon his death and to pay the estate of Mr. Andino $1,148,122 upon his death. Under the bonus agreements related to the life insurance agreements, Monterey Bay Bancorp, Inc. has agreed to make annual payments to Messrs. Holden and Andino approximately equal to their respective tax liabilities for the imputed income attributable to the cost of their life insurance benefit, on an after-tax basis.

        Severance Benefits.    Union Bank of California, N.A. will honor the change in control agreements entered into between Monterey Bay Bancorp, Inc. and David E. Porter, Ben A. Tinkey, Carlene F. Anderson, Susan M. Carlson and Mary Anne Carson. These agreements provide for compensation and benefits as follows: 18 months compensation and 12 months benefits for Mr. Porter, 12 months compensation and benefits for Mr. Tinkey and Ms. Anderson, and 6 months compensation and benefits for Ms. Carlson and Ms. Carson. Compensation and benefits are payable in the event of a change in control of Monterey Bay Bancorp, Inc. or Monterey Bay Bank, as defined in the agreements and if the named employee has been terminated other than for cause, or suffers a material detrimental alteration in authority, or receives a reduction in compensation by 5% or more, or his or her job is relocated from his or her principal place of employment by more than 30 miles.

        Director Emeritus Program.    Effective May 25, 2000, the board of directors adopted the Director Emeritus Program to recognize and reward directors for their years of service and overall contribution to Monterey Bay Bancorp, Inc. The program allows individual directors who have served at least nine years (three terms of three years) to retire between the ages of 65 and 72. Our bylaws provide that all directors must retire from the board of directors no later than December 31 of the year in which they attain the age of 73. Eligible directors receive a title of director emeritus and a cash payment equal to the annual retainer at the current rate as recognition of their contribution and years of service to Monterey Bay Bancorp, Inc. and Monterey Bay Bank. In addition, stock option awards made to a director that have not yet vested when the director becomes a director emeritus will continue to vest in accordance with their original vesting schedule, with no change in expiration date. There are no directors who are currently receiving benefits pursuant to the Director Emeritus Program nor are there any directors currently on the board of either Monterey Bay Bancorp, Inc. or Monterey Bay Bank who are eligible to receive benefits pursuant to the Director Emeritus Program.

        Performance Equity Plan.    The Watsonville Federal Savings & Loan Association 1995 Performance Equity Program for Officers and Employees (the "PEP") provides that in the event of a change in control, all shares of common stock of Monterey Bay Bancorp, Inc. held in a trust pursuant to the PEP ("PEP Shares") subject to a grant shall vest and all PEP Shares reserved for future grants shall automatically be granted and vest to recipients who have previously been granted or allocated PEP Shares and who are employed by Monterey Bay Bank or Monterey Bay Bancorp, Inc. at the time of the change in control. There are no shares of Monterey Bay Bancorp, Inc common stock reserved for future grants under the PEP.

        Employment; Non-competition Agreements.    Union Bank of California, N.A. has offered to enter into an employment agreement and a non-competition agreement with Mr. Holden, contingent upon the consummation of the merger of Monterey Bay Bank with and into Union Bank of California, N.A., on the terms described below. In return for Mr. Holden's services after the merger and through December 31, 2005, and in lieu of his existing employment agreement with Monterey Bay Bancorp, Inc. and Monterey Bay Bank, the employment agreement between Mr. Holden and Union Bank of California, N.A. would provide for:

  •
  a retention bonus of $150,000 payable as soon as practicable after the closing of the merger, subject to repayment on a pro rated basis if Mr. Holden's employment is terminated by Mr. Holden without cause or by Union Bank of California, N.A. for cause prior to December 31, 2004;

  •
  a one-time bonus of $40,000 payable in January 2004;

  •
  an annual salary of at least $200,000;

  •
  an annual bonus of at least $120,000;

  •
  eligibility to participate in employee benefits plans on the same basis as all other employees of Union Bank of California, N.A.;

  •
  severance pay equal to one-year's salary and bonus and continuing benefits coverage for one year, which would become vested upon Mr. Holden's termination as a result of death, disability or termination by Union Bank of California, N.A. without cause any time after the merger is completed, or upon his voluntary resignation after December 31, 2004, or upon the expiration of the term of his employment agreement;

  •
  a monthly automobile usage allowance of $700; and

  •
  reimbursement of business-related expenses including country club dues.

        In return for Mr. Holden's agreement not to compete against Union Bank of California, N.A. within Santa Cruz County or Monterey County, California, for a period of three years after the closing date of the merger, Mr. Holden's non-competition agreement would provide for the payment of $1,000,000 over a three-year period in four installments, the first of which would be for $400,000 and would be payable as soon as is practicable after the closing of the merger. Three subsequent payments of $200,000 would be due annually, commencing one year after the closing of the merger.

        As of the date this proxy statement/prospectus was printed, Union Bank of California, N.A. and Mr. Holden were continuing to negotiate these arrangements.

        Mr. Andino has an employment agreement with Monterey Bay Bancorp, Inc. and Monterey Bay Bank, which, among other benefits, provides for approximately $649,000 of compensation and additional benefits in the event of a change in control of Monterey Bay Bancorp, Inc. or Monterey Bay Bank, subject to certain limitations and restrictions.

        Non-employee directors of Monterey Bay Bancorp, Inc. are expected to sign a non-competition agreement with Union Bank of California, N.A. In return for providing on a reasonable efforts basis such competent financial and business advice, counsel and assistance as Union Bank of California, N.A. shall from time to time request, Union Bank of California, N.A. agrees to pay each such director $6,000 per year for two years following the completion of the merger.

        Union Bank of California, N.A. will provide severance to all Monterey Bay Bank employees and officers, who by reason of the merger become employees of Union Bank of California, N.A. or its affiliates and are thereafter terminated (except for cause), based on Union Bank of California, N.A.'s existing severance policies except for Mr. Holden, Mr. Andino, Mr. Porter, Mr. Tinkey, Ms. Anderson, Ms. Carlson and Ms. Carson, whose benefits are discussed above. See "The Merger Agreement-Employee benefits and agreements" on page 63.

        Indemnification; Directors and Officers Insurance.    Union Bank of California, N.A. has agreed to provide indemnification to the officers, directors and employees of Monterey Bay Bank and Monterey Bay Bancorp, Inc. against any claim in connection with such individual's status as an officer or director to the same extent provided under the articles of incorporation and bylaws of Monterey Bay Bancorp, Inc. as they existed at the time the merger agreement was signed. Union Bank of California, N.A. has also agreed that all rights to indemnification provided in Monterey Bay Bancorp, Inc.'s and its subsidiaries' governing documents shall continue in effect following the effective time with respect to events occurring before the effective time of the merger. Monterey Bay Bancorp, Inc. and Union Bank of California, N.A. will arrange for extended reporting period insurance coverage for all directors' and officers' liability insurance, for a period of 6 years after the effective time at an annual premium not in excess of 2.5 times the last annual premium prior to the signing of the merger agreement.

Accounting treatment

        The merger will be accounted for as a purchase transaction under accounting principles generally accepted in the United States of America.

        In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations and is effective for all business combinations after June 30, 2001. SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and is effective for fiscal years beginning after December 15, 2001. In October 2002, the FASB issued SFAS No. 147, "Acquisition of Certain Financial Institutions." This statement amended SFAS No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions." The provisions of this Statement that relate to the application of the purchase method of accounting apply to all acquisitions of financial institutions, except transactions between two or more mutual enterprises. With the adoption of SFAS No. 142, goodwill is no longer subject to amortization over its estimated useful life, rather goodwill will be subject to at least an annual assessment for impairment. The merger will be accounted for in accordance with SFAS No. 141. Any related goodwill or other intangible assets acquired through the transaction will be accounted for in accordance with SFAS No. 142.

Certain federal income tax consequences

The following discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger. Monterey Bay Bancorp, Inc. and UnionBanCal Corporation will not bear any expenses incurred by any stockholder arising from disputes with the IRS or any state or foreign tax agency over the tax consequences of the merger.

        The following are the expected material United States federal income tax considerations of the merger generally applicable to Monterey Bay Bancorp, Inc. shareholders. The following discussion is based on and subject to the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, existing interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of the discussion. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

  •
  stockholders who are not United States persons;

  •
  financial institutions;

  •
  tax exempt organizations;

  •
  insurance companies;

  •
  dealers in securities;

  •
  traders in securities that elect to use a mark-to-market method of accounting;

  •
  stockholders who acquired their shares of Monterey Bay Bancorp, Inc. pursuant to the exercise of employee stock options or otherwise acquired shares as compensation; and

  •
  stockholders who hold their shares of Monterey Bay Bancorp, Inc. as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction.

        This discussion assumes you hold your shares of Monterey Bay Bancorp, Inc. stock as capital assets within the meaning of Section 1221 of the Code.

        Neither Monterey Bay Bancorp, Inc. nor UnionBanCal Corporation has requested a ruling from the IRS in connection with the merger. It is a condition to the consummation of the merger that Monterey Bay Bancorp, Inc. and Monterey Bay Bank and UnionBanCal Corporation each receive opinions from their respective counsel that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes. Such tax opinions neither bind the IRS nor preclude the IRS from adopting a contrary position, and it is possible that the IRS may successfully assert a contrary position in litigation or other proceedings. Such tax opinions are based on the then-existing law, are subject to certain assumptions and qualifications and are based in part on the truth and accuracy of certain representations of Monterey Bay Bancorp, Inc., Monterey Bay Bank, UnionBanCal Corporation and Union Bank of California, N.A.

        UnionBanCal Corporation, Monterey Bay Bancorp, Inc. and Monterey Bay Bank expect that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. The following discussion assumes that the merger will be treated accordingly.

        Monterey Bay Bancorp, Inc. Stockholders Who Receive Only UnionBanCal Corporation Common Stock.    If you are a holder of Monterey Bay Bancorp, Inc. common stock, except as discussed below with respect to cash received in lieu of fractional shares, you will not recognize gain or loss for United States federal income tax purposes if you exchange your Monterey Bay Bancorp, Inc. common stock solely for UnionBanCal Corporation common stock pursuant to the merger.

        Monterey Bay Bancorp, Inc. Stockholders Who Receive Both UnionBanCal Corporation Common Stock and Cash.    If you are a holder of Monterey Bay Bancorp, Inc. common stock and you receive both UnionBanCal Corporation common stock and cash (other than cash received in lieu of fractional shares) in exchange for your Monterey Bay Bancorp, Inc. common stock, you will recognize any gain, but not loss, in an amount equal to the lesser of:

  (i)
  the excess, if any, of:

  (1)
  the sum of the fair market value at the effective time of the merger of the UnionBanCal Corporation common stock and cash received; over

  (2)
  your tax basis in the shares of Monterey Bay Bancorp, Inc. common stock exchanged in the merger; and

  (ii)
  the amount of cash that you receive in exchange for your Monterey Bay Bancorp, Inc. common stock.

        Any gain will be treated as capital gain unless the receipt of the cash has the effect of the distribution of a dividend for U.S. federal income tax purposes, in which case the gain will be treated as ordinary dividend income to the extent of your ratable share of Monterey Bay Bancorp, Inc.'s accumulated earnings and profits. Any capital gain will be long-term capital gain if, as of the date of the merger, your holding period in your Monterey Bay Bancorp, Inc. common stock is greater than one year. The following is a brief discussion of the tax treatment described above; however, you should consult your own tax advisor about the possibility that all or a portion of any cash received in exchange for Monterey Bay Bancorp, Inc. common stock will be treated as a dividend.

        The stock redemption provisions of Section 302 of the Code apply in determining whether cash received by you in exchange for your Monterey Bay Bancorp, Inc. common stock has the effect of a distribution of a dividend under Section 356(a)(2) of the Code, which we refer to as a hypothetical redemption analysis. Under the hypothetical redemption analysis, you will be treated as if the portion of Monterey Bay Bancorp, Inc. common stock that you exchange for cash in the merger will instead be exchanged for UnionBanCal Corporation common stock, which we call the hypothetical shares, followed immediately by a redemption of the hypothetical shares by UnionBanCal Corporation for cash. Under the principles of Section 302 of the Code, you will recognize capital gain rather than dividend income with respect to the cash received if the hypothetical redemption is "not essentially equivalent to a dividend" or is "substantially disproportionate" with respect to you. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Code will apply in comparing your ownership interest in UnionBanCal Corporation both immediately after the merger (but before the hypothetical redemption) and after the hypothetical redemption.

        If you are a holder of Monterey Bay Bancorp, Inc. common stock, whether the hypothetical redemption by UnionBanCal Corporation of the hypothetical shares for cash is "not essentially equivalent to a dividend" will depend on your particular circumstances. However, the hypothetical redemption must, in any event, result in a "meaningful reduction" in your percentage ownership of UnionBanCal Corporation common stock. In determining whether the hypothetical redemption by UnionBanCal Corporation results in a meaningful reduction in your percentage ownership of UnionBanCal Corporation common stock, and, therefore, does not have the effect of a distribution of a dividend, you should compare your interest in UnionBanCal Corporation (including interests owned actually, hypothetically and constructively) immediately after the merger (but before the hypothetical redemption) to your interest after the hypothetical redemption. The Internal Revenue Service has indicated, in Revenue Ruling 76-385, that a stockholder in a publicly-held corporation whose relative stock interest in the corporation is minimal and who exercises no "control" over corporate affairs is generally treated as having had a meaningful reduction in his or her stock after a redemption transaction if his or her percentage stock ownership in the corporation has been reduced to any extent, taking into account the stockholder's actual and constructive ownership before and after the hypothetical redemption.

        If you are a holder of Monterey Bay Bancorp, Inc. common stock, the hypothetical redemption transaction would be "substantially disproportionate," and, therefore, would not have the effect of a distribution of a dividend if you own less than 50% of the voting power of the outstanding UnionBanCal Corporation common stock and the percentage of UnionBanCal Corporation common stock actually and constructively owned by you immediately after the hypothetical redemption is less than 80% of the percentage of UnionBanCal Corporation common stock actually, hypothetically and constructively owned by you immediately before the hypothetical redemption.

        Monterey Bay Bancorp, Inc. Stockholders Who Receive Only Cash.    If you are a holder of Monterey Bay Bancorp, Inc. common stock who exchanges all of your shares of common stock for cash or who exercises appraisal rights in connection with the merger, you will generally recognize capital gain to the extent the amount of cash received in the merger exceeds your tax basis in the Monterey Bay Bancorp, Inc. common stock, or loss to the extent your tax basis in Monterey Bay Bancorp, Inc. common stock exceeds the amount of cash received in the exchange. Any capital gain or loss will be long-term capital gain or loss if you have held your shares of Monterey Bay Bancorp, Inc. common stock for more than one year at the time the merger is completed. Long-term capital gain of a non-corporate U.S. shareholder is generally subject to a maximum rate of 20%, or 18% if the asset is held for five years or longer.

        Tax Basis and Holding Period.    The aggregate tax basis of the UnionBanCal Corporation common stock you receive as a result of the merger will be the same as your aggregate tax basis in the Monterey Bay Bancorp, Inc. common stock you surrender in exchange for the UnionBanCal Corporation common stock, decreased by the amount of cash received in the merger and increased by the amount of dividend or gain recognized in the merger. The holding period of the UnionBanCal Corporation common stock you receive as a result of the exchange will include the holding period of the Monterey Bay Bancorp, Inc. common stock you exchange in the merger.

        Cash Received in Lieu of Fractional Shares.    If you receive cash in the merger instead of a fractional share interest in UnionBanCal Corporation common stock, you will be treated as having received the cash in redemption of the fractional share interest. Assuming that, immediately after the merger, you hold a minimal interest in UnionBanCal Corporation, you exercise no control over UnionBanCal Corporation and, as a result of the deemed redemption and after giving effect to certain constructive ownership rules, you experience an actual reduction in your interest in UnionBanCal Corporation, you will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and your adjusted tax basis allocable to such fractional share. Otherwise, the cash payment may be taxable to you as a dividend. Any capital gain or loss will be long-term capital gain or loss if you have held your shares of Monterey Bay Bancorp, Inc. common stock for more than one year at the time the merger is completed. Long-term capital gain of a non-corporate U.S. shareholder is generally subject to a maximum rate of 20%, or 18% if the asset is held for five years or longer.

        Backup Withholding and Information Reporting.    If you receive cash in exchange for surrendering your shares of Monterey Bay Bancorp, Inc. common stock, you may be subject to information reporting and backup withholding at a rate currently equal to 30% if you are a non-corporate United States person and you (i) fail to provide an accurate taxpayer identification number; (ii) are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or (iii) in certain circumstances, fail to comply with applicable certification requirements.

Dissenters' rights of appraisal

        Stockholders of Monterey Bay Bancorp, Inc. are entitled to certain dissenter's appraisal rights if they perfect their rights in accordance with Section 262 of the Delaware General Corporation Law. Section 262 of the Delaware General Corporation Law is included in this proxy statement/prospectus as Annex C.

        The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex C. This discussion and Annex C should be reviewed carefully by any stockholder who wishes to exercise any dissenters' rights or who wishes to preserve any right to do so, since failure to comply with the procedures prescribed in Section 262 of the Delaware General Corporation Law would result in the loss of dissenters' rights under that provision.

        Dissenter's rights under Section 262 of the Delaware General Corporation Law.    Under Section 262 of the Delaware General Corporation Law, Monterey Bay Bancorp, Inc. stockholders have appraisal rights in connection with the merger. Stockholders who do not wish to accept the merger consideration and wish to exercise appraisal rights can dissent from the transaction and have the fair value of their shares judicially determined and paid in cash.

        Any Monterey Bay Bancorp, Inc. stockholder who strictly complies with the procedures specified in Section 262 of the Delaware General Corporation Law is entitled to have such stockholder's shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares as of the effective time of the merger, as determined by the Chancery Court, in lieu of the merger consideration. The following is a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, which is attached as Annex C to this proxy statement/prospectus. Stockholders should carefully review Section 262 of the Delaware General Corporation Law as well as information discussed below.

        If you wish to exercise appraisal rights, you must do ALL of the following:

  •
  file with Mary Anne Carson, Monterey Bay Bancorp, Inc.'s corporate secretary, at its main office at 567 Auto Center Drive, Watsonville, California 95076, a written demand identifying yourself and expressly requesting an appraisal, before the vote is taken on the merger agreement at the special meeting (the written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement);

  •
  neither voting against, abstaining from voting nor failing to vote on the merger agreement will constitute a demand for appraisal;

  •
  not vote in favor of the merger agreement (voting against, abstaining from voting or not voting at all will satisfy this requirement): a vote in favor of the merger agreement, in person or by proxy, or the return of a signed proxy that does not specify a vote against adoption of the merger agreement, will constitute a waiver of your appraisal rights and will nullify any previously filed written demand for appraisal; and

  •
  continue to hold your shares through the effective time of the merger.

        Within 10 days after the effective time of the merger, Union Bank of California, N.A., as successor to Monterey Bay Bancorp, Inc. will give written notice that the merger has become effective to each stockholder who has satisfied the requirements of Section 262 of the Delaware General Corporation Law and has not voted in favor of adopting the merger agreement. Within 120 days after the effective time, Union Bank of California, N.A., as successor to Monterey Bay Bancorp, Inc. or the dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares all dissenting stockholders entitled to appraisal. Any dissenting stockholder desiring to file a petition is advised to file on a timely basis unless the dissenting stockholder receives notice that another stockholder of Monterey Bay Bancorp, Inc. has already filed a petition. If a petition for appraisal is not timely filed, appraisal rights will cease.

        If a petition for appraisal is timely filed, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the amount determined to be the fair value. The Court will take into account all relevant factors. The Court may determine that fair value is more than, less than or equal to the merger consideration that dissenting stockholders would otherwise be entitled to receive under the merger agreement had the stockholder not dissented.

        The costs of the appraisal proceeding will be determined by the Court and taxed against the parties as the Court determines to be equitable under the circumstances. Upon the application of any stockholder, the Court may determine the amount of interest, if any, to be paid on the value of the stock of stockholders entitled to interest. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        After the effective time of the merger, no dissenting stockholder has voting rights, or any right to receive dividends or distributions declared on his or her stock, unless payable to stockholders of record as of a date prior to the effective time of the merger. If a dissenting stockholder delivers a written withdrawal of the demand for an appraisal within 60 days after the effective time, or thereafter with the written approval of Union Bank of California, N.A., as successor to Monterey Bay Bancorp, Inc., or if no petition for appraisal is filed within 120 days after the effective time, then appraisal rights will cease and the stockholder will be entitled to receive only the merger consideration.

        A stockholder who fails to comply with section 262 of the Delaware General Corporation Law is bound by the terms of the merger agreement. Accordingly, stockholders who wish to dissent should review this law, which is set forth in Annex C to this proxy statement/prospectus, very carefully and consult their legal advisors.

        Certain Federal Tax Implications of Exercise of Dissenter's Rights.    The receipt of a cash payment for dissenting shares will result in recognition of gain or loss for federal income tax purposes by dissenting stockholders. See "The Merger—Certain federal income tax consequences" on page 46.

Resales of UnionBanCal Corporation common stock

        The shares of UnionBanCal Corporation common stock to be issued to stockholders of Monterey Bay Bancorp, Inc. under the merger agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders who will not be affiliates of UnionBanCal Corporation after the merger and who were not affiliates of Monterey Bay Bancorp, Inc. on the date of the special meeting.

        All directors and executive officers of Monterey Bay Bancorp, Inc. are considered affiliates of Monterey Bay Bancorp, Inc. for this purpose. They may resell shares of UnionBanCal Corporation common stock received in the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each Monterey Bay Bancorp, Inc. director and each other person deemed to be an affiliate has entered into an agreement with UnionBanCal Corporation providing that the person will not transfer any shares of UnionBanCal Corporation common stock received in the merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any UnionBanCal Corporation shares.

The Merger Agreement

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this document as Annex A. The merger agreement is incorporated by reference into this document. We urge you to read the merger agreement in its entirety.

Structure of the merger; effective time

        The merger agreement contemplates the merger of Monterey Bay Bancorp, Inc., and Monterey Bay Bank, with and into Union Bank of California, N.A. Union Bank of California, N.A. will be the surviving bank in the merger and will continue its existence as a national banking association and will continue to operate as a commercial bank and wholly owned subsidiary of UnionBanCal Corporation.

        If the merger agreement is adopted, there will be several related transactions necessary to complete the transaction:

  •
  first, Monterey Bay Bancorp, Inc. will merge with and into a recently-created, Delaware limited liability company called Monterey Bay Op Sub, LLC, which is a wholly-owned operating subsidiary of Monterey Bay Bank, with Monterey Bay Op Sub, LLC as the surviving entity. Initially, the former stockholders of Monterey Bay Bancorp, Inc. will become entitled to receive shares of common stock of Monterey Bay Bank; however, as a result of the remaining transactions described below, those stockholders will become entitled to receive the merger consideration described below;

  •
  then, Monterey Bay Bank will merge with and into Union Bank of California, N.A., with Union Bank of California, N.A. as the surviving entity;

  •
  then, Monterey Bay Op Sub, LLC will merge with and into Union Bank of California, N.A., with Union Bank of California, N.A. as the surviving entity;

  •
  finally, Monterey Bay Bank's nonbank subsidiary, Portola Investment Corporation, a California corporation, will merge with and into UBOC Investment Services, Inc., a California corporation and wholly owned subsidiary of Union Bank of California, N.A., with UBOC Investment Services, Inc. as the surviving entity.

As a result of these transactions,

  •
  Monterey Bay Bancorp, Inc. will no longer exist;

  •
  Monterey Bay Bank will no longer exist as a separate entity, and its operations will become a part of the operations of Union Bank of California, N.A.;

  •
  the certificates formerly representing shares of common stock of Monterey Bay Bancorp, Inc. will be converted first, into the right to receive common stock of Monterey Bay Bank, and then into the right to receive in exchange the merger consideration.

The transactions contemplated by the merger agreement will become effective once all of the preliminary merger transactions noted above have become effective. This will occur, in turn, upon:

  •
  filing of a certificate of merger with the Delaware Secretary of State, in the case of the merger of Monterey Bay Bancorp, Inc. with and into Monterey Bay Op Sub, LLC;

  •
  filing of an agreement of merger with the OCC, in the case of the merger of Monterey Bay Bank with and into Union Bank of California, N.A.;

  •
  filing of an agreement of merger with the OCC and a certificate of merger with the Delaware Secretary of State, in the case of the merger of Monterey Bay Op Sub, LLC with and into Union Bank of California, N.A.; and

  •
  filing of an agreement of merger with the California Secretary of State, in the case of the merger of Portola Investment Corporation with and into UBOC Investment Services, Inc.

        The closing of the merger will take place no later than the last day of the month in which all of the conditions stated in the merger agreement have been satisfied or waived, unless the parties to the merger agreement agree to another time or date. See "—Conditions to the completion of the merger" on page 62.

Conversion of Monterey Bay Bancorp, Inc. common stock

        Consideration.    As of the effective time of the merger of Monterey Bay Bank with and into Union Bank of California, N.A., your shares of Monterey Bay Bancorp, Inc. common stock will have been converted into the right to receive shares of Monterey Bay Bank common stock. Your shares of Monterey Bay Bank common stock will be converted into the right to receive, at your election of (but subject to the limitations described below), UnionBanCal Corporation common stock and/or cash calculated as described below, without interest. The allocation of cash consideration and stock consideration will be dependent, among other factors, on the elections made by other Monterey Bay Bancorp, Inc. stockholders and may result in a stockholder receiving a mixture of stock and cash that is different from that which they elected. See "—Elections" on page 54. Elections will not apply to the Monterey Bay Bancorp, Inc. common stock held by the 401(k) plan, or the ESOP, including shares allocated to participants' accounts and shares pledged as collateral for the ESOP's loan, which will receive only cash consideration.

        Union Bank of California, N.A. will pay cash of at least $48,250,000 and UnionBanCal Corporation will issue no more than 1,340,277 shares of its common stock for all of the outstanding shares and the unexercised employee and non-employee director stock options of Monterey Bay Bancorp, Inc. such that the combined value of cash and UnionBanCal Corporation common stock will be between $92,479,167 and $99,789,773, excluding the cash and/or stock added as a result of the exercise of Monterey Bay Bancorp, Inc. stock options before the merger is completed.

        The exact number of shares of UnionBanCal Corporation common stock to be issued in the merger will vary depending on the average closing price for UnionBanCal Corporation common stock for a 20 day trading period that ends on the third trading day before the merger closes. In addition, the value of the stock component will vary also depending on UnionBanCal Corporation's average closing price. The following table illustrates the possible variations:

UnionBanCal Corporation Average Closing Price	Aggregate Value of Stock Component	Aggregate Number of UnionBanCal Corporation Shares to be Issued	Per Share Value of Merger Consideration*
Greater than $47	$51,539,773	$51,539,773 / Average Closing Price	$27.18
Greater than $44 Not greater than $47	1,096,590 × Average Closing Price	1,096,590	$26.32 - $27.18
At least $36 Not greater than $44	$48,250,000	$48,250,000 / Average Closing Price	$26.32
Less than $36	1,340,277 × Average Closing Price	1,340,277	$25.27 - $26.32

*
The per share value of merger consideration calculations assume there will be outstanding at the completion of the merger 3,459,624 shares of Monterey Bay Bancorp, Inc. common stock and 367,833 options to acquire shares of Monterey Bay Bancorp, Inc. common stock with an average exercise price of $11.5012 per share.

        In addition, if the average closing price of UnionBanCal Corporation common stock is less than $33.00 per share, Union Bank of California, N.A. will add enough cash to the merger consideration so that the combination of cash and shares of UnionBanCal Corporation common stock will equal at least $92,479,167, excluding the cash and/or shares of UnionBanCal Corporation common stock that will be added pursuant to the exercise of options to acquire shares of Monterey Bay Bancorp, Inc. common stock. The per share value of the merger consideration would be approximately $25.27.

        In the event holders of Monterey Bay Bancorp, Inc. stock options exercise their options at any time after April 7, 2003 through the effective time of the merger of Monterey Bay Bank with and into Union Bank of California, N.A., UnionBanCal Corporation and Union Bank of California, N.A. will add cash and/or UnionBanCal Corporation common stock to the merger consideration in amounts which together equal the aggregate exercise price paid by persons exercising their Monterey Bay Bancorp, Inc. stock options.

        In no event will the amount of cash paid by Union Bank of California, N.A. in the merger exceed 55% of the total value of the cash and UnionBanCal Corporation common stock issued in the merger.

        Each holder of options to purchase Monterey Bay Bancorp, Inc. common stock who does not exercise his or her options prior to the merger and who agrees to cancel all of his or her options upon the effectiveness of the merger of Monterey Bay Bank with and into Union Bank of California, N.A., will receive, following the merger, an amount in cash equal to the per share value of the merger consideration minus the exercise price of each option for each unexercised option held by such person. If a holder of Monterey Bay Bancorp, Inc. stock options does not exercise his or her stock options or enter into a cancellation agreement, that person will not receive any of the merger considerations with respect to his or her stock options. Also, neither Union Bank of California, N.A. nor UnionBanCal Corporation will issue any replacement option or recognize these options as a right to acquire shares of UnionBanCal Corporation common stock. As of March 31, 2003, holders of Monterey Bay Bancorp, Inc. stock options currently held options to purchase an aggregate of 367,833 shares of Monterey Bay Bancorp, Inc. common stock at an average exercise price of $11.5012 per share. Given the number of shares of Monterey Bay Bancorp, Inc. common stock and options outstanding and the price of UnionBanCal Corporation's common stock at May 14, 2003, this equated to an aggregate consideration of $96,500,000 and a value of approximately $26.32 per share of Monterey Bay Bancorp, Inc. common stock on that date. We encourage you to obtain updated quotes of UnionBanCal Corporation's common stock.

        Elections.    You will be offered the opportunity to elect to receive merger consideration in the form of UnionBanCal Corporation common stock, cash or a combination of both in exchange for your shares of Monterey Bay Bancorp, Inc. common stock. However, because the amounts of cash consideration and stock consideration to be paid in the merger are each limited, regardless of your choice, you may actually receive a combination of cash and shares of UnionBanCal Corporation common stock that is different from that which you elected to receive. The amount of cash and/or shares you will receive will depend on:

  •
  the amount of cash Union Bank of California, N.A. pays to Monterey Bay Bancorp, Inc. employees and non-employee directors who enter into agreements with Monterey Bay Bancorp, Inc. to cancel their stock options in return for cash payments;

  •
  the amount of cash Union Bank of California, N.A. pays for the shares of Monterey Bay Bancorp, Inc. common stock held by the 401(k) and the ESOP;

  •
  how many Monterey Bay Bancorp, Inc. stockholders validly exercise dissenter's rights, since cash equal to the per share value of the merger consideration multiplied by the number of dissenting shares will be set aside from the amount of cash consideration, before payments are made to any other person;

  •
  any additional cash and/or stock consideration which Union Bank of California, N.A. adds to the merger consideration because of the exercise of stock options following April 7, 2003 and before the completion of the merger or because the average closing price of UnionBanCal Corporation common stock is below $33.00 per share for the 20 trading days ending on the third trading day before the closing of the merger; and,

  •
  the ratio of cash and stock elections made by other stockholders. Also, stockholder elections may have to be pro-rated to ensure that at least 45% of the merger consideration is paid in UnionBanCal Corporation common stock and no more than 55% of the merger consideration is paid in cash.

        The amount of cash and/or UnionBanCal Corporation common stock you will receive will be affected by the following priorities and by the choices made by other Monterey Bay Bancorp, Inc. stockholders:

  •
  we will first set aside cash with respect to shares held by stockholders who validly exercise dissenter's rights;

  •
  we will then pay cash to holders of Monterey Bay Bancorp, Inc. stock options that have entered into agreements to have those options cancelled upon the closing of the merger; and

  •
  we will then pay cash to acquire the outstanding shares of Monterey Bay Bancorp, Inc. held in trust under the 401(k) and the ESOP.

        The sequence of the distribution of the remaining cash consideration will depend upon whether the aggregate number of shares electing cash exceeds the remaining cash or the aggregate number of shares electing UnionBanCal Corporation common stock exceeds the available stock.

        If shares electing cash exceed the remaining cash, then:

  •
  first, each share electing stock consideration and each share making no election will have the right to receive UnionBanCal Corporation common stock;

  •
  then, all shares electing cash will have the right to receive, on a pro rata basis, the remainder of the stock consideration until the stock consideration is used up; and

  •
  then, the remaining shares electing cash will have the right to receive the remaining cash consideration on a pro rata basis, until the cash consideration is used up.

        If shares electing UnionBanCal Corporation common stock exceed the available stock, then:

  •
  first, each share electing cash and each share making no election will have the right to receive cash from the remaining cash consideration;

  •
  then, all shares electing stock will have right to receive, on a pro rata basis, the remainder of the cash consideration until the cash consideration is used up; and

  •
  then, the remaining shares electing stock will have the right to receive stock consideration on a pro rata basis, until the stock consideration is used up.

        If cash elections do not exceed the remaining cash, and stock elections do not exceed the available stock, then:

  •
  first, each share making no election will be deemed to be, on a pro rata basis, shares electing stock until, in combination with the shares electing stock, the available stock consideration is used up;

  •
  then, the remaining shares making no election will be deemed to be shares electing cash;

  •
  then, all shares electing cash (or deemed to have elected cash) will have the right to receive cash consideration; and

  •
  then, all shares electing stock (or deemed to have elected stock) will have the right to receive stock consideration.

        In the event UnionBanCal Corporation pays, declares or otherwise effects a reclassification, recapitalization, stock dividend, stock split or reverse stock split, with respect to UnionBanCal Corporation common stock between the date of the merger agreement and the effective time of the merger, appropriate adjustments will be made to the number of shares of UnionBanCal Corporation common stock into which your shares of Monterey Bay Bancorp, Inc. common stock will be converted.

Fractional shares

        You will not receive any fractional shares of UnionBanCal Corporation common stock. If you are entitled to a fraction of a share of UnionBanCal Corporation common stock you will, instead, receive an amount in cash equal to the average closing share price of UnionBanCal Corporation common stock, calculated as described above, multiplied by the fractional share. You will not be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

Stock options

        Under the merger agreement, prior to the effective time of the merger, Monterey Bay Bancorp, Inc. is required to use its commercially reasonable efforts to obtain from each option holder who has not exercised all of his or her options, an agreement between the option holder and Monterey Bay Bancorp, Inc. agreeing to cancel all remaining stock options. In return for canceling their options, each option holder will receive, following the merger, an amount in cash equal to the per share value of the merger consideration less the exercise price of each such option. Following the completion of the merger, neither UnionBanCal Corporation or Union Bank of California, N.A. will issue any replacement option for any such option or recognize any such option as a right to acquire shares of UnionBanCal Corporation common stock, and no holder of an unexercised Monterey Bay Bancorp, Inc. stock option shall have further right or entitlement with respect to the common stock of Monterey Bay Bancorp, Inc. or UnionBanCal Corporation except those optionees who have entered into agreements with Monterey Bay Bancorp, Inc. canceling their options in return for cash.

Election of cash consideration or stock consideration

        The letter of transmittal/election form enclosed with this proxy statement/prospectus contains instructions for endorsing and surrendering your Monterey Bay Bancorp, Inc. stock certificates and choosing the type of consideration you would prefer. You may change or revoke your election by written notice to the exchange agent if the notice is received before the election deadline stated in the form. However, if you do not return your Monterey Bay Bancorp, Inc. stock certificates accompanied by a properly completed letter of transmittal/election form by the time stated in the form, you will receive merger consideration in stock and/or cash, depending on the choices made by other Monterey Bay Bancorp, Inc. stockholders.

Exchange agent; exchange procedure

        Under the merger agreement, Union Bank of California, N.A. has appointed Computershare Trust Company of New York as exchange agent for the purpose of exchanging the merger consideration for Monterey Bay Bancorp, Inc. stock certificates. Please follow the instructions on the enclosed letter of transmittal/election form in sending your certificates.

        You will not receive any dividends or other distributions of any kind which are declared payable to shareholders of record of UnionBanCal Corporation common stock after the effective time of the merger until you surrender your Monterey Bay Bancorp, Inc. stock certificates. Upon surrender, you will be paid, without interest, any dividends or other distributions with respect to the shares of UnionBanCal Corporation common stock as to which the record date and payment date occurred on or after the effective time of the merger and on or before the date on which you surrendered your Monterey Bay Bancorp, Inc. stock certificates.

        Neither Monterey Bay Bancorp, Inc. nor UnionBanCal Corporation will be liable to you for such shares (or dividends or distributions thereon) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        In order for your election to be acceptable by the exchange agent, your election must be properly completed and signed and accompanied by your Monterey Bay Bancorp, Inc. stock certificates or guarantee of delivery as described below. The exchange agent must receive your properly completed election by the election deadline, which is 5:00 p.m., Eastern Time, on June 23, 2003. If you cannot locate your stock certificates in time to submit them by the election deadline, your broker or bank may submit by the election deadline a guarantee of delivery of the certificates, as explained in the letter of transmittal/election form. Your stock certificates must in fact be received by the exchange agent by the time required in the guarantee of delivery in order for your election to be validly made.

        You may change your election at any time prior to the election deadline. To do so, you must send written notice to the exchange agent, accompanied by a properly completed and signed revised form of election. The exchange agent must receive your notice prior to the election deadline. If Union Bank of California, N.A. determines in its reasonable discretion that your election is not properly made in whole or in part, your election will be deemed to be ineffective unless you thereafter submit a proper and timely election.

        You may also revoke your election at any time prior to the election deadline by sending written notice to the exchange agent, which the exchange agent must receive prior to the election deadline. You may also revoke your election at any time prior to the election deadline by withdrawing your Monterey Bay Bancorp, Inc. stock certificates, or by withdrawing your bank or broker's guarantee of delivery of your certificates.

Representations and warranties

        In the merger agreement, UnionBanCal Corporation, Union Bank of California, N.A., Monterey Bay Bancorp, Inc. and Monterey Bay Bank make certain customary representations, including those related to the following:

  •
  incorporation, valid existence and authority to conduct business;

  •
  authorization to enter into the merger agreement;

  •
  the absence of any material conflict between the merger agreement and other agreements to which each is a party, its charter documents or any law applicable to such party;

  •
  capital structure;

  •
  the timeliness and accuracy of information in regulatory filings;

  •
  the accuracy of information in the registration statement of which this document is a part;

  •
  compliance with applicable laws;

  •
  necessary licenses and permits;

  •
  the absence of material litigation involving it;

  •
  ability to obtain regulatory approvals within time period anticipated by the merger agreement; and

  •
  the absence of any change in the business or operations of any party that would be likely to have a material adverse effect on that party.

        Monterey Bay Bancorp, Inc. and Monterey Bay Bank make additional representations concerning:

  •
  the absence of any anti-takeover statute that would prohibit or restrict the ability of Monterey Bay Bancorp, Inc. or Monterey Bay Bank to consummate the transactions contemplated by the merger agreement;

  •
  all interest rate management arrangements were entered into in the ordinary course of business in accordance with customary practice;

  •
  the absence of special purpose entities, other than as set forth in Monterey Bay Bancorp, Inc.'s financial statements, in which Monterey Bay Bancorp, Inc. or any of its subsidiaries have an economic or management interest;

  •
  the ownership by Monterey Bay Bancorp, Inc. of its subsidiaries and the absence of any other subsidiaries;

  •
  the absence of a default under any material contract since December 31, 2002;

  •
  the accuracy of corporate books and records;

  •
  the absence of any merchant credit card processing business;

  •
  title to and condition of its assets and business;

  •
  compliance with ERISA;

  •
  status of employee benefit plans and other compensation arrangements and related liabilities;

  •
  documentation of loans, guarantees and financial instruments in accordance with the policies of Monterey Bay Bank;

  •
  the credit quality of its loan portfolio;

  •
  the adequacy of its allowance for loan losses;

  •
  the absence of restrictions on investments, assets and collateral;

  •
  the status of its insurance coverage and claims;

  •
  the filing of tax returns and payment of taxes;

  •
  compliance with environmental laws;

  •
  the absence of hazardous materials on any of its properties;

  •
  extensions of credit to, deposit relationships or other contractual relationships with directors and certain officers of Monterey Bay Bancorp, Inc., Monterey Bay Bank or their respective subsidiaries;

  •
  the existence of certain contracts and agreements;

  •
  receipt of a fairness opinion from its financial advisor;

  •
  the absence of undisclosed liabilities;

  •
  responsibility for broker's fees;

  •
  any regulatory agreements affecting it; and

  •
  whether any claims or any basis for claims of indemnification by directors and officers exists.

Conduct of business pending the merger and other covenants

        The merger agreement requires Monterey Bay Bancorp, Inc. and Monterey Bay Bank to take or not take certain actions prior to the effective time of the merger. These restrictions are summarized below.

  •
  Without the prior written consent of Union Bank of California, N.A., Monterey Bay Bancorp, Inc. may not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property;

  •
  Monterey Bay Bancorp, Inc., Monterey Bay Bank and Portola Investment Corporation must continue to carry on the ordinary course of their business and without Union Bank of California, N.A.'s consent, may not:

  •
  issue any capital stock or any options, warrants or other rights or securities convertible into or exchangeable for any capital stock, except pursuant to stock options outstanding on the date of the merger agreement;

  •
  redeem, purchase or otherwise acquire any capital stock or ownership interests of Monterey Bay Bancorp, Inc., Monterey Bay Bank or Portola Investment Corporation;

  •
  effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

  •
  amend its articles or certificate of incorporation or bylaws or equivalent documents;

  •
  enter into or modify any employment agreement, severance agreement, change of control agreement, or plan, or increase compensation to directors, officers or employees except as required by law and except as required by any such plan and except for ordinary and normal increases to employees consistent with past practices not to exceed 5%;

  •
  pay or agree to pay or accrue any bonus except pursuant to existing agreements, or adopt or make any change in any bonus, insurance, bank-owned life insurance policy, or pension or other benefit plan, except for cooperating with Union Bank of California, N.A. in preparing a retention bonus program intended to encourage the continued productive employment of certain key personnel;

  •
  borrow or agree to borrow any funds, or indirectly guarantee or agree to guarantee any obligations of others, except for deposit-taking and repurchase transactions in the ordinary course of business and borrowings not to exceed a maturity of 90 days and repurchase transactions in the ordinary course of its business;

  •
  make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit beyond certain limits, without permission of Union Bank of California, N.A.'s Chief Credit Officer;

  •
  enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account other than U.S. Treasury obligations or obligations of agencies of the U.S. government with maturities of less than one year, U.S. government agency mortgage backed securities with an average life of 2 years or less, U.S. government agency mortgage derivative securities (PACs and Sequentials) that are not high risk and with an average life of 2 years or less, and deposits in an overnight account at the Federal Reserve Bank of San Francisco or the Federal Home Loan Bank of San Francisco;

  •
  make any material changes in its policies concerning loan underwriting or which persons may approve loans;

    •
    increase or decrease the rate of interest paid on interest-bearing deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

    •
    enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of one year and involving an expenditure in excess of $100,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made in the ordinary course of business;

    •
    except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance except for certain specified exceptions;

    •
    cancel any material indebtedness owing to it or any material claims which it may possess or waive any rights of material value other than in the ordinary course of its business, consistent with its loan policies or upon exercise of its rights thereunder;

    •
    sell or otherwise dispose of any interest in real property, loan or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness or (b) loans which are held for sale by them and are sold in the secondary market within 60 days of origination or (c) sales or other dispositions in the ordinary course of business consistent with past practices;

    •
    foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon and without first having consulted with Union Bank of California, N.A.; provided, however, that Monterey Bay Bancorp., Inc. and its subsidiaries shall not be required to obtain such a report or consult with Union Bank of California, N.A. with respect to single-family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reasonable grounds to believe that such property would likely contain hazardous substances;

    •
    knowingly or willfully commit any act or fail to commit any act which will cause a material breach of any agreement, contract or commitment;

    •
    purchase any real property (other than in connection with a foreclosure otherwise permitted under the merger agreement);

    •
    make any capital expenditures in excess of $150,000 in the aggregate, except for capital expenditures related to the development of the Pacific Grove de novo branch consistent with the projected budget Monterey Bay Bank has previously provided to Union Bank of California, N.A.;

    •
    enter into or acquire any derivatives contract;

    •
    enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

    •
    commence the processing of credit card transactions on behalf of merchants who accept payment by credit or debit card; or

    •
    agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

  •
  Monterey Bay Bancorp, Inc. will, and will cause Monterey Bay Bank and Portola Investment Corporation to, use their commercially reasonable efforts to maintain their respective properties and assets in the aggregate in their present state of repair; maintain insurance policies and take all commercially reasonable action under its directors' and officers' liability insurance to preserve material rights regarding matters which could reasonably be expected to give rise to a claim prior to the effective time of the merger; and, to the extent that any insurance is canceled prior to the closing date, Monterey Bay Bancorp, Inc. will use its commercially reasonable efforts to obtain comparable replacement coverage prior to the closing date;

  •
  Monterey Bay Bancorp, Inc. and Monterey Bay Bank will maintain a reserve for loan and lease losses at a level which is adequate in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations;

  •
  Monterey Bay Bancorp, Inc. and Monterey Bay Bank will promptly notify Union Bank of California, N.A. in writing of the occurrence of any matter or event known to Monterey Bay Bancorp, Inc., Monterey Bay Bank or Portola Investment Corporation that is reasonably likely to result in a material adverse effect on Monterey Bay Bancorp, Inc. or Monterey Bay Bank or impair the ability of Monterey Bay Bancorp, Inc., Monterey Bay Bank or Portola Investment Corporation to consummate the merger; and

  •
  Monterey Bay Bancorp, Inc. and Monterey Bay Bank will provide to Union Bank of California, N.A. such reports on litigation involving Monterey Bay Bancorp, Inc., Monterey Bay Bank or Portola Investment Corporation as Union Bank of California, N.A. shall reasonably request, provided that Monterey Bay Bancorp, Inc. and Monterey Bay Bank will not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege.

        The merger agreement also contains certain other agreements relating to the conduct of the parties prior to the effective time of the merger, including those requiring:

  •
  the parties to use their reasonable best efforts in good faith to take the necessary actions to effect the merger;

  •
  Monterey Bay Bancorp., Inc. to take all actions necessary to obtain all required stockholder approvals, subject to fiduciary duties under applicable law;

  •
  the parties to cooperate in the preparation of the registration statement of which this proxy statement/prospectus is a part;

  •
  the parties to cooperate in preparing, filing and obtaining all required regulatory approvals;

  •
  the parties to refrain from issuing press releases regarding the merger without the other party's prior approval;

  •
  Monterey Bay Bancorp, Inc. and Monterey Bay Bank to provide Union Bank of California, N.A. with reasonable access to information regarding Monterey Bay Bancorp, Inc. (unless it would jeopardize the attorney-client privilege, contravene certain legal, fiduciary or contractual obligations or unreasonably interfere with Monterey Bay Bancorp, Inc.'s business) under the condition that no such confidential information be shared with any third party except as required by applicable law;

  •
  Monterey Bay Bancorp, Inc. and its subsidiaries to refrain from soliciting or encouraging any alternative business combination transactions, unless its board determines in good faith after consultation with counsel that the exercise of its fiduciary duties requires it to do so;

  •
  the parties to keep confidential any information disclosed by another party under the merger agreement;

  •
  Monterey Bay Bancorp, Inc. and Monterey Bay Bank to consult with Union Bank of California, N.A. about any proposed settlement, or any disposition of, any litigation involving damages payable by them in excess of $50,000;

  •
  Monterey Bay Bancorp, Inc. and UnionBanCal Corporation to promptly notify the other of any change that is reasonably likely to result in a material adverse effect on it or in a breach of certain representations, warranties, covenants or provisions contained in the merger agreement; and

  •
  Monterey Bay Bancorp, Inc. will cause its ESOP and 401(k) plan to be terminated at least 24 hours before the merger is completed.

Conditions to completion of the merger

        Completion of the merger is subject to satisfaction of certain conditions. The obligations of both parties to proceed are subject to the following conditions:

  •
  the absence of any injunction or other legal proceeding restraining the merger;

  •
  receipt of required regulatory approvals and third party consents;

  •
  the registration statement of UnionBanCal Corporation has been declared effective and remains effective and no proceedings have begun to suspend effectiveness;

  •
  receipt of an opinion that the merger will qualify as a tax-free reorganization under the Internal Revenue Code;

  •
  the UnionBanCal Corporation common stock shall have been approved for listing on the New York Stock Exchange;

  •
  adoption of the merger agreement by the stockholders of Monterey Bay Bancorp, Inc.;

  •
  the representations of each party remain accurate, except to the extent that any inaccuracies in the representations of Monterey Bay Bancorp., Inc. or Monterey Bay Bank would not result in a material adverse effect on Monterey Bay Bancorp, Inc., and any inaccuracies in the representations of UnionBanCal Corporation or Union Bank of California, N.A. would not result in a material adverse effect on UnionBanCal Corporation;

  •
  no party has suffered any material adverse effect;

  •
  each party has performed its obligations under the merger agreement; and

  •
  each party has received customary closing certificates of officers of the other.

        In addition, UnionBanCal Corporation and Union Bank of California, N.A.'s obligation to complete the merger is subject to satisfaction of the following conditions:

  •
  no regulatory authority will have imposed any non-customary or unduly burdensome condition on its approval of the completion of the merger that would substantially deprive Union Bank of California, N.A. of the economic benefits of the merger;

  •
  the board of Monterey Bay Bancorp, Inc. has adopted resolutions terminating the ESOP and the 401(k);

  •
  Union Bank of California, N.A. will have received non-competition agreements from the non-employee directors of Monterey Bay Bancorp, Inc.; and

  •
  as of the last day of the month immediately preceding the consummation of the merger, Monterey Bay Bancorp, Inc. must have:

  •
  total stockholders' equity (excluding the effect of post December 31, 2002 changes related to accounting for the value of investment securities available for sale) of not less than $56,000,000; plus

  •
  an amount of equal to the aggregate exercise price paid by holders of Monterey Bay Bancorp, Inc. stock options who exercised their options after April 7, 2003 and before the closing of the merger; and

  •
  $500,000 per month for the period commencing on April 7, 2003 through the month immediately preceding the consummation of the merger;

    The determination of Monterey Bay Bancorp, Inc.'s net income for purposes of determining stockholders equity excludes (1) all costs directly related to the merger agreement, including, without limitation, professional fees, fees to KBW, severance payments, filing fees, printing costs and steps taken to terminate the ESOP and/or the 401(k) and (2) all amounts paid or accrued pursuant to the retention program required under the merger agreement; and

    •
    an allowance for loan losses of no less than 1.25% of Monterey Bay Bancorp, Inc.'s and Monterey Bay Bank's total loans held for investment and loans held for sale, less undisbursed loan funds and unamortized yield adjustments; and

    •
    an average of total deposits (excluding certificates of deposit of $100,000 or more) as of the last day of each month in 2003 through and including the month immediately preceding the consummation of the merger, of not less than $310,000,000.

Employee benefits and agreements

        General.    Union Bank of California, N.A. is obligated to honor all employee benefit obligations to current and former employees of Monterey Bay Bancorp, Inc. and Monterey Bay Bank accrued as of the effective time of the merger and all employment or severance agreements entered into prior to the date of the merger agreement. Monterey Bay Bancorp, Inc. is required to terminate the 401(k) and the ESOP, both terminations to be effective at least 24 hours prior to the closing date, and to vest all plan participants as required by law. The specific treatment of the 401(k) and the ESOP is described below.

        Monterey Bay Bank 401(k) Savings Plan.    In connection with the merger of Monterey Bay Bank with and into Union Bank of California, N.A. shares of Monterey Bay Bancorp, Inc. common stock held by the 401(k) will be converted into the right to receive per share merger value in the form of cash. Union Bank of California, N.A. will have a tax-qualified defined contribution plan that it maintains accept a direct rollover of the portion of a participant's distribution from the terminated 401(k) that constitutes an eligible rollover distribution, including any outstanding participant loans and related promissory notes.

        ESOP.    Monterey Bay Bancorp, Inc. will amend its ESOP, effective prior to the termination of that plan, to convert the plan into a profit sharing plan and eliminate participant rights to a distribution in any form other than cash, to the extent permitted by applicable labor and tax law provisions. In connection with the merger of Monterey Bay Bank with and into Union Bank of California, N.A. shares of Monterey Bay Bancorp, Inc. common stock held by the ESOP, including shares held by the plan in any suspense account and/or pledged as collateral for the plan's loan, will be converted into the right to receive per share merger value in the form of cash. Cash received that relates to the suspense account or pledged collateral will be used by the ESOP first to fully repay the loan, and the balance of cash remaining will be allocated to participants in accordance with the plan and applicable law.

        Participation in Union Bank of California, N.A. Benefit Plans.    Following the effective time of the merger, Union Bank of California, N.A. will provide to the employees of Monterey Bay Bancorp, Inc., Monterey Bay Bank and Portola Investment Corporation, participation in employee benefit plans on the same terms available to similarly situated employees of Union Bank of California, N.A. and its subsidiaries. This participation:

  •
  will include full credit for prior service to the extent it would have been credited by Monterey Bay Bancorp, Inc., Monterey Bay Bank or Portola Investment Corporation, for all purposes other than determining eligibility, benefit accrual and vesting, under any Union Bank of California, N.A. defined benefit plan or retiree medical benefit plan; and

  •
  will be provided without any waiting periods, evidence of insurability to the extent and in a manner consistent with Union Bank of California, N.A. benefit plans, or application of any pre-existing condition limitations.

For purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses under the health plans of Union Bank of California, N.A. or its subsidiaries, Union Bank of California, N.A. will cause all such health plans to honor any expenses incurred by the employees of Monterey Bay Bancorp, Inc., Monterey Bay Bank and Portola Investment Corporation and their beneficiaries under similar plans, in which such expenses apply, during the portion of the calendar year in which the effective time of the merger occurs.

        Severance Benefits.    Except with respect to individuals with employment or change in control agreements that provide for severance payments, in lieu of any other severance plan payments, Monterey Bay Bancorp, Inc., Monterey Bay Bank and Portola Investment Corporation employees who, by reason of the merger become employees of Union Bank of California, N.A. or any of its subsidiaries and are thereafter terminated other than for cause, will be provided severance benefits by Union Bank of California, N.A. based on its severance policies in effect as of April 7, 2003. If these policies change before the effective time of the merger or within six months thereafter, these employees will receive no less severance than they would have received under the policies in effect as of April 7, 2003.

        Employees who become entitled to severance benefits, whether as a result of the merger or otherwise, will receive full credit for prior service with Monterey Bay Bancorp, Inc., Monterey Bay Bank or Portola Investment Corporation, plus service following the effective time of the merger, for purposes of determining severance benefits. Otherwise, the terms and conditions of Union Bank of California, N.A. severance policies will govern.

        Bonus Accruals.    Monterey Bay Bancorp, Inc., Monterey Bay Bank and Portola Investment Corporation before the effective time, and UnionBanCal Corporation, Union Bank of California, N.A. and UBOC Investment Services, Inc. thereafter through the end of 2003, will continue to accrue and make customary bonus payments to officers and employees, not exceeding the amount of accruals, in accordance with past practices. If any customary bonus would have been paid following the effective time of the merger, then UnionBanCal Corporation, Union Bank of California, N.A. and UBOC Investment Services, Inc. will pay to the extent of the accruals at the same time and in the same manner that normally would have existed before the merger. As to officers and employees who, as a result of the merger, become employees of UnionBanCal Corporation or any of its subsidiaries, and are thereafter terminated other than for cause, the bonus payments will be made pro rata for the year 2003 through the termination date.

        Salary Continuation Agreements.    Monterey Bay Bancorp, Inc. shall use its reasonable best efforts to obtain certain technical amendments to the salary continuation agreements identified by Union Bank of California, N.A. to Monterey Bay Bancorp, Inc. in writing, provided the amendments do not diminish benefits and have been recommended to Union Bank of California, N.A. by counsel based on legal or regulatory considerations.

Noncompetition

        Monterey Bay Bancorp, Inc. has obtained agreements from each Monterey Bay Bancorp, Inc. outside director providing that, for a period of two years after the merger, each director agrees not to engage in certain activities which would compete with Monterey Bay Bancorp, Inc.'s business after its acquisition by Union Bank of California, N.A., unless Union Bank of California, N.A. gives its consent.

Indemnification

        UnionBanCal Corporation has agreed to indemnify and hold harmless each present and former director, officer, employee and agent of Monterey Bay Bancorp, Inc., Monterey Bay Bank and Portola Investment Corporation against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring prior to the effective time of the merger to the fullest extent that Monterey Bay Bancorp, Inc. would have been permitted under Delaware law and its certificate of incorporation and bylaws and any indemnification agreements entered into by Monterey Bay Bancorp, Inc. UnionBanCal Corporation has also agreed to advance expenses on the same terms provided the recipient promise to repay advances if it is ultimately determined that the recipient is not entitled to indemnification. UnionBanCal Corporation will purchase extended reporting period coverage for Monterey Bay Bancorp, Inc.'s existing officers' and directors' liability insurance for a period of six years after the effective time of the merger to the extent that the annual premium is not more than 2.5 times the last annual premium paid prior to the date of the merger agreement.

Environmental Matters

        The parties to the merger agreement will cooperate to obtain, at Union Bank of California, N.A.'s expense, an environmental investigation on all real property owned and where permitted, leased or operated by Monterey Bay Bancorp, Inc., Monterey Bay Bank and Portola Investment Corporation, except for property held in trust or in a fiduciary capacity and space in retail or similar establishments leased for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property.

Extension; waiver

        At any time before the closing of the merger, to the extent legally allowed, the parties may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under it, and waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

        Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if included in a written instrument signed on behalf of the party.

Termination

        This merger agreement may be terminated at any time prior to the effective time of the merger by:

  •
  mutual written consent;

  •
  Union Bank of California, N.A. or Monterey Bay Bancorp, Inc. in the event of a final judicial or regulatory determination restraining, enjoining or prohibiting the any of the merger transactions contemplated by the merger agreement or denying any regulatory application the approval of which is a condition to a party's obligations under the merger agreement;

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  Union Bank of California, N.A. or Monterey Bay Bancorp, Inc. before October 31, 2003, if any condition to the obligations of the other party to consummation of the merger transactions contemplated in the merger agreement are impossible to satisfy or fulfill (except in the case of a breach by the party seeking to terminate);

  •
  Union Bank of California, N.A. or Monterey Bay Bancorp, Inc. if the merger agreement fails to be adopted by the stockholders of Monterey Bay Bancorp, Inc. special stockholders' meeting;

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  Union Bank of California, N.A. or Monterey Bay Bancorp, Inc., if the other party materially breaches the merger agreement or in any schedule or document delivered under the merger agreement, if the breach would result in failure to satisfy certain closing conditions and cannot be or is not cured within 30 days after written notice of breach is given by the non-breaching party;

  •
  Union Bank of California, N.A. or Monterey Bay Bancorp, Inc. on or after October 31, 2003, if the merger has not been consummated, except that this termination right is not available to a party whose failure to perform an obligation in the merger agreement caused or resulted in a failure to complete those mergers; and

  •
  Monterey Bay Bancorp, Inc. if it is not in material breach of the merger agreement and has received a written bona fide offer made by a third party to consummate a business combination that Monterey Bay Bancorp, Inc.'s board determines in its good faith judgment and after consultation with KBW to be more favorable to Monterey Bay Bancorp, Inc. stockholders than the transactions contemplated in the merger agreement and reasonably likely to be consummated.

        Even if the merger agreement is terminated, the provisions regarding payment of expenses, confidentiality, payment of any termination fees if applicable or any relevant general provisions of the merger agreement will continue in effect. Also, if the merger agreement is terminated due to a party's breach, the termination will not relieve the breaching party from its liability and the non-breaching party will retain all of its legal rights and remedies against the breaching party.

Expenses; liquidated damages

        Each party to the merger agreement will bear its own expenses relating to preparing, entering into and carrying out the merger agreement and consummating the merger of Monterey Bay Bank with and into Union Bank of California, N.A. Union Bank of California, N.A. and Monterey Bay Bank will share equally all third party printing costs incurred with respect to the registration statement and this proxy statement/prospectus. Union Bank of California, N.A. will bear all reasonable expenses of any party related primarily to the merger of Portola Investment Corporation with and into UBOC Investment Services, Inc., the merger of Monterey Bay Bancorp, Inc. with and into Monterey Bay Op Sub, LLC and the merger of Monterey Bay Op Sub, LLC with and into Union Bank of California, N.A. Union Bank of California, N.A. will pay all charges and expenses, including those of the exchange agent, in connection with the exchange of Monterey Bay Bancorp, Inc. shares for the merger consideration and any property or transfer taxes imposed on Monterey Bay Bancorp, Inc., Monterey Bay Bank, or Portola Investment Corporation as a result of the merger.

        Monterey Bay Bancorp, Inc. will be obligated to pay Union Bank of California, N.A. liquidated damages of $3,500,000 in the following situations:

  •
  the board of Monterey Bay Bancorp, Inc. fails to recommend adoption of the merger agreement to the stockholders of Monterey Bay Bancorp, Inc. or adversely alters or modifies its favorable recommendation; and

  •
  the merger agreement is not adopted by Monterey Bay Bancorp, Inc. stockholders; and

    •
    neither Union Bank of California, N.A. nor UnionBanCal Corporation is then in material breach of the merger agreement; and

    •
    both Monterey Bay Bancorp, Inc. and Monterey Bay Bank are in compliance with the condition regarding the truthfulness of their representations and warranties and the absence of a material adverse effect involving either of them; and

    •
    the Monterey Bay Bancorp, Inc. board has not determined in good faith based on the advice of counsel that the merger of Monterey Bay Bank with and into Union Bank of California, N.A. is not likely to receive the federal income tax treatment contemplated by the merger agreement,

  •
  a proposal for a business combination is made to Monterey Bay Bancorp, Inc. or any person announces an intention to make a business combination proposal prior to the time of the Monterey Bay Bancorp, Inc. special stockholders' meeting; and

  •
  the merger agreement is not adopted by Monterey Bay Bancorp, Inc. stockholders; and

  •
  neither Union Bank of California, N.A. nor UnionBanCal Corporation was, as of the date of such action, in material breach of the merger agreement; and

  •
  a definitive agreement relating to a transaction which would change the control of Monterey Bay Bancorp, Inc. or Monterey Bay Bank is executed by Monterey Bay Bancorp, Inc., Monterey Bay Bank or Portola Investment Corporation, or such a change of control transaction is consummated, in either case within 12 months after the termination of the merger agreement.

Amendment

        The parties may amend the merger agreement in writing at any time before or after Monterey Bay Bancorp, Inc. stockholder adoption of the merger agreement. However, after Monterey Bay Bancorp, Inc.'s stockholders adopt the merger agreement, no amendment may change the form of merger consideration or the value of the merger consideration without further approval by the Monterey Bay Bancorp, Inc. stockholders.

        The parties may make technical changes to the merger agreement not inconsistent with the purposes of the agreement as may be required to effect or facilitate any regulatory approval or acceptance of the merger transactions contemplated by the merger agreement, or any required regulatory or governmental filing or recording.

Operations Following the Merger

        As a result of the merger, Monterey Bay Bancorp, Inc. and Monterey Bay Bank will be merged with and into Union Bank of California, N.A. with Union Bank of California, N.A. as the surviving bank. Union Bank of California, N.A. intends to introduce its products and services into the existing Monterey Bay Bank system and to maintain and expand certain of the activities of Monterey Bay Bank. Union Bank of California, N.A. will convert Monterey Bay Bank branches to Union Bank of California, N.A.'s information and data processing systems for certain major functions, including deposit operations, loan servicing and item processing. The board of directors and policy-making officers of Union Bank of California, N.A. following the merger will be the same as Union Bank of California, N.A.'s board of directors and policy-making officers prior to the merger.

Regulation and Supervision

Discussion

        UnionBanCal Corporation; Union Bank of California, N.A.    UnionBanCal Corporation and its majority shareholder The Bank of Tokyo-Mitsubishi, Ltd. and its 100 percent stockholder Mitsubishi Tokyo Financial Group, Inc. are subject to regulation under the Bank Holding Company Act of 1956, as amended, which subjects them to Federal Reserve Board reporting and examination requirements. Generally, the Bank Holding Company Act restricts any investment that UnionBanCal Corporation may make to no more than 5 percent of the voting shares of any non-banking entity, and UnionBanCal Corporation may not acquire more than 5 percent of the voting shares of any domestic bank without the prior approval of the Federal Reserve Board. UnionBanCal Corporation's activities are limited, with some exceptions, to banking, the business of managing or controlling banks, and other activities, which the regulatory authorities deem to be so closely related to banking as to be a "proper incident thereto." Additionally, The Bank of Tokyo-Mitsubishi, Ltd. and Mitsubishi Tokyo Financial Group, Inc. are subject to regulation by the Japan FSA.

        Union Bank of California, N.A. and most of its subsidiaries are regulated by the Office of the Comptroller of the Currency. UnionBanCal Corporation's subsidiaries are also subject to extensive regulation, supervision, and examination by various other federal and state regulatory agencies. In addition, Union Bank of California, N.A. and its subsidiaries are subject to certain restrictions under the Federal Reserve Act, including restrictions on affiliate transactions such as limitations on the amounts of such transactions and a requirement that such transactions be on arms-length market terms. Dividends payable by Union Bank of California, N.A. to UnionBanCal Corporation are subject to a formula imposed by the Comptroller of the Currency unless express approval is given to deviate from the formula.

        The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires federal bank regulatory authorities to take "prompt corrective action" in dealing with inadequately capitalized banks. FDICIA establishes five tiers of capital measurement ranging from "well-capitalized" to "critically undercapitalized." It is UnionBanCal Corporation's policy to maintain capital ratios at or above the required minimum capital adequacy levels for both Union Bank of California, N.A. and UnionBanCal Corporation. Management believes Union Bank of California, N.A. met the requirements of a "well-capitalized" institution, at March 31, 2003.

        Furthermore, the activities of UnionBanCal Corporation's subsidiaries HighMark Capital Management, Inc., a registered investment advisor, and UBOC Investment Services, Inc., a registered broker-dealer, are subject to the rules and regulations of the Securities and Exchange Commission as well as state securities regulators. UBOC Investment Services, Inc. is also subject to the rules and regulations of the National Association of Securities Dealers.

        Armstrong/Robitaille, Inc., John Burnham & Company and Tanner Insurance Brokers, Inc., indirect subsidiaries of Union Bank of California, N.A., are subject to the rules and regulations of the California Department of Insurance, as well as insurance regulators of other states.

        Deposits of Union Bank of California, N.A. are insured up to regulatory limits by the FDIC, and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund (BIF) administered by the FDIC. Union Bank of California, N.A. currently pays no insurance assessments on these deposits under the FDIC's risk-related assessment system. Although there are no definite plans by the regulators to raise assessment rates in 2003, UnionBanCal Corporation can give no assurances as to the future level of such insurance premiums. After the merger, Union Bank of California, N.A. will have deposits insured by the BIF, as well as deposits insured by the SAIF. The SAIF and BIF funds are currently assessed at the same premium rates, although those rates may change in the future.

        There are additional requirements and restrictions in the laws of the United States and the states of California, Oregon, and Washington, as well as other states in which Union Bank of California, N.A. and its subsidiaries may conduct operations. These include restrictions on the amount of loans and the nature and amount of investments, as well as activities as an underwriter of securities, the opening and closing of branches and the acquisition of other financial institutions. Union Bank of California, N.A. is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act activities. The Community Reinvestment Act generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low and moderate income neighborhoods. In addition to substantive penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and the Community Reinvestment Act into account when regulating and supervising other activities, including engaging in new activities or acquisitions of other banks or companies.

        The interstate operations of UnionBanCal Corporation and Union Bank of California, N.A. are affected by federal and state laws. Federal law permits bank holding companies, with Federal Reserve Board approval, to acquire banks located in states other than the holding company's home state, generally without regard to whether the transaction is prohibited under state law. In addition, national banks, such as Union Bank of California, N.A., are permitted to merge with a national or state bank with a different home state, unless the home state of one of the banks has passed legislation, after September 24, 1994 and prior to June 1, 1997, that expressly prohibits interstate bank mergers. Also, a bank may establish and operate a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits de novo branching.

        In addition to being subject to U.S. federal laws and regulations, the international activities of Union Bank of California, N.A. are subject to the laws and regulations of the jurisdiction where business is being conducted which may change from time to time and affect Union Bank of California, N.A.'s business opportunities and competitiveness in these jurisdictions. Furthermore, due to the controlling ownership of UnionBanCal Corporation by The Bank of Tokyo-Mitsubishi, Ltd., regulatory requirements adopted or enforced by the Government of Japan and the Japan FSA may have an effect on the activities and investments of Union Bank of California, N.A. and UnionBanCal Corporation in the future.

        The Gramm-Leach-Bliley Act (the "GLB Act"), allows "financial holding companies" to offer banking, insurance, securities and other financial products. Specifically, the GLB Act amends section 4 of the Bank Holding Company Act in order to provide a framework for the engagement in new financial activities. Bank holding companies such as UnionBanCal Corporation may elect to become a financial holding company if all of their subsidiary depository institutions are well-capitalized and well-managed. Under current Federal Reserve Board interpretations, a foreign bank, such as The Bank of Tokyo-Mitsubishi Ltd., which owns a subsidiary U.S. bank holding company, must make the election on behalf of itself and its U.S. holding company. In addition, the foreign bank must be well capitalized and well managed in accordance with standards comparable to those required of U.S. banks as determined by the Federal Reserve Board and must have a satisfactory or better Community Reinvestment Act rating. UnionBanCal Corporation does not expect that The Bank of Tokyo-Mitsubishi, Ltd. will make a financial holding company election in the immediate future.

        Under the GLB Act, "financial subsidiaries" of banks may engage in some types of activities beyond those permitted to banks themselves, provided certain conditions are met. In 2000, Union Bank of California, N.A. filed a "Financial Subsidiary Certification" with the OCC that the applicable conditions were met at that time. Although Union Bank of California, N.A. does not presently have any "financial subsidiaries," this certification would expedite the process for the Bank to form or acquire "financial subsidiaries," if it decides to do so. Under the GLB Act, national banks (as well as FDIC-insured state banks, subject to various requirements), such as Union Bank of California, N.A., are permitted to engage through these "financial subsidiaries" in certain financial activities permissible for affiliates of financial holding companies. However, to be able to engage in such activities, the national bank must also be well-capitalized and well-managed and receive at least a "satisfactory" rating in its most recent Community Reinvestment Act examination. In addition, if the national bank ranks as one of the 50 largest insured banks in the United States, as Union Bank of California, N.A. does, it must have an issue of outstanding long-term debt rated in one of the 3 highest rating categories by an independent rating agency, and Union Bank of California, N.A. presently does not have an issue of outstanding long-term debt. If the national bank falls within the next group of 50, it must either meet the debt rating test described above or satisfy a comparable test jointly agreed to by the Federal Reserve Board and the Treasury Department. No debt rating is required for a national bank not within the top 100 largest insured banks in the United States.

        The terrorist attacks in September, 2001, have impacted the financial services industry and have already led to federal legislation that attempts to address certain issues involving financial institutions. On October 26, 2001, President Bush signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA Patriot Act").

        Part of the USA Patriot Act is the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 ("IMLAFATA"). Among its provisions, IMLAFATA requires each financial institution to: (i) establish an anti-money laundering program; (ii) establish due diligence policies, procedures and controls with respect to its private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) avoid establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in any country. In addition, IMLAFATA contains a provision encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities. IMLAFATA expands the circumstances under which funds in a bank account may be forfeited and requires covered financial institutions to respond under certain circumstances to requests for information from federal banking agencies within 120 hours. IMLAFATA also amends the BHCA and the Bank Merger Act to require the federal banking agencies to consider the effectiveness of a financial institution's anti-money laundering activities when reviewing an application under these acts.

        Pursuant to IMLAFATA, the Secretary of the Treasury, in consultation with the heads of other government agencies, has adopted and proposed special measures applicable to banks, bank holding companies, and/or other financial institutions. These measures include enhanced record keeping and reporting requirements for certain financial transactions that are of primary money laundering concern, due diligence requirements concerning the beneficial ownership of certain types of accounts, and restrictions or prohibitions on certain types of accounts with foreign financial institutions. The U.S. Treasury Department is expected to issue a number of additional regulations that will further clarify the requirements of the USA Patriot Act and the IMLAFATA.

        On July 30, 2002, in response to various high profile corporate scandals, the United States Congress enacted the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act aims to restore the credibility lost as a result of these scandals by addressing, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. The New York Stock Exchange has proposed additional corporate governance rules that have been presented to the SEC for review and approval. The proposed changes are intended to allow stockholders to more easily and effectively monitor the performance of companies and directors.

        Among other provisions, Section 302(a) of the Sarbanes-Oxley Act requires that UnionBanCal Corporation's Chief Executive Officer and Chief Financial Officer certify that UnionBanCal

Corporation's quarterly and annual reports do not contain any untrue statement of a material fact. Specific requirements of the certifications include having these officers confirm that they are responsible for establishing, maintaining and regularly evaluating the effectiveness of UnionBanCal Corporation's disclosure controls and procedures; they have made certain disclosures to UnionBanCal Corporation's auditors and Audit Committee about UnionBanCal Corporation's internal controls; and they have included information in UnionBanCal Corporation's quarterly and annual reports about their evaluation and whether there have been significant changes in UnionBanCal Corporation's internal controls or in other factors that could significantly affect internal controls subsequent to their evaluation.

        In response to these requirements, UnionBanCal Corporation has established a Disclosure Committee to monitor compliance with these new rules. Membership of the Disclosure Committee is comprised of senior management from throughout the organization who UnionBanCal Corporation believes collectively provide an extensive understanding of UnionBanCal Corporation's corporate operations.

        Monterey Bay Bancorp, Inc.; Monterey Bay Bank.    Monterey Bay Bancorp, Inc. is a unitary savings and loan holding company subject to regulatory oversight by the OTS. As such, Monterey Bay Bancorp, Inc. is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over Monterey Bay Bancorp, Inc. and its subsidiaries, which also permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association. Monterey Bay Bancorp, Inc. is also governed by federal regulations that restrict transactions between Monterey Bay Bank and Monterey Bay Bancorp, Inc.

        Although savings and loan holding companies are not, at December 31, 2002, subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, the Home Owners Loan Act does prescribe such restrictions on subsidiary savings institutions, as described below. Monterey Bay Bank must notify the OTS 30 days before declaring any dividend to Monterey Bay Bancorp, Inc.

        The Home Owners Loan Act prohibits a savings and loan holding company directly, or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution or holding company thereof, without prior written approval of the OTS; acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary company engaged in activities other than those permitted by the Home Owners Loan Act; or acquiring or retaining control of a depository institution that is not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community, and competitive factors.

        Activities Restriction Test.    As a unitary savings and loan holding company, Monterey Bay Bancorp, Inc. is generally not subject to activity restrictions, provided Monterey Bay Bank satisfies the Qualified Thrift Lender test or meets the definition of domestic building and loan association pursuant to the Internal Revenue Code of 1986, as amended. Monterey Bay Bancorp, Inc. presently intends to continue to operate as a unitary savings and loan holding company. Federal legislation terminated the "unitary thrift holding company exemption" for all companies that apply to acquire savings associations after May 4, 1999. Since Monterey Bay Bancorp, Inc. is grandfathered, its unitary holding company powers and authorities were not affected. See "Financial Services Modernization Legislation." However, if Monterey Bay Bancorp, Inc. acquires control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company, and the activities of Monterey Bay Bancorp, Inc. and any of its subsidiaries (other than Monterey Bay Bank or any other savings association whose deposits are insured by the Savings Association Insurance Fund ("SAIF") of

the FDIC) would become subject to restrictions applicable to bank holding companies unless such other associations each also qualify as a Qualified Thrift Lender or domestic building and loan association and were acquired in a supervisory acquisition of a failed savings association. Furthermore, if Monterey Bay Bancorp, Inc. were in the future to sell control of Monterey Bay Bank to any other company, such company would not succeed to Monterey Bay Bancorp, Inc.'s grandfathered status under and would be subject to the same business activity restrictions. See "Regulation of Monterey Bay Bank" on page 72.

        Restrictions on Acquisitions.    Monterey Bay Bancorp, Inc. must obtain approval from the OTS before acquiring control of any other SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple savings and loan holding company controlling savings institutions in more than one state. However, such interstate acquisitions are permitted based on specific state authorization or in a supervisory acquisition of a failing savings association.

        Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire "control," as that term is defined in OTS regulations, of a federally insured savings association without giving at least 60 days written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. In addition, no company may acquire control of such an institution without prior OTS approval. These provisions also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of a savings and loan holding company, from acquiring control of any savings association not a subsidiary of the savings and loan holding company, unless the acquisition is approved by the OTS.

        Regulation of Monterey Bay Bank.    As a federally chartered, FDIC insured savings association, Monterey Bay Bank is subject to extensive regulation, examination, and supervision by the OTS, as its primary federal regulator, and the FDIC, as the insurer of customer deposits. Lending activities and other investments of Monterey Bay Bank must comply with various statutory and regulatory requirements. Monterey Bay Bank is also subject to certain reserve requirements promulgated by the Board of Governors of the Federal Reserve System.

        The OTS, in conjunction with the FDIC, regularly examines Monterey Bay Bank and prepares reports for the consideration of Monterey Bay Bank's board of directors on any deficiencies found in the operations of Monterey Bay Bank. The relationship between Monterey Bay Bank and depositors and borrowers is also regulated by federal and state laws, especially in such matters as the ownership of deposit accounts and the form and content of mortgage documents utilized by Monterey Bay Bank.

        Monterey Bay Bank must file reports with the OTS and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the FDIC insurance funds and depositors.

        The OTS and/or the FDIC conduct periodic examinations to test Monterey Bay Bank's safety and soundness, its operations (including technology utilization), and its compliance with applicable laws and regulations, including, but not limited to:

  •
  the Community Reinvestment Act;

  •
  the Real Estate Settlement Procedures Act;

  •
  the Bank Secrecy Act;

  •
  the Fair Credit Reporting Act; and

  •
  the Home Mortgage Disclosure Act.

        The regulatory structure provides the regulatory authorities extensive discretion, in connection with their supervisory and enforcement activities and examination policies, across a wide range of Monterey Bay Bank's operations, including, but not limited to:

  •
  loss reserve adequacy;

  •
  capital requirements;

  •
  credit classification;

  •
  limitation or prohibition on dividends;

  •
  assessment levels for deposit insurance and examination costs; and

  •
  permissible branching.

        Any change in regulatory requirements and policies, whether by the OTS, the FDIC, the Federal Reserve Board, or Congress, could have a material adverse impact on Monterey Bay Bancorp, Inc.

Conclusion

        Changes in the laws, regulations, or policies that impact UnionBanCal Corporation, Union Bank of California, N.A., Monterey Bay Bancorp, Inc. and Monterey Bay Bank cannot necessarily be predicted and may have a material effect on their business and earnings.

Information About UnionBanCal Corporation

        UnionBanCal Corporation is a commercial bank holding company incorporated in the State of California in 1952 and its primary subsidiary, Union Bank of California, N.A., is among the oldest banks on the West Coast, having roots as far back as 1864. UnionBanCal Corporation is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and is headquartered in San Francisco, California. UnionBanCal Corporation was formed as a result of the combination of Union Bank with BanCal Tri-State Corporation on April 1, 1996. At December 31, 2002, Union Bank of California, N.A. was the fourth largest commercial bank in California, based on total assets and total deposits. As of December 31, 2002, UnionBanCal Corporation was approximately 65 percent owned by The Bank of Tokyo-Mitsubishi, Ltd. and 35 percent owned by other shareholders. UnionBanCal Corporation provides a wide range of financial services to consumers, small businesses, middle-market companies and major corporations, primarily in California, Oregon, and Washington, but nationally and internationally as well.

Market Price and Dividend Information for UnionBanCal Corporation

Market information

        UnionBanCal Corporation's common stock is traded on the New York Stock Exchange under the symbol UB. As of January 31, 2003, UnionBanCal Corporation's common stock was held by approximately 2,457 registered shareholders. At March 31, 2003, The Bank of Tokyo-Mitsubishi, Ltd. held approximately 65 percent of UnionBanCal Corporation's common stock. During 2001 and 2002, the average daily trading volume of UnionBanCal Corporation's common stock was approximately 418,531 shares and 443,032 shares, respectively. At December 31, 2000, 2001 and 2002, UnionBanCal Corporation's common stock closed at $24.06 per share, $38.00 per share, and $39.27 per share, respectively. The following table presents stock quotations for each quarterly period for the two years ended December 31, 2001 and 2002.

	2001		2002
	High	Low	High	Low
First quarter	$30.26	$24.81	$44.02	$34.98
Second quarter	34.67	26.38	49.60	43.30
Third quarter	38.70	32.15	48.40	38.70
Fourth quarter	39.14	28.92	44.40	35.65

        The following table presents quarterly per share cash dividends declared for 2001, 2002 and the first quarter of 2003:

	2001	2002	2003
First quarter	$0.25	$0.25	$0.28
Second quarter	0.25	0.28	0.31
Third quarter	0.25	0.28
Fourth quarter	0.25	0.28

Dividend information

        On April 23, 2003, UnionBanCal Corporation's Board of Directors approved a quarterly common stock dividend of $0.31 per share for the second quarter of 2003. Future dividends will depend upon UnionBanCal Corporation's earnings, financial condition, capital requirements and other factors as UnionBanCal Corporation's Board of Directors may deem relevant.

        UnionBanCal Corporation offers a dividend reinvestment and stock purchase plan that allows shareholders to reinvest dividends in UnionBanCal Corporation's common stock at market price. The

Bank of Tokyo-Mitsubishi, Ltd. did not participate in the plan during 2001 and 2002. For further information about these plans, see Note 13 to UnionBanCal Corporation's Consolidated Financial Statements incorporated in this proxy statement/prospectus by reference to UnionBanCal Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

        The availability of UnionBanCal Corporation's retained earnings for the payment of dividends is affected by certain legal restrictions. See Note 17 to UnionBanCal Corporation's Consolidated Financial Statements incorporated in this proxy statement/prospectus by reference to UnionBanCal Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

Financial information

        For financial information concerning UnionBanCal Corporation, see the section titled "Where you can find more information" on page 91.

Information About Monterey Bay Bancorp, Inc.

        Monterey Bay Bancorp, Inc. is a unitary savings and loan holding company incorporated in 1994 under the laws of the state of Delaware. Its subsidiary, Monterey Bay Bank, formerly Watsonville Federal Savings and Loan Association, is a federal savings association organized under the laws of the United States of America. Monterey Bay Bank was founded in 1925. Monterey Bay Bancorp, Inc. was organized as the holding company for Monterey Bay Bank in connection with Monterey Bay Bank's conversion from the mutual to stock form of ownership in 1995.

        The principal executive offices of Monterey Bay Bancorp, Inc. and Monterey Bay Bank are located at 567 Auto Center Drive, Watsonville, California, 95076, telephone number (831) 768-4800.

        At December 31, 2002, Monterey Bay Bancorp, Inc. had consolidated assets of $609.7 million, deposits of $458.3 million and stockholders' equity of $56.1 million.

Market Price and Divided Information for Monterey Bay Bancorp, Inc.

Market information

        The common stock of Monterey Bay Bancorp, Inc. is traded on the NASDAQ National Market under the symbol "MBBC." The stock commenced trading on February 15, 1995, when Monterey Bay Bancorp, Inc. went public and sold 4,492,085 shares at a price of $6.40 per share (adjusted for a 5:4 stock split on July 31, 1998).

        As of May 12, 2003, there were 3,460,974 shares of Monterey Bay Bancorp, Inc.'s common stock outstanding. As of May 12, 2003, there were 251 stockholders of record, not including persons or entities who hold their stock in nominee or "street" name.

        The following table sets forth the high and the low daily closing prices of Monterey Bay Bancorp, Inc.'s common stock for each of the following calendar quarters.

	2001		2002
	High	Low	High	Low
First quarter	$11.88	$10.00	$17.00	$15.30
Second quarter	12.00	9.75	19.45	16.73
Third quarter	16.50	11.40	18.47	16.60
Fourth quarter	15.50	12.75	20.00	17.25

Dividend information

        Monterey Bay Bancorp, Inc. did not pay any cash dividends in 2001, 2002 or 2003 as of the date of this proxy statement/prospectus. The Board of Directors has indefinitely suspended the declaration and payment of cash dividends in favor of alternative uses for Monterey Bay Bancorp, Inc.'s capital and liquidity.

        Monterey Bay Bancorp, Inc. is subject to certain restrictions and limitations on the payment of dividends pursuant to existing and applicable laws and regulations. See "Item 1. Business—Regulation And Supervision—Limitation On Capital Distributions" and Note 14 to the Consolidated Financial Statements in the Annual Report on Form 10-K of Monterey Bay Bancorp, Inc. for the year ended December 31, 2002, which is incorporated by reference and is being delivered to stockholders together with this proxy statement/prospectus.

Financial information

        For financial information concerning Monterey Bay Bancorp, Inc., see the Annual Report on Form 10-K of Monterey Bay Bancorp, Inc. for the year ended December 31, 2002, which is incorporated by reference and is being delivered to stockholders together with this proxy statement/prospectus.

        See also the section titled "Where you can find more information" on page 91.

Stock Ownership of Management of Monterey Bay Bancorp, Inc.

        All information in the following tables is as of May 12, 2003 and includes share ownership for each Monterey Bay Bancorp, Inc. director, the Chief Executive Officer and each of the four highest paid executive officers of Monterey Bay Bancorp, Inc. whose salary and bonus for 2002 exceeded $100,000, and all directors and executive officers as a group.

Name Of Beneficial Owner	Number Of Shares Owned (1)	Right to Acquire Shares (2)	Percent Of Outstanding Shares (3)
DIRECTORS
Rita Alves	401	—	*
Josiah T. Austin	544,186	1,500	15.8%
Edward K. Banks	6,901	15,501	*
Diane Simpkins Bordoni	6,062	3,500	*
Larry A. Daniels	5,641	1,500	*
Steven Franich	68,339	8,000	2.2%
Stephen G. Hoffmann	5,866	3,958	*
C. Edward Holden, Chief Executive Officer	29,554	66,344	2.8%
Gary L. Manfre	28,312	9,000	1.1%
McKenzie Moss	11,250	7,457	*
NON-DIRECTOR EXECUTIVE OFFICERS:
Mark R. Andino	33,599	33,500	1.9%
Susan M. Carlson	1,211	2,600	*
David E. Porter	1,831	8,300	*
Ben A. Tinkey	35,297	44,750	2.3%
Other Executive Officers (4)	18,685	12,932	*
Directors And Executive Officers As A Group (19 Persons)	797,135	218,842	29.4%

*
Less than 1.00%

(1)
Includes shares for which the named person:

•
has sole voting and investment power; or

•
has shared voting and investment power with his or her spouse; or

•
holds in an account under the ESOP or 401(k) plan.

(2)
Includes stock acquirable by exercise of stock options exercisable within 60 days following May 12, 2003.

(3)
Percentages are stated to include stock acquirable by exercise of stock options exercisable within 60 days following May 12, 2003. There were 3,460,974 shares of Monterey Bay Bancorp, Inc. common stock outstanding on May 12, 2003.

(4)
Includes five additional executive officers.

Certain Differences In Rights Of Stockholders

  General

        Delaware Reincorporation.    UnionBanCal Corporation is incorporated under and subject to the provisions of the California Corporations Code. Monterey Bay Bancorp, Inc. is incorporated under and subject to the provisions of the Delaware General Corporation Law. UnionBanCal Corporation is in the process of changing its state of incorporation from California to Delaware. The Delaware reincorporation will change only the legal domicile of UnionBanCal Corporation and make certain other changes of a legal nature which are described in UnionBanCal Corporation's proxy statement for its 2003 annual shareholders' meeting. Delaware reincorporation will not result in any change in the name, business, management, directors, officers, fiscal year, assets or liabilities or location of the principal offices of UnionBanCal Corporation. All employee benefit, stock option and employee stock purchase plans will continue. After the Delaware reincorporation, UnionBanCal Corporation's common stock will continue to be traded, without interruption, on the New York Stock Exchange under the same symbol ("UB"). The text under the caption "II. Proposal to Change UnionBanCal Corporation's State of Incorporation From California to Delaware" and Annexes A, B and C in UnionBanCal Corporation's Proxy Statement for the April 23, 2003 Annual Meeting of Shareholders, is incorporated by reference to Exhibit 4 to the registration statement of which this proxy statement/prospectus is a part.

        The Delaware reincorporation has received the approval of the shareholders of UnionBanCal Corporation, but is subject to the approval of the Japan FSA. Therefore, whether or not the Delaware reincorporation will become effective before or after the merger, or will become effective at all, is unpredictable.

        If the merger occurs, stockholders of Monterey Bay Bancorp, Inc. may receive shares of the common stock of UnionBanCal Corporation. The rights of former Monterey Bay Bancorp, Inc. stockholders who become shareholders of UnionBanCal Corporation will be governed by California law and the articles of incorporation and bylaws of UnionBanCal Corporation. However, if the Delaware reincorporation becomes effective, the rights of the former stockholders of Monterey Bay Bancorp, Inc. will again be governed by the Delaware General Corporation Law.

        We have summarized below certain differences between:

  •
  the California Corporations Code and the Delaware General Corporation Law;

  •
  the differences between the articles of corporation and bylaws of UnionBanCal Corporation before, and the certificate of incorporation and bylaws of UnionBanCal Corporation after, the Delaware reincorporation; and

  •
  your current rights under the certificate of incorporation and bylaws of Monterey Bay Bancorp, Inc. and your rights under the articles of incorporation and bylaws of UnionBanCal Corporation before, and the certificate of incorporation and bylaws of UnionBanCal Corporation after, the Delaware reincorporation.

The following summary does not purport to be a complete statement of the rights of shareholders under the applicable legal provisions, charters and bylaws mentioned above. The summary is qualified in its entirety by reference to the Delaware General Corporation Law and the California Corporations Code and the governing corporate instruments of UnionBanCal Corporation and Monterey Bay Bancorp, Inc.

Significant Differences between the Corporation Laws of California and Delaware

Shareholder Approval of Certain Business Combinations

        Delaware.    Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a business combination with an interested stockholder for three years following the time that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock under an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only).

        The three-year moratorium imposed by Section 203 on business combinations does not apply if:

  •
  prior to the time at which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder;

  •
  upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer);

  •
  on or after the time such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the outstanding voting stock not owned by the interested stockholder; or

  •
  the stockholders vote to opt out of the moratorium imposed by Section 203.

After the Delaware reincorporation, UnionBanCal Corporation's certificate of incorporation will contain an election to opt out of Section 203, and, therefore, that section will not apply.

        California.    California law requires that holders of common stock receive common stock of the acquiror or its parent in a merger of the corporation with the holder of more than 50% but less than 90% of the target's common stock or its affiliate unless all of the target company's shareholders consent to the transaction or the transaction has been approved by the California Commissioner of Corporations at a "fairness hearing." This provision of California law has the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. While Delaware law does not parallel California law in this respect, after the Delaware reincorporation the certificate of incorporation of UnionBanCal Corporation will contain a provision which will continue in effect a similar requirement to this provision of California law, requiring that 90% or more of the outstanding voting shares of UnionBanCal Corporation approve a "cash out" merger with a majority shareholder or its affiliate unless such approval by the California Commissioner of Corporations has been obtained. After the Delaware reincorporation, UnionBanCal Corporation's certificate of incorporation will provide that this provision can only be amended with the approval of 90% or more of the outstanding voting shares of UnionBanCal Corporation.

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s certificate of incorporation contains a provision which restricts the ability of interested stockholders and their affiliates to engage in the transactions described below, which the certificate refers to as "business combination" transactions. An "interested stockholder" is defined as a person who holds 10% or more of the voting power of Monterey Bay Bancorp, Inc., or an affiliate of Monterey Bay Bancorp, Inc. who has held 10% or more of the voting power within the last two years, or an assignee of any of these persons. In general the following transactions require the affirmative vote of the holders of at least 80% of the voting power of Monterey Bay Bancorp, Inc.'s outstanding stock entitled to vote in the election of directors:

  •
  any merger or consolidation of Monterey Bay Bancorp, Inc. or any of its subsidiaries with an interested stockholder or any corporation which, after such merger or consolidation, would be an affiliate of the interested stockholder;

  •
  certain dispositions of the assets of Monterey Bay Bancorp, Inc. or any of its subsidiaries whose fair market value equals or exceeds 25% of consolidated assets;

  •
  the issuance of transfer by Monterey Bay Bancorp, Inc. or any of its subsidiaries of any of their securities to an interested stockholder in exchange for cash, securities or other property having an aggregate fair market value which equals or exceeds 25% of the combined fair market value of the outstanding stock of Monterey Bay Bancorp, Inc. and its subsidiaries (except for issuances pursuant to employee benefit plans);

  •
  the adoption of any proposal to dissolve or liquidate Monterey Bay Bancorp, Inc. proposed by an interested stockholder; or

  •
  any reclassification of securities or recapitalization of Monterey Bay Bancorp, Inc., or any merger or consolidation of Monterey Bay Bancorp, Inc. with any of its subsidiaries or any other transaction, which increases the proportionate share of the outstanding shares of any class of equity or convertible securities of Monterey Bay Bancorp, Inc. or any of its subsidiaries, which is owned by any interested stockholder.

The above provisions are not applicable in the case of:

  •
  any business combination that is approved by a majority of the disinterested directors of Monterey Bay Bancorp, Inc. (i.e., those who are not affiliated with the interested shareholder) that does not involve cash or other consideration being received by Monterey Bay Bancorp, Inc. stockholders solely in their capacity as stockholders, or

  •
  business combinations in which the following conditions have been met:

  •
  the aggregate cash and fair market value of non-cash consideration to be received by Monterey Bay Bancorp, Inc. stockholders equals at least the higher of:

  •
  the highest price per share paid by the interested stockholder for any Monterey Bay Bancorp, Inc. common stock acquired by it in the two years immediately prior to the public announcement of the business combination, or in the transaction in which it became an interested stockholder or

  •
  the fair market value of Monterey Bay Bancorp, Inc.'s common stock on the date on which the interested stockholder became an interested stockholder; and

  •
  the aggregate cash and fair market value of non-cash consideration to be received by holders of Monterey Bay Bancorp, Inc. voting stock other than common stock is at least equal to the highest of:

  •
  the highest price per share paid by the interested stockholder for any Monterey Bay Bancorp, Inc. of that class of voting stock acquired by it in the two years immediately prior to the public announcement of the business combination, or in the transaction in which it became an interested stockholder, whichever is higher;

  •
  the highest liquidation preference to which holders of shares of that class of voting stock are entitled;

      •
      the fair market value of that class of voting stock on the date on which the interested stockholder became an interested stockholder or the date of announcement of the transaction, whichever is higher;

    •
    the consideration to be received by holders of a particular class of outstanding voting stock (including common stock) is paid in cash or in the same form as the interested stockholder has previously paid for shares of that class of voting stock. If the interested stockholder used different forms of consideration to acquire shares, then the form of consideration to be received by holders of that class of voting stock must either be cash or the form which the interested stockholder used to acquire the largest number of shares of that class;

    •
    after the person became an interested stockholder, except as approved by a majority of disinterested directors there has been no decrease in dividends paid on preference stock and common stock;

    •
    there have been no loans, guarantees or certain other financial assistance provided by Monterey Bay Bancorp, Inc. to the interested stockholder;

    •
    stockholders of Monterey Bay Bancorp, Inc. have been advised of the business combination through circulation of a proxy or information statement.

An affirmative vote of 80% of the voting power of Monterey Bay Bancorp, Inc.'s outstanding shares is required to alter, amend or repeal these provisions.

        UnionBanCal Corporation has no similar provisions in its articles of incorporation or bylaws, and will not have similar provisions in its certificate of incorporation and bylaws after the Delaware reincorporation.

Number of Directors

        California.    California law requires a company to state in its bylaws the number of directors of the corporation, or that the number of directors shall not be less than a stated minimum nor more than a stated maximum. The stated maximum number of directors may not be more than two times the stated minimum number of directors minus one. California law provides that this bylaw provision may not be amended without the approval of a majority of the outstanding shares of the corporation.

        Delaware.    Delaware law has no such provision requiring a company to designate the number of directors or a range of directors in its bylaws.

        UnionBanCal Corporation.    UnionBanCal Corporation bylaws currently set a range of between 16 and 30 directors, with the exact number currently set by resolution at 17. After the Delaware reincorporation, although not required by Delaware law, UnionBanCal Corporation's bylaws will set a range for the number of directors of between 14 and 30. This range may not be amended without the approval of a majority of the outstanding shares.

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s certificate of incorporation provides that the number of directors may be fixed only by the board. The board has currently fixed the number of directors at 10.

Classified Board of Directors

        A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year.

        Delaware.    Delaware law permits, but does not require, a classified board of directors, under which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year.

        California.    Under California law, a corporation generally may provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, if the amendments are also approved by the stockholders.

        UnionBanCal Corporation's articles of incorporation and bylaws do not currently provide for a classified board and its certificate of incorporation and bylaws will not do so after the Delaware reincorporation. Adoption of a classified board of directors after the Delaware reincorporation would require stockholder approval

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s bylaws provide for a classified board of 3 classes of directors with each class serving 3 year terms.

Removal of Directors

        Delaware.    After the Delaware reincorporation, UnionBanCal Corporation's Certificate of Incorporation will not provide for a classified board or cumulative voting. Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote for the election of directors. In the case of a corporation whose board is classified, directors may be removed by shareholders only for cause.

        California.    Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. However, under California law, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting, even if directors are not elected by cumulative voting.

        UnionBanCal Corporation.    UnionBanCal Corporation's bylaws currently follow the default requirements of California law. After the Delaware reincorporation, any director or the entire board of directors will be able to be removed, with or without cause, by the holders of a majority of the outstanding shares of UnionBanCal Corporation.

        Monterey Bay Bancorp, Inc.    Because Monterey Bay Bancorp, Inc.'s bylaws provide for a classified board, directors can be removed only for cause. Its bylaws also provide that directors may only be removed upon the affirmative vote of the holders of at least 80% of the voting power of Monterey Bay Bancorp, Inc.

Indemnification and Limitation of Liability

        California and Delaware have similar laws regarding indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are certain differences between the laws of the two states regarding indemnification and limitation of liability which are summarized below.

        Delaware.    Under Delaware law, the certificate of incorporation may not eliminate or limit director monetary liability for:

  •
  breaches of the director's duty of loyalty to the corporation or its stockholders;

  •
  acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

  •
  the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

  •
  transactions in which the director received an improper personal benefit.

These limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve UnionBanCal Corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission. The provisions described above may protect a director from liability to UnionBanCal Corporation or its stockholders for monetary damages for gross negligence.

        California.    UnionBanCal Corporation's articles of incorporation currently eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on:

  •
  intentional misconduct or knowing and culpable violation of law;

  •
  acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

  •
  receipt of an improper personal benefit;

  •
  acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing his or her duties should be aware of a risk of serious injury to the corporation or its shareholders;

  •
  acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders;

  •
  transactions between the corporation and a director having a material financial interest in such transaction; and

  •
  liability for improper distributions, loans or guarantees.

        UnionBanCal Corporation.    After the Delaware reincorporation, UnionBanCal Corporation's certificate of incorporation will provide for the elimination of the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future.

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s certificate of incorporation currently limits the liability of directors to the fullest extent permitted by Delaware law.

Indemnification Compared and Contrasted

        California law requires indemnification when the individual has successfully defended the action on the merits while Delaware law requires indemnification when there has been a successful defense on the merits or otherwise by a present or former director or officer of the corporation. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of disinterested directors (even though less than a quorum), by a committee comprised of and established by such disinterested directors, by independent legal counsel or by the stockholders (without the individual whose conduct is in question being permitted to vote his or her shares) that the person seeking indemnification has satisfied the applicable standard of conduct. Without court approval, however, no indemnification may be made in either state in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses of a present or former director or officer when the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise.

        Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay these amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law permits a California corporation to provide rights to indemnification beyond those provided by the California Corporations Code to the extent these additional indemnification is authorized in the corporation's articles of incorporation. If so authorized, indemnification rights may be provided under agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

        Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

        UnionBanCal Corporation.    UnionBanCal Corporation's articles of incorporation currently permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law and make indemnification of directors mandatory in cases where UnionBanCal Corporation is permitted by applicable law to indemnify its directors. UnionBanCal Corporation's bylaws both before and after the Delaware reincorporation, require indemnification to the maximum extent permissible under applicable law. Under the regulations of the FDIC, a bank holding company or an insured depository institution may not indemnify its directors and officers in certain circumstances, including where the bank regulators assess a civil money penalty, or issue an order removing the director from office or an order to cease and desist from specified conduct.

        The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of UnionBanCal Corporation occurring prior to the Delaware reincorporation.

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s certificate of incorporation and bylaws currently provide for the indemnification of officers and directors to the fullest extent permitted by Delaware law.

Inspection of Shareholder Lists

        Both California and Delaware law allow any shareholder to inspect a corporation's shareholder list for a purpose reasonably related to the person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of 5% or more of the corporation's voting shares, or shareholders holding an aggregate of 1% or more of the shares who have contested the election of directors. Delaware law also allows the shareholders to inspect the list of stockholders entitled to vote at a meeting within a ten-day period preceding a stockholders' meeting for any purpose germane to the meeting. Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders. California and Delaware law also permit the inspection and copy of the books and records of the corporation as long as it is for a purpose reasonably related to such person's interest as a shareholder.

Dividends and Repurchases of Shares

        Delaware.    Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not cause an impairment.

        California.    Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; (ii) immediately after giving effect to the distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and other deferred credits), or (iii) the corporation's current assets would be at least equal to its current liabilities (or 1.25 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). These tests are applied on a consolidated basis.

Shareholder Voting

        Both California and Delaware law generally require that the holders of a majority of the outstanding shares of both the acquiring and target corporations approve statutory mergers.

        Delaware.    Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if:

  •
  the merger agreement does not amend the existing certificate of incorporation;

  •
  each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and

  •
  either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

        California.    California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 5/6 of the voting power of the surviving or acquiring corporation or its parent entity.

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s certificate of incorporation provides that anyone who beneficially owns in excess of 10% Monterey Bay Bancorp, Inc.'s common stock is only entitled to vote shares held in excess of that limit by multiplying the number of shares over the limit by a fraction, the numerator of which is the number of shares that person owns both beneficially and of record, and the denominator of which is the total number of shares that person holds beneficially (whether or not they are also the record owner). UnionBanCal Corporation's articles of incorporation has no similar provision, and its certificate of incorporation will not contain such a provision after the Delaware reincorporation.

Appraisal Rights

        Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair market value of his or her shares in place of the consideration he or she would otherwise receive in the transaction.

        Delaware.    Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and exceptions to the general availability of appraisal rights are not available in the following situations:

  •
  with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation;

  •
  with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or the Nasdaq national market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations or any combination thereof; or

  •
  to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

        California.    The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or the Nasdaq national market generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of the corporation or the corporation itself, or both, immediately prior to the reorganization, will own immediately after the reorganization equity securities representing more than 5/6 of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of asset reorganizations.

Dissolution

        California.    Under California law, the holders of 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation.

        Delaware.    Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote on the matter. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the Delaware corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions.

        UnionBanCal Corporation.    UnionBanCal Corporation's certificate of incorporation will not contain such a supermajority voting requirement after the Delaware reincorporation.

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s certificate of incorporation is silent regarding dissolution and therefore follows the default provisions of Delaware law stated above.

Interested Director Transactions

        California and Delaware.    Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, if certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law.

        UnionBanCal Corporation and Monterey Bay Bancorp, Inc.    Neither UnionBanCal Corporation nor Monterey Bay Bancorp, Inc. impose limitations on transaction with directors that are more restrictive than the provisions of California or Delaware law. After the reincorporation, UnionBanCal Corporations certificate of incorporation and bylaws will not contain any provisions more restrictive regarding transactions with directors than those provided for under Delaware law.

Shareholder Derivative Suits

        California law provides that a shareholder bringing a derivative action on behalf of a corporation need not, in certain situations, have been a shareholder at the time of the transaction in question, if certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

Application of the General Corporation Law of California to Delaware Corporations

        Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) which have significant contacts with California are subject to a number of provisions of the California General Corporation Law. However, an exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange, such as the New York Stock Exchange. Following the Proposed Reincorporation, the common stock of UnionBanCal Corporation will continue to be traded on the New York Stock Exchange and, accordingly, it is expected that UnionBanCal Corporation will be exempt from Section 2115.

Power to Call Special Shareholders' Meetings

        California.    California law provides that a special meeting of shareholders may be called by the board, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at the meeting.

        Delaware.    Under Delaware law, a special meeting of shareholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws.

        UnionBanCal Corporation.    After the Delaware reincorporation, UnionBanCal Corporation's certificate of incorporation and bylaws will authorize the board, the chairman of the board, the president or the holders of a majority of the voting shares to call a special meeting of shareholders. Therefore, holders of at least 10% of the voting shares of UnionBanCal Corporation will no longer be able to call a special meeting. However, The Bank of Tokyo-Mitsubishi, Ltd., as long as it holds at least a majority of the voting shares, would be able to call a special meeting.

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s bylaws provide that a special meeting of stockholders may only be called by the board of directors.

Filling Vacancies on the Board of Directors

        California.    Under California law, any vacancy on the board other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if authorized by a corporation's articles of incorporation or by a bylaw approved by the shareholders. UnionBanCal Corporation's current articles of incorporation and bylaws do not authorize directors to fill vacancies created by removal of a director.

        Delaware.    Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. After the Delaware reincorporation, UnionBanCal Corporation's certificate of incorporation will provide, consistent with the current bylaws, that any vacancy created by the removal of a director by the stockholders may be filled only by the stockholders.

        Monterey Bay Bancorp, Inc.    The certificate of incorporation and bylaws of Monterey Bay Bancorp, Inc. follow the default provisions of Delaware law.

Shareholder Action by Written Consent

        Delaware.    Under Delaware law (unless otherwise provided in the certificate of incorporation), any action which is required to be taken or may be taken at a meeting of stockholders, may be taken by a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

        California.    Under California law (unless otherwise provided in the articles of incorporation), any action which may be taken at a meeting of shareholders may also be taken by the written consent of the holders of at least the same proportion of outstanding shares as would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, except that California law provides that the election of directors by written consent generally requires the unanimous consent of all shares entitled to vote for the election of directors.

        UnionBanCal Corporation.    UnionBanCal Corporation's bylaws allow shareholders to take action by written consent and will continue to do so after the Delaware reincorporation.

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s certificate of incorporation provides that any action taken by stockholders must be taken at an annual or special meeting, and stockholders may not act by written consent.

Advance notice of shareholder proposals

        UnionBanCal Corporation.    UnionBanCal Corporation's bylaws also provide that in order to nominate candidates for the board or to propose business to be brought before any shareholders meeting a shareholder must give timely prior notice to UnionBanCal Corporation. Notice must be received by the Secretary of UnionBanCal Corporation not less than one hundred twenty calendar days in advance of the date UnionBanCal Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the date contemplated at the time of the previous year's proxy statement, notice must be received a reasonable time before UnionBanCal Corporation mails its proxy statement. UnionBanCal Corporation's bylaws will contain a similar provision after the Delaware reincorporation.

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc.'s bylaws also provide that in order to propose business to be brought before any stockholders meeting a stockholder must comply with certain prior notice requirements. Notice must be received by the Secretary of Monterey Bay Bancorp, Inc. at least 120 days in advance of the date Monterey Bay Bancorp, Inc.'s proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that, if no annual meeting was held in the previous years or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed.

        Monterey Bay Bancorp, Inc.'s bylaws provide that stockholders entitled to vote for the election of directors at a stockholders' meeting may nominate candidates for election to the board. In order to do so, the stockholder must comply with certain prior notice requirements. Notice must be received by the Secretary of Monterey Bay Bancorp, Inc. at least 90 days in advance of the meeting. If less than one hundred days' notice of the date of the meeting is given or made to stockholders, to be timely notice must be so received by the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date was made.

Majority Share ownership by The Bank of Tokyo-Mitsubishi, Ltd.

        As of March 31, 2003, approximately 65 percent of the common stock of UnionBanCal Corporation was owned by The Bank of Tokyo-Mitsubishi, Ltd. See "Risk Factors—"UnionBanCal Corporation's Shareholder votes are controlled by The Bank of Tokyo-Mitsubishi, Ltd.; our interests may not be the same as The Bank of Tokyo-Mitsubishi Ltd.'s interests," "—The Bank of Tokyo-Mitsubishi, Ltd.'s financial condition could adversely affect our operations," "—Potential conflicts of interest with The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect us," and "—Possible future sales of shares by The Bank of Tokyo-Mitsubishi, Ltd. could adversely affect the market for our stock."

        Monterey Bay Bancorp, Inc.    Monterey Bay Bancorp, Inc. does not have a controlling stockholder.

Other Matters

        Proxy holders will vote all shares represented by duly executed proxies in accordance with the instructions in the proxies. The board of directors of Monterey Bay Bancorp, Inc. knows of no other matters which will be brought before the meeting. If any new matters are properly presented, the proxy holders will vote all proxies solicited relating to the meeting in accordance with their judgment.

Experts

        The consolidated financial statements of UnionBanCal Corporation incorporated in this document by reference to UnionBanCal Corporation's annual report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in UnionBanCal Corporation's method of accounting for previously recognized goodwill and intangible assets, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Monterey Bay Bancorp, Inc. incorporated in this document by reference to Monterey Bay Bancorp, Inc.'s annual report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference which report expresses an unqualified opinion, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

        Certain legal matters with respect to UnionBanCal Corporation, including the validity of the UnionBanCal Corporation common stock to be issued in connection with the merger and the tax implications of the transactions reflected in this proxy statement/prospectus, will be passed upon for UnionBanCal Corporation by Bingham McCutchen LLP, San Francisco, California.

Where You Can Find More Information

        UnionBanCal Corporation and Monterey Bay Bancorp, Inc. file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that UnionBanCal Corporation or Monterey Bay Bancorp, Inc. files at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, DC 20545 at prescribed rates. Please call the SEC at 1-(800) SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding UnionBanCal Corporation and Monterey Bay Bancorp, Inc. are available. Reports, proxy statements and other information concerning UnionBanCal Corporation may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also read and copy Monterey Bay Bancorp, Inc.'s SEC filings at the offices of the Nasdaq Stock Market, 1735 K Street N.W., Washington, D.C. 20006. UnionBanCal Corporation maintains a website at "http://www.uboc.com." Monterey Bay Bancorp, Inc. maintains a website at "http://www.montereybaybank.com." The material located on the websites of UnionBanCal Corporation and Monterey Bay Bancorp, Inc. is not a part of this proxy statement/prospectus.

        UnionBanCal Corporation has filed with the SEC a registration statement on Form S-4 under the Securities Act relating to the shares of UnionBanCal Corporation common stock to be issued in connection with the merger. This document also constitutes the prospectus of UnionBanCal Corporation filed as part of the registration statement and does not contain all the information included in the registration statement and related exhibits. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the SEC at the address stated above.

        This proxy statement/prospectus is accompanied by a copy of Monterey Bay Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, which is also incorporated by reference in this proxy statement/prospectus.

        The SEC allows UnionBanCal Corporation to "incorporate by reference" information into this document, which means that UnionBanCal Corporation can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this proxy statement/prospectus. This document incorporates by reference the documents listed below that UnionBanCal Corporation has previously filed with the SEC. These documents contain important information about UnionBanCal Corporation and its financial condition.

UnionBanCal Corporation Commission Filings (File No. 001-15081)	Period
Annual Report on Form 10-K	Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarter ended March 31, 2003
Current Report on Form 8-K	Dated March 14, 2003
Current Report on Form 8-K	Dated January 6, 2003

        In addition, Monterey Bay Bancorp, Inc. incorporates by reference the following documents filed with the SEC:

Monterey Bay Bancorp, Inc. Commission Filings (File No. 000-24842)	Period
Annual Report on Form 10-K	Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarter ended March 31, 2003
Current Report on Form 8-K	Dated January 29, 2003
Current Report on Form 8-K	Dated April 7, 2003

        In addition, UnionBanCal Corporation incorporates by reference the description of its common stock appearing in its Registration Statement on Form 8-A filed June 7, 1999, as such Registration Statement may be amended from time to time, and as such description may be amended from time to time in subsequent filings by UnionBanCal Corporation under the Securities Exchange Act of 1934.

        UnionBanCal Corporation incorporates by reference any additional documents that it may file with the SEC between the date of this document and the date of the Monterey Bay Bancorp, Inc. special stockholders' meeting under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. UnionBanCal Corporation has supplied all information contained or incorporated by reference in this document relating to UnionBanCal Corporation and Monterey Bay Bancorp, Inc. has supplied all information contained or incorporated by reference in this document relating to Monterey Bay Bancorp, Inc. and its affiliates.

        In deciding how to vote on the merger, you should rely only on the information contained or incorporated by reference in this document. Neither UnionBanCal Corporation nor Monterey Bay Bancorp, Inc. has authorized any person to provide you with any information that is different from what is contained in this document. This document is dated May 15, 2003. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing to you of this document nor the issuance to you of shares of UnionBanCal Corporation common stock will create any implication to the contrary. This document does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
UNION BANK OF CALIFORNIA, N.A.
UNIONBANCAL CORPORATION
AND
MONTEREY BAY BANK
MONTEREY BAY BANCORP
DATED AS OF
April 7, 2003

A-i

3.23	Undisclosed Liabilities	29
3.24	Assets	29
3.25	Indemnification	30
3.26	Insider Interests	30
3.27	Registration Obligations	30
3.28	Brokers and Finders	30
3.29	Fairness Opinion	31
3.30	Governmental Approvals and Other Conditions	31
ARTICLE IV COVENANTS OF COMPANY ENTITIES
4.1	Business in Ordinary Course	31
4.2	Conforming Accounting and Reserve Policies; Restructuring Matters	34
4.3	Certain Actions	34
ARTICLE V ADDITIONAL AGREEMENTS
5.1	Inspection of Records; Confidentiality	35
5.2	Registration Statement; Stockholder Approval	36
5.3	Agreements of Directors and Other Affiliates	36
5.4	Expenses	37
5.5	Cooperation	37
5.6	Regulatory Applications	37
5.7	Financial Statements and Reports	37
5.8	Notice	38
5.9	Press Release	38
5.10	Delivery of Supplements to Disclosure Schedules	38
5.11	Litigation Matters	38
5.12	Written Agreements with Employees; Benefits and Related Matters	38
5.13	Confidentiality; Non-Solicitation; Noncompetition	40
5.14	Indemnification and Insurance	40
5.15	Environmental Matters	40
5.16	Intellectual Property	41
5.17	NYSE Listing	41
5.18	Taxes	41
5.19	Company Entities Merger	41
ARTICLE VI CONDITIONS
6.1	Conditions to the Obligations of Parent Bank and Parent	42
6.2	Conditions to the Obligations of Company Entities	43
6.3	Conditions to the Obligations of the Parties	43
ARTICLE VII TERMINATION; AMENDMENT; WAIVER
7.1	Termination	44
7.2	Liabilities and Remedies; Liquidated Damages	45
7.3	Survival of Agreements	46
7.4	Amendment	46
7.5	Waiver	46

A-ii

ARTICLE VIII GENERAL PROVISIONS
8.1	Survival	47
8.2	Notices	47
8.3	Applicable Law	48
8.4	Headings, Etc	48
8.5	Waiver of Right to Jury Trial	48
8.6	Severability	48
8.7	Entire Agreement; Binding Effect; Non-Assignment; Counterparts	48
Exhibit A Form of Bank Merger Agreement
Exhibit B Form of Subsidiary Merger Agreement
Exhibit C Form of Affiliate Letter
Exhibit D Form of Voting Agreement
Exhibit E Form of Confidentiality and Non-Solicitation Agreement
Exhibit F Form of Noncompetition Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of April 7, 2003, is by and among Monterey Bay Bank, a federal savings association ("Company Bank"), Monterey Bay Bancorp, a Delaware corporation and a savings and loan holding company under the Federal Home Owners Loan Act ("Company") (collectively Company Bank and Company shall be referred to as "Company Entities"), Union Bank of California, N.A., a national banking association ("Parent Bank"), and UnionBanCal Corporation, a California corporation and a registered bank holding company under the Federal Bank Holding Company Act and the sole shareholder of Parent Bank ("Parent").

RECITALS

        A.    Company Bank and Parent Bank wish to provide for the terms and conditions of a business combination in which Company Bank will be merged with and into Parent Bank with Parent Bank as the surviving entity (the "Bank Merger").

        B.    The parties also wish to provide for the terms and conditions of the following series of business combinations. Immediately prior to the Bank Merger, Company will be merged with and into a Delaware limited liability company to be formed as an operating subsidiary of Company Bank (the "Op Sub"), with the Op Sub as the surviving entity (the "Company Entities Merger"). Immediately after completion of the Bank Merger, Op Sub shall be merged with and into Parent Bank, with Parent Bank as the surviving entity (the "Op Sub Merger"). Immediately after completion of the Op Sub Merger, Company Bank's nonbank subsidiary, Portola Investment Corporation ("Company Bank Subsidiary"), a California corporation, will be merged with and into UBOC Investment Services, Inc. ("Parent Bank Sub"), a California corporation and wholly owned subsidiary of Parent Bank, with Parent Bank Sub as the surviving entity (the "Subsidiary Merger").

        C.    For federal income tax purposes, it is intended that these proposed transactions, individually and collectively, shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

        D.    The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Bank Merger, the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger and also to prescribe various conditions to the Bank Merger, the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger.

        E.    The respective Boards of Directors of the parties hereto have each approved this Agreement, the Bank Merger, the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger and have determined that this Agreement, the Bank Merger, the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger are advisable.

AGREEMENT

        Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

ARTICLE I
THE MERGER AND RELATED MATTERS

        1.1    Bank Merger; Surviving Entity.

        (a)    The Bank Merger.    Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the National Bank Act and the rules and regulations promulgated by the Office of the

Comptroller of the Currency (the "OCC") and, to the extent applicable, the Office of Thrift Supervision ("OTS") and the Japan Financial Services Agency (the "FSA"), at the Effective Time (as defined in Section 1.3(b) hereof), Company Bank shall be merged with and into Parent Bank pursuant to the terms and conditions set forth herein.

        (b)    Surviving Entity.    Upon the consummation of the Bank Merger, the separate corporate existence of Company Bank shall cease and Parent Bank shall continue as the surviving entity under the laws of the United States. The name of Parent Bank as the surviving entity of the Bank Merger shall remain "Union Bank of California, N.A." From and after the Effective Time, Parent Bank, as the surviving entity of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Parent Bank and Company Bank, all as more fully described in the National Bank Act.

        (c)    Articles of Association and Bylaws of the Surviving Corporation.    The Articles of Association and Bylaws of Parent Bank, as in effect immediately prior to the Effective Time, shall be the Articles of Association and Bylaws of Parent Bank, as the surviving corporation of the Bank Merger, until either is thereafter amended in accordance with applicable law.

        (d)    Directors and Officers of the Surviving Corporation.    The directors and officers of Parent Bank immediately prior to the Effective Time shall be the directors and officers of Parent Bank, as the surviving corporation of the Bank Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

        (e)    Principal Office.    The location of the principal office of Parent Bank, as the surviving corporation of the Bank Merger, shall be 400 California Street, San Francisco, CA 94104.

        1.2    The Company Entities Merger; the Op Sub Merger; and the Subsidiary Merger.

        (a)    The Company Entities Merger.    Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law ("DGCL"), immediately prior to the Effective Time, Company shall merge into Op Sub with Op Sub as the surviving entity. Upon consummation of the Company Entities Merger, the separate corporate existence of Company shall terminate. The Certificate of Formation and Operating Agreement of Op Sub, as in effect immediately prior to the Company Entities Merger Effective Time (as defined in Section 1.3(a) hereof), shall be the Certificate of Formation and Operating Agreement of Op Sub, as the surviving entity in the Company Entities Merger, until either is thereafter amended in accordance with applicable law. The members and managers, if any, of Op Sub immediately prior to the Company Entities Merger Effective Time shall be the members and managers, if any, of Op Sub, as the surviving entity of the Company Entities Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

        (b)    The Op Sub Merger.    Subject to the terms and conditions of this Agreement, in accordance with the DGCL and the provisions of the National Bank Act and the rules and regulations promulgated by the OCC and the Federal Deposit Insurance Corporation (the "FDIC"), immediately following the Effective Time Op Sub shall merge into Parent Bank. Upon the consummation of the Op Sub Merger, the separate company existence of Op Sub shall cease and Parent Bank shall continue as the surviving entity under the laws of the United States. The name of Parent Bank as the surviving entity of the Op Sub Merger shall remain "Union Bank of California, N.A." The Articles of Association and Bylaws of Parent Bank, as in effect immediately prior to the Op Sub Merger Effective Time (as defined in Section 1.3(c) hereof), shall be the Articles of Association and Bylaws of Parent Bank, as the surviving corporation of the Op Sub Merger, until either is thereafter amended in accordance with applicable law. The directors and officers of Parent Bank immediately prior to the Op Sub Merger Effective Time shall be the directors and officers of Parent Bank, as the surviving corporation of the Op Sub Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected. In connection with the Op Sub Merger, the outstanding limited liability company interests of Op Sub immediately prior to the Op Sub Merger Effective Time shall be converted into the right to receive in exchange therefor shares of common stock of Parent Bank having an aggregate book value equal to the member's equity of Op Sub (in each case determined in accordance with U.S. generally accepted accounting principles ("GAAP")) and the outstanding shares of common stock of Parent Bank immediately prior to the Op Sub Merger Effective Time shall remain shares of common stock of Parent Bank and shall be unaffected by the Op Sub Merger.

        (c)    Subsidiary Merger.    Subject to the terms and conditions of this Agreement, in accordance with the California General Corporation Law ("CGCL"), immediately after the Op Sub Merger Effective Time, Company Bank Subsidiary shall merge into Parent Bank Sub with Parent Bank Sub as the surviving entity. Upon consummation of the Subsidiary Merger, the separate corporate existence of Company Bank Subsidiary shall terminate. The Articles of Incorporation and Bylaws of Parent Bank Sub, as in effect immediately prior to the Subsidiary Merger effective time, shall be the Articles of Incorporation and Bylaws of Parent Bank Sub, as the surviving corporation in the Subsidiary Merger, until either is thereafter amended in accordance with applicable law. The directors and officers of Parent Bank Sub immediately prior to the Subsidiary Merger effective time shall be the directors and officers of Parent Bank Sub, as the surviving corporation of the Subsidiary Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected. In connection with the Subsidiary Merger, the outstanding shares of stock of Company Bank Subsidiary immediately prior to the Subsidiary Merger effective time shall be converted into the right to receive in exchange therefor shares of common stock of Parent Bank having an aggregate book value equal to the stockholders equity of Company Bank Subsidiary (in each case determined in accordance with GAAP) and the outstanding shares of common stock of Parent Bank immediately prior to the Subsidiary Merger effective time shall remain shares of common stock of Parent Bank and shall be unaffected by the Subsidiary Merger.

        (d)    Conversion of Company Stock in Company Entities Merger.    In connection with the Company Entities Merger, each outstanding share of common stock of Company ("Company Common Stock") shall be converted into the right to receive in exchange therefor one share of common stock of Company Bank ("Company Bank Common Stock"), and all previously outstanding shares of common stock of Company Bank shall be cancelled without consideration. As a result of the Company Entities Merger and the exchange of shares described herein, the stockholders of Company immediately before the Company Entities Merger shall become the stockholders of Company Bank upon completion of the Company Entities Merger.

        1.3    Filing of Merger Agreements.

        (a)    The Company Entities Merger.    As soon as practicable, but in no event later than the last calendar day of the calendar month in which each of the conditions set forth in Article VI hereof has been satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing), Company will file, or cause to be filed, with the Delaware Secretary of State the Company Entities Merger Agreement in a form to be mutually agreed upon (the "Company Entities Merger Agreement"). The Company Entities Merger shall become effective at the time the Company Entities Merger Agreement is filed with the Delaware Secretary of State (the "Company Entities Merger Effective Time").

        (b)    The Bank Merger.    Immediately following the Company Entities Merger Effective Time, Parent Bank and Company Bank will file, or cause to be filed, with the OCC the Bank Merger Agreement in substantially the form attached hereto as Exhibit A (the "Bank Merger Agreement"), and such certificates and other documents as Parent Bank and Company Bank may deem reasonably necessary or appropriate for the Bank Merger. The Bank Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the National Bank Act. The Bank Merger shall become effective at the time the Bank Merger Agreement is filed with the OCC (the "Effective Time").

        (c)    The Op Sub Merger and the Subsidiary Merger.    Immediately following the Effective Time, Parent Bank will file, or cause to be filed, with the OCC the Op Sub Merger Agreement in a form to be mutually agreed upon (the "Op Sub Merger Agreement"), and such certificates and other documents as Parent Bank may deem reasonably necessary or appropriate for the Op Sub Merger. The Op Sub Merger Agreement and certificates and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the National Bank Act. The Op Sub Merger shall become effective at the time the Op Sub Merger Agreement is filed with the OCC (the "Op Sub Merger Effective Time"). Immediately after the Op Sub Merger Effective Time, Parent Bank will file, or cause to be filed, with the California Secretary of State the Subsidiary Merger Agreement in substantially the form attached hereto as Exhibit B (the "Subsidiary Merger Agreement"), and such certificates and other documents as Parent Bank may deem reasonably necessary or appropriate for the Subsidiary Merger.

        1.4    Conversion of Company and Company Bank Common Stock; Cash/ Stock Election.

        (a)    Conversion of Company Common Stock.    At the Effective Time, the conversion of each outstanding share of Company Common Stock (including Company Common Stock converted into the right to receive Company Bank Common Stock in the Company Entities Merger; for purposes of this Section 1.4 and, where in context throughout the Agreement it is appropriate, references to "Company Common Stock" and Company stockholders shall be understood to include holders of Company Bank Common Stock following the Company Entities Merger) shall proceed as follows:

    The terms used herein shall have the following meanings:

    "Cash Adjustment" shall mean, if the Average Closing Price is less than $33.00, an amount of cash equal to 1,340,277 multiplied by the difference between $33.00 and the Average Closing Price; provided, however, that the maximum Cash Adjustment shall be an amount of cash resulting in the Cash Component equaling not more than 55% of the Total Value.

    "Cash Component" shall mean $48,250,000 in cash plus (A) the cash, if any, required by the Cash Adjustment and (B) the cash, if any, added by Parent Bank pursuant to the adjustment required by the definition of Exercised Option Adjustment.

    "Stock Component" shall mean the sum of (i) the Basic Stock Component plus (ii) the number of additional shares of Parent Common Stock added by Parent Bank pursuant to the adjustment required by the definition of Exercised Option Adjustment.

    "Basic Stock Component" shall mean the number of shares of Parent common stock ("Parent Common Stock") derived as follows: if the Average Closing Price is less than $36.00, then the Basic Stock Component shall be 1,340,277 shares of Parent Common Stock; or if the Average Closing Price is at least $36.00 and not greater than $44.00, then the Basic Stock Component shall be the number of shares of Parent Common Stock derived by dividing $48,250,000 by the Average Closing Price; or if the Average Closing Price is greater than $44.00 and not greater than $47.00, then the Basic Stock Component shall be 1,096,590 shares of Parent Common Stock; or if the Average Closing Price is greater than $47.00, then the Basic Stock Component shall be the number of shares of Parent Common Stock derived by dividing $51,539,773 by the Average Closing Price.

    "Average Closing Price" shall mean the average of the closing price of Parent Common Stock as reported in The Wall Street Journal (Western Edition) for the 20 trading days of the New York Stock Exchange ("NYSE") ending on the third trading day prior to the Closing Date.

    "Exercised Option Adjustment" shall be an additional amount of cash and/or additional number of shares of Parent Common Stock, the mix of which shall be in the sole discretion of Parent Bank (provided that the allocation of cash shall not result in the total Cash Component exceeding 55% of the Total Value), equal in value to the aggregate exercise price paid to Company by grantees of Company Stock Options in exercising Company Stock Options during the period commencing on the date of this Agreement and ending at the Effective Time. Such additional cash and/or additional number of shares of Parent Common Stock shall be part of, and added to, the Cash Component and the Stock Component, respectively. The value of the Parent Common Stock added hereby shall be determined by multiplying the number of additional shares by the Average Closing Price.

    "Outstanding Shares" shall mean all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, excluding any shares owned by Company or any of its Subsidiaries including, without limitation, treasury shares.

    "Pro Forma Shares" shall mean the sum of Outstanding Shares plus all shares that could have been acquired under all Company Stock Options for which a cancellation agreement has been received pursuant to Section 1.4(h) hereof.

    "Total Value" shall mean the sum of (y) the Cash Component plus (z) the Stock Component multiplied by the Average Closing Price.

    "Pro Forma Value" shall mean the sum of (y) the Total Value plus (z) the aggregate exercise price of all Company Stock Options for which a cancellation agreement has been received pursuant to Section 1.4(h) hereof.

    "Per Share Merger Value" shall mean the Pro Forma Value divided by the Pro Forma Shares.

    "Per Share Merger Consideration" shall mean cash or shares of Parent Common Stock with a value equal to the Per Share Merger Value, with the value of shares of Parent Common Stock based on the Average Closing Price.

    "Adjusted Cash Component" shall mean the remainder of the Cash Component after subtracting (x) the Dissenters Set Aside, (y) cash paid out pursuant to Section 1.4(a)(i) hereof and (z) cash paid out pursuant to Section 1.4(a)(ii) hereto (the "Benefit Plan Consideration").

    "Dissenters Set Aside" shall mean an amount equal to the Per Share Merger Value multiplied by the number of Dissenting Shares.

            (i)  Parent Bank shall pay cash from the Cash Component to the holder of each outstanding, unexercised Company Stock Option, whether or not vested, who has delivered the agreement anticipated by Section 1.4(h) in an amount equal to the Per Share Merger Value minus the exercise price of each such option (the "Stock Option Consideration") for each such option.

           (ii)  Parent Bank shall pay cash from the Cash Component (A) to the trustee of the 401(k) Plan in cash an amount equal to the product of the number of shares of Company Common Stock held by the 401(k) Plan, as of immediately prior to the Company Entities Merger Effective Time, multiplied by the Per Share Merger Value and (B) to the trustee of the ESOP cash in an amount equal to the product of the number of shares of Company Common Stock held by the ESOP, as of immediately prior to the Company Entities Merger Effective Time, multiplied by the Per Share Merger Value.

          (iii)  Parent Bank shall set aside cash from the Cash Component in an amount equal to the Dissenters Set Aside. Parent Bank shall deliver to an independent exchange agent to be selected by Parent Bank and reasonably acceptable to Company (the "Exchange Agent") the Stock Component and the Adjusted Cash Component. Each share of Company Common Stock (except for Dissenting Shares) shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, but subject to Sections 1.4(c) and (g) hereof, be converted into the right to receive Per Share Merger Consideration in accordance with the election procedures set forth herein.

          (iv)  At the Effective Time, the holders of certificates formerly representing shares of Company Bank Common Stock, including Company Common Stock converted into the right to receive Company Bank Common Stock in the Company Entities Merger, shall cease to have any rights as Company Bank stockholders. Except as provided above, until such certificates are surrendered for exchange, the certificates of each holder shall, after the Effective Time, represent for all purposes only the right to receive the Per Share Merger Consideration.

           (v)  If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Stock Component.

        (b)    Merger Consideration; Cash/Stock Election.

            (i)  The terms used in this provision shall have the following meanings:

    "Cash/Stock Election" shall mean the process described herein by which each Company stockholder shall be permitted to state a preference to receive for each such share of Company Common Stock held by such stockholder immediately prior to the Effective Time cash or shares of Parent Common Stock.

    "Oversubscribed" shall mean that the aggregate number of shares of Company Common Stock with respect to which a cash election has been made exceeds the aggregate cash available in the Adjusted Cash Component.

    "Undersubscribed" shall mean that the aggregate number of shares of Company Common Stock with respect to which a stock election has been made exceeds the aggregate number of shares of Parent Common Stock available in the Stock Component.

           (ii)  Each share of Company Common Stock issued and outstanding at the Effective Time (other than shares owned by Parent or any of its Subsidiaries or shares that are owned by Company or any of its Subsidiaries and other than Dissenting Shares) shall be converted into, and become exchangeable for, Per Share Merger Consideration. Subject to the allocation and election procedures in this Section 1.4, each Company stockholder may state a preference to receive for each share of Company Common Stock held by such stockholder immediately prior to the Effective Time Per Share Merger Consideration payable in: (y) all shares of Parent Common Stock; or (z) all cash. If a Company stockholder does not make a valid and timely Cash/Stock Election with respect to any shares of Company Common Stock owned by such stockholder ("Non-election Shares"), the shares of Company Common Stock held by such stockholder shall be deemed by Parent Bank, in its sole discretion, subject to this Section 1.4(b), shares with respect to which cash or stock elections have been made.

          (iii)  If the Adjusted Cash Component is Undersubscribed, then the election process shall proceed as follows:

    (A)
    First, each share with respect to which a cash election has been made and each Non-election Share shall be converted into the right to receive Per Share Merger Consideration in cash from the Adjusted Cash Component.

    (B)
    Then, shares with respect to which a stock election has been made shall be converted into the right to receive, on a pro rata basis for each holder of shares of Company Common Stock with respect to those shares, if any, of such stockholder with respect to which a stock election has been made, Per Share Merger Consideration in cash so that the remainder of the Adjusted Cash Component is used up.

    (C)
    Then, the remaining shares of Company Common Stock with respect to which a stock election has been made shall be converted into the right to receive Per Share Merger Consideration payable from the Stock Component.

          (iv)  If the Adjusted Cash Component is Oversubscribed, then the election process shall proceed as follows:

    (A)
    First, each share with respect to which a stock election has been made and each Non-election Share shall be converted into the right to receive Per Share Merger Consideration in shares of Parent Common Stock from the Stock Component.

    (B)
    Then, shares with respect to which a cash election has been made shall be converted into the right to receive, on a pro rata basis for each holder of shares of Company Common Stock with respect to those shares, if any, of such stockholder with respect to which a cash election has been made, Per Share Merger Consideration in shares of Parent Common Stock so that the remainder of the Stock Component is used up.

    (C)
    Then, the remaining shares of Company Common Stock with respect to which a cash election has been made shall be converted into the right to receive Per Share Merger Consideration payable from the Adjusted Cash Component.

           (v)  In the event that neither clause (iii) or (iv) are applicable, (x) Non-election Shares of Company Common Stock shall be deemed to be (on a pro rata basis for each holder of Non-election Shares with respect to those shares, if any, of such stockholder that are Non-election Shares) shares with respect to which a stock election has been made so that the Stock Component is used up and any remaining Non-election Shares shall be deemed to be shares with respect to which a cash election has been made, (y) all shares with respect to which a cash election has been made (or deemed made pursuant to clause (x)) shall be converted into the right to receive Per Share Merger Consideration in cash and (z) all shares with respect to which a stock election has been made (or deemed made pursuant to clause (x)) shall be converted into the right to receive Per Share Merger Consideration in shares of Parent Common Stock.

          (vi)  Each Company stockholder shall receive at least, but no more than, the Per Share Merger Consideration for each share of Company Common Stock held (other than with respect to Dissenting Shares).

         (vii)  References in this Section 1.4 to Company shares and Company stockholders shall include reference to Company Bank shares and Company Bank stockholders immediately before the Effective Time.

        (c)    Exchange Procedures.    Parent Bank shall prepare a transmittal letter incorporating a Cash/Stock election form reasonably acceptable to Company ("Form of Election") which shall be mailed to Company's stockholders entitled to vote at the stockholders' meeting to adopt this Agreement (the "Company Stockholders' Meeting") together with the Proxy Statement (as defined in Section 2.7) so as to permit Company's stockholders to exercise their right to make a Cash/Stock Election prior to the Election Deadline. As used herein, "Election Deadline" means 5:00 p.m. local time in the city in which the principal office of the Exchange Agent is located on the date that is the business day prior to the date of the Company Stockholders' Meeting to approve the transactions anticipated by this Agreement. Company and Parent Bank shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than 15 business days before, and at least 5 business days prior to, the Election Deadline.

            (i)  A Company stockholder who holds shares in two or more capacities or in different names may make a separate Cash/Stock Election for each name or capacity in which shares are held.

           (ii)  Parent shall use commercially reasonable efforts to make available as promptly as possible a Form of Election to any Company stockholder who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

          (iii)  Any Cash/Stock Election shall have been made properly only if the Exchange Agent shall have received by the Election Deadline a Form of Election properly completed and signed and accompanied by certificates of the shares of Company Common Stock (the "Company Stock Certificates" or "Certificates") to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in the Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Parent Bank, in its sole discretion.

          (iv)  Any Company stockholder may, at any time prior to the Election Deadline, change his or her Cash/Stock Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. If Parent Bank determines in its reasonable discretion that any Cash/Stock Election is not properly made with respect to any shares of Company Common Stock, such Cash/Stock Election shall be deemed to be not in effect, and the holder of the shares of Company Common Stock shall be deemed not to have made an election with respect to the shares of Company Common Stock held by such stockholder, unless a proper Cash/Stock Election is thereafter timely made.

           (v)  Any Company stockholder may, at any time prior to the Election Deadline, revoke his or her Cash/Stock Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Company Stock Certificate, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Parent Bank or Company that this Agreement has been terminated in accordance with Article VII.

          (vi)  Company stockholders who make a Cash/Stock Election have no assurance that they will receive all cash or all stock or any specific proportion thereof.

        (d)    Reservation of Shares.    Prior to the Effective Time, the Board of Directors of Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for the purpose of issuing its shares to Company stockholders in accordance herewith.

        (e)    Dissenting Shares.    Any shares of Company Common Stock (including Company Common Stock converted into the right to receive Company Bank Common Stock in the Company Entities Merger) held by a holder who dissents from the Bank Merger in accordance with the provisions of applicable law shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to applicable law.

        (f)    Exchange of Company Common Stock.

            (i)  As to those Company stockholders (including Company Common Stock converted into the right to receive Company Bank Common Stock in the Company Entities Merger) who have not tendered their shares in connection with the election procedures set forth above, within 5 business days after the Effective Time, holders of record of Company Stock Certificates shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Parent Bank shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by Parent Bank or the Exchange Agent.

           (ii)  After the Effective Time, each holder of a Certificate that surrenders such Certificate to Parent Bank or the Exchange Agent will, upon acceptance thereof by Parent Bank or the Exchange Agent, be entitled to the Per Share Merger Consideration payable in respect of the shares represented thereby as determined under Section 1.4(b).

          (iii)  Parent Bank or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Parent Bank or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Parent Bank or the Exchange Agent may reasonably require.

          (iv)  Each outstanding Certificate, other than those representing Dissenting Shares, shall until duly surrendered to Parent Bank or the Exchange Agent be deemed to evidence the right to receive the Per Share Merger Consideration payable in respect of the shares represented thereby.

           (v)  After the Effective Time, holders of Certificates shall cease to have rights with respect to Company Common Stock or Company Bank Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Per Share Merger Consideration. After the Effective Time, there shall be no further transfer of Certificates on the records of Company Entities, and if such Certificates are presented to Company Entities for transfer, they shall be canceled against delivery of the Per Share Merger Consideration. Parent Bank shall not be obligated to deliver any merger consideration pursuant to this Article I to any former holder of Company Common Stock until such holder surrenders the Certificates as provided herein except as provided in paragraph (vii) below. No dividends declared will be remitted, nor any voting rights granted, to any person entitled to receive Parent Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Parent Common Stock, at which time such dividends on whole shares of Parent Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon, and voting rights will be restored. Certificates surrendered for exchange by any person constituting an "affiliate" of Company Entities for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing Parent Common Stock until Parent Bank has received a written agreement from such person as specified in Section 5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Company Common Stock represented by any Certificate for any merger consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent Bank and the Exchange Agent shall be entitled to rely upon the stock transfer books of Company Entities to establish the identity of those persons entitled to receive merger consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent Bank or the Exchange Agent

  shall be entitled to deposit any merger consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (vi)  If any merger consideration payable pursuant to this Article I is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Parent Bank or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of Parent Bank or the Exchange Agent that such tax has been paid or is not applicable.

         (vii)  In the event any Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to Parent Bank or the Exchange Agent an affidavit stating such fact, in form reasonably satisfactory to Parent Bank, and, if reasonably required by the Exchange Agent consistent with its policies and procedures, indemnity in a customary amount against any claim that may be made against Parent Bank or Company or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Per Share Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

        (g)    No Fractional Shares.    Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Bank Merger. Each holder who otherwise would have been entitled to a fraction of a share of Parent Common Stock (after taking into account all Certificates of such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Closing Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

        (h)    Stock Options.    Company Entities shall use their commercially reasonable efforts to obtain from each holder ("Option Holder") of an option outstanding ("Company Stock Option") under Company's 1995 Incentive Stock Option Plan and 1995 Stock Option Plan for Outside Directors (the "Company Stock Option Plans") an agreement canceling such Option Holder's Company Stock Options in return for receipt following the Effective Time by such holder of the Stock Option Consideration with respect to such Option Holder's Company Stock Options. With respect to any Company Stock Option that remains outstanding and unexercised following the Effective Time, neither Parent nor Parent Bank will issue any replacement option for any such option or recognize any such option as a right to acquire shares of Parent Common Stock.

        1.5    Closing.    Subject to the provisions of Article VI hereof, the closing of the transactions contemplated in this Agreement (the "Closing") shall be held at the offices of Bingham McCutchen LLP at Three Embarcadero Center, San Francisco, CA 94111-4067. The date on which the Closing actually occurs is herein referred to as the "Closing Date." Unless otherwise mutually agreed in writing between the parties, the Closing Date shall be the last calendar day of the calendar month in which the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at Closing) are first satisfied or waived.

        1.6    Reservation of Right to Revise Transaction.    After consultation with Company, Parent Bank shall have the right to change the method of effecting the Bank Merger, the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger (including without limitation the provisions of this Article I), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the merger consideration or the rights or obligations of Company Entities hereunder, (b) diminish the benefits to be received by the directors, officers or employees of Company Entities as set forth in this Agreement, (c) materially impede or delay the consummation of the Bank Merger or (d) adversely affect the tax treatment of Company stockholders as a result of receiving the Per Share Merger

Consideration. Any change affecting the regulatory approvals required hereunder shall require the agreement of Company. Parent Bank may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

        1.7    Additional Actions.    If, at any time after the Effective Time, Parent Bank shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Parent Bank its right, title or interest in, to or under any of the rights, properties or assets of Company Bank or (b) otherwise carry out the purposes of this Agreement, Company Entities hereby grant to Parent Bank an irrevocable power of attorney, effective following the Effective Time, to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in Parent Bank and otherwise carry out the purposes of this Agreement, and the officers and directors of Parent Bank are authorized in the name of Company Entities to take any and all such action following the Effective Time.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PARENT BANK AND PARENT

        Except as set forth on a disclosure schedule delivered to Company Entities prior to the execution of this Agreement ("Parent Bank Disclosure Schedule") Parent Bank and Parent jointly and severally represent and warrant to Company Entities that:

        2.1    Organization.

        (a) Parent Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it is now being conducted.

        (b) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is a bank holding company under the Bank Holding Company Act of 1956 and is the sole shareholder of Parent Bank.

        (c) Each of Parent and Parent Bank is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect (as defined in Section 2.1(d) hereof) on it or materially adversely affect the ability of Parent, Parent Bank or Parent Bank Sub to consummate the transactions contemplated herein. Each of Parent and Parent Bank has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Bank Merger Agreement and subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the transactions contemplated hereby and thereby.

        (d) As used in this Agreement, the term "Material Adverse Effect," with respect to Parent or Company, means any condition, event, change or occurrence that has or would reasonably be likely to have a material adverse effect on the condition (financial or otherwise), properties, business, operations, assets or deposit liabilities of such entity taken together with its Subsidiaries on a consolidated basis; it being understood that a Material Adverse Effect shall not include a change with respect to, or effect on, such entity and any entity which it controls directly or indirectly ("Subsidiaries") resulting from (i) a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis; (ii) changes in economic conditions affecting financial institutions generally, except to the extent such changes disproportionately affect such entity; (iii) changes contemplated by or resulting from, or expenses (such as legal, accounting and investment bankers' fees) incurred in connection with, this Agreement; or (iv) in the case of Company Entities, adjustments taken pursuant to Section 4.2 hereof.

        2.2    Authorization.    The execution, delivery and performance of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Boards of Directors of Parent Bank and Parent, and no other corporate action on their part is required to be taken. This Agreement has been duly executed and delivered by Parent and Parent Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

        2.3    Conflicts.    Subject to receipt of the approvals or waivers and the mailing of the notices contemplated by Section 2.9, the execution and delivery of this Agreement and the Bank Merger Agreement by Parent and Parent Bank does not, and the consummation by Parent and Parent Bank of the transactions contemplated hereby and thereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, (i) any provision of the Articles of Association or Bylaws of Parent Bank or similar documents of any Subsidiary of Parent or Parent Bank ("Parent Subsidiary"), (ii) any mortgage, indenture, lease or agreement to which Parent or any Parent Subsidiary is a party or by which any of their assets is found, or (iii) any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent Bank, Parent or any Parent Subsidiary or their respective properties, other than any such conflicts, violations or defaults which, with respect to (i) or (ii), would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

        2.4    Capitalization.

        (a) As of the date hereof, the authorized capital stock of Parent consists of (i) 300,000,000 shares of Parent Common Stock, of which, as of December 31, 2002, 150,702,363 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value per share ("Parent Preferred Stock"), of which none are issued and outstanding. Since December 31, 2002, no shares of Parent Common Stock have been issued except pursuant to the exercise of stock options granted under Parent's stock option plans and Parent's dividend reinvestment and stock purchase plan. All of the issued and outstanding shares of Parent Common Stock have been, and all of the shares of Parent Common Stock to be issued in the Bank Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of Parent Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Parent or are subject to any preemptive rights of the current or past shareholders of Parent and none of the outstanding shares of Parent Common Stock is or will be entitled to any preemptive rights in respect of the Bank Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement.

        (b)   As of the date hereof, Parent does not have outstanding any capital stock or other securities or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or other securities or rights convertible or exercisable into or exchangeable for, shares of the capital stock of Parent or any contracts, commitments, understandings or arrangements by which Parent is or may be bound to issue additional shares of its capital stock, except pursuant to employee and director stock options or other arrangements disclosed in the Parent SEC Reports (as hereinafter defined). There are no outstanding phantom stock rights or awards and there are no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter.

        2.5    Parent Bank and Parent Filings and Reports; Material Changes.

        (a)   Parent has filed, and will continue to file, through the public EDGAR database of the Securities and Exchange Commission (the "SEC"), each report, schedule, registration statement and definitive proxy statement that it was or will be required to file with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than reports filed pursuant to Section 13(g) of the Exchange Act), since December 31, 2001 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"). As of their respective dates of filing with the SEC, the Parent SEC Reports complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments).

        (b)   Each of Parent Bank, Parent and the Parent Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was or will be required to file with the SEC, the OCC, the Federal Reserve Board ("FRB"), the NYSE and other applicable bank, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied or will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the applicable authority and, in the case of documents filed with the SEC, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service (the "IRS"), state and local taxing authorities, or the OCC in the regular course of the business of Parent Bank, Parent or the Parent Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the knowledge of Parent Bank and Parent, investigation into the business or operations of Parent Bank, Parent or the Parent Subsidiaries since December 31, 2001. There is no unresolved violation or exception by the SEC, OCC, FRB or other agency, commission or entity with respect to any report or statement referred to herein that is material to Parent Bank, Parent or any Parent Subsidiary on a consolidated basis. To the extent not available on Parent SEC Reports filed on public databases, Parent has previously made available to Company Entities true and correct copies of all publicly available OCC and FRB filings made by Parent Bank, Parent and any Parent Subsidiary during calendar years 2001, 2002 and 2003 (to date).

        (c)   Since December 31, 2002 to the date hereof, there has been no change in the condition (financial or otherwise), properties, business, or results of operations of Parent or any of its Subsidiaries which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on Parent.

        2.6    Compliance with Laws.

        (a)   Except as disclosed in the Parent SEC Reports, the businesses of Parent Bank, Parent and the Parent Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances or other laws or regulations relating to the respective businesses conducted or the properties occupied or used by Parent Bank, Parent or any Parent Subsidiary, except for possible violations which either individually or in the aggregate do not and would not reasonably be likely to have a Material Adverse Effect on Parent.

        (b)   No investigation or review by any governmental entity with respect to Parent Bank, Parent or any Parent Subsidiary is pending or, to the knowledge of Parent Bank and Parent, threatened, nor has any governmental entity indicated to Parent Bank, Parent or any Parent Subsidiary an intention to conduct the same, other than normal regulatory examinations and other investigations or reviews the outcome of which will not have a Material Adverse Effect on Parent.

        (c)   Parent Bank and Parent are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 (the "CRA") and the regulations promulgated thereunder. As of the date of this Agreement, neither Parent Bank nor Parent has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Parent Bank or any of the Parent Subsidiaries to fail to be in substantial compliance with such provisions. Parent Bank has not received a CRA rating from an applicable regulatory authority which is less than "satisfactory."

        2.7    Registration Statement; Proxy Statement.    The information to be supplied by Parent Bank and Parent for inclusion in the registration statement relating to Parent Common Stock to be issued pursuant to this Agreement (the "Registration Statement") will not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied in writing by Parent Bank and Parent for inclusion in the prospectus/proxy statement ("Proxy Statement") in connection with the Company Stockholders' Meeting (as defined in Section 1.4(c)) will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company stockholders, and at the time of the Company Stockholders' Meeting, contain any statement that, in light of the circumstances under which it is made, is or will be false or misleading with respect to any material fact, omits or will omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omits or will omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting that has become false or misleading. If, at any time prior to the Company Stockholders' Meeting, any event relating to Parent Bank, Parent or any of their affiliates, officers or directors is discovered by Parent Bank or Parent that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent Bank or Parent will promptly inform Company and such amendment or supplement will be promptly filed with the SEC and, as required by law, promptly disseminated to Company stockholders. Notwithstanding the foregoing, Parent Bank and Parent make no representation or warranty with respect to any information supplied in writing by Company for inclusion in and that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement and the Registration Statement will (with respect to Parent Bank and Parent and the Parent Subsidiaries and their respective affiliates and officers) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

        2.8    Litigation.    Except as disclosed in the Parent SEC Reports, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the knowledge of Parent Bank and Parent, threatened, against or affecting Parent Bank, Parent or any Parent Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, except for those which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or to materially impede the ability of Parent or Parent Bank to consummate the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent Bank, or any Parent Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, which individually or in the aggregate would reasonably be likely to have a Material Adverse Effect on Parent.

        2.9    Governmental Approvals and Other Conditions.    To the knowledge of Parent Bank and Parent, there is no reason relating specifically to them or their affiliates why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted in a timely manner, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby or in the Bank Merger Agreement are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Parent Bank or Parent or any of their affiliates in connection with the execution and delivery of this Agreement or the Bank Merger Agreement or the consummation by them of the transactions contemplated hereby or thereby, except for: (i) the filing of all regulatory applications or notices with the OCC, the OTS or the FDIC; (ii) the filing by Parent of the Registration Statement with the SEC and various blue sky authorities, which Registration Statement shall include the Proxy Statement for use in connection with the Company Stockholders' Meeting; (iii) notice to the National Association of Securities Dealers ("NASD") in connection with the Subsidiary Merger and the filing of the Subsidiary Merger Agreement with the California Secretary of State; (iv)the filings contemplated by Article I hereof; and (v) pre-report to the FSA. No approval or waiver is required to be obtained from the FRB in connection with the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY BANK

        Except as set forth on a disclosure schedule delivered to Parent Bank prior to the execution of this Agreement ("Company Entities Disclosure Schedule"), Company and Company Bank represent and warrant to Parent Bank and Parent that:

        3.1    Organization.

        (a)   Company Bank is a federal savings association, duly chartered, validly existing and in good standing under the laws of the United States and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it is now being conducted.

        (b)   Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a savings and loan holding company under the Home Owners' Loan Act ("HOLA") and is the sole stockholder of Company Bank.

        (c)   Each of Company and Company Bank is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Company or materially adversely affect the ability of Company, Company Bank or Company Bank Subsidiary to consummate the transactions contemplated herein. Each of Company and Company Bank has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and, subject to the adoption of this Agreement by the stockholders of Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby and thereby.

        3.2    Authorization.    The execution, delivery and performance of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by the Boards of Directors of Company and Company Bank, and no other corporate action on the part of Company Entities is required to be taken, subject to the adoption of this Agreement, by the affirmative vote of the outstanding shares of Company Common Stock required by applicable law (the "Required Vote"). This Agreement has been duly executed and delivered by Company and Company Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or similar laws or equitable principles or doctrines.

        3.3    Conflicts.    Subject to the receipt of the approvals or waivers and the making of the notices contemplated by Section 3.30 the execution and delivery of this Agreement and the Bank Merger Agreement by Company and Company Bank does not, and the consummation by Company and Company Bank of the transactions contemplated hereby and thereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, permit the acceleration of any obligation under, require the giving of notice or obtaining consent under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, (i) any provision of the Certificate or Articles of Incorporation or Bylaws of Company or Company Bank or similar documents of Company Bank Subsidiary, (ii) any mortgage, indenture, lease or agreement to which Company, Company Bank or Company Bank Subsidiary is a party or by which any of their assets are bound, or (iii) any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company, Company Bank or Company Bank Subsidiary or their respective properties, other than any such conflicts, violations or defaults which, with respect to (ii) or (iii), would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Company.

        3.4    Anti-takeover Provisions Inapplicable.    No "business combination," "moratorium," "control share" or other state antitakeover statute or regulation applicable to Company or Company Bank, (i) applies to the Company Entities Merger, the Op Sub Merger, the Bank Merger or the Voting Agreements (as defined in Section 5.3), (ii) prohibits or restricts the ability of Company Entities to perform their obligations under this Agreement or the ability of Company Entities to consummate the Subsidiary Merger, the Company Entities Merger, the Op Sub Merger or the Bank Merger, (iii) would have the effect of invalidating or voiding this Agreement, any of the Voting Agreements or any provision hereof or thereof, or (iv) would subject Parent Bank or Parent to any material impediment or condition in connection with the exercise of any of its rights under this Agreement with respect to the Bank Merger or any of the Voting Agreements.

        3.5    Capitalization and Stockholders.

        (a)   As of the date hereof, the authorized capital stock of Company consists of 9,000,000 shares of Company Common Stock. As of March 31, 2003, 3,460,974 shares of Company Common Stock were issued and outstanding. As of December 31, 2002, 255,956 shares of Company Common Stock were issued to and held by the ESOP and 24,973 shares were issued to and held by the 401(k) Plan. Since March 31, 2003, no shares of Company Common Stock have been issued except pursuant to the exercise of Company Stock Options. All of the issued and outstanding shares of Company Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Company Common Stock has been issued in violation of any preemptive rights of current or past stockholders of Company or are subject to any preemptive rights of the current or past Company stockholders. All of the issued and outstanding shares of Company Common Stock are entitled to one vote on all matters presented for a vote by Company stockholders at any meeting thereof.

        (b)   All of the issued and outstanding shares of Company capital stock have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by Company, and are not subject to any pledge, lien, security interest or other encumbrance.

        (c)   As of the date hereof, Company had reserved for future issuance 757,929 shares of Company Common Stock under the Company Stock Option Plans for the benefit of employees and directors of Company, Company Bank and Company Bank Subsidiary, pursuant to which options covering 367,833 shares of Company Common Stock were outstanding as of March 31, 2003. No options covering Company Common Stock have been granted since March 31, 2003. Except as set forth in this Section, there are no shares of capital stock or other equity securities of Company outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Company, or contracts, commitments, understandings or arrangements by which Company is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. There are no outstanding phantom stock rights or awards. Section 3.5 of the Company Entities Disclosure Schedule sets forth with respect to all Company Stock Options outstanding as of March 31, 2003, the name of the holder of each such Company Stock Option and the date of grant of, number of shares represented by, exercise price, vesting schedule and expiration of, each such Company Stock Option.

        3.6    Company Entities Financial Statements; Off Balance Sheet Disclosure; Material Changes.

        (a)   The consolidated financial statements of Company (the "Company Entities Financial Statements") included in the Company SEC Reports (as defined in Section 3.8) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Company and its Subsidiaries at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments).

        (b)   Other than as set forth in Company Financial Statements or the notes thereto, there are no affiliated Company Entities, including without limitation any special purpose entities, limited purpose entities or qualified special purpose entities, in which Company, Company Bank or Company Bank Subsidiary has an economic or management interest.

        (c)   Since December 31, 2002 to the date hereof, there has been no change in the condition (financial or otherwise), properties, business or operations of Company, Company Bank or Company Bank Subsidiary which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on Company.

        (d)   Since December 31, 2002 Company has not commenced and is not currently engaged in the processing of credit card transactions on behalf of merchants who accept payment by credit or debit card.

        3.7    Company Subsidiaries.

        (a)   Company's only subsidiaries are Company Bank and Company Bank Subsidiary. Company owns directly or indirectly all of the issued and outstanding shares of capital stock of Company Bank and Company Bank Subsidiary. None of Company, Company Bank or Company Bank Subsidiary owns directly or indirectly any equity securities or other similar interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business, other than shares of capital stock in the Federal Home Loan Bank of San Francisco. No capital stock of either of the Subsidiaries of the Company is or may become required to be issued (other than to Company) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Company Bank or Company Bank Subsidiary. There are no contracts, commitments, understandings or arrangements relating to the rights of Company to vote or to dispose of shares of the capital stock of Company Bank or Company Bank Subsidiary. All of the shares of capital stock of Company Bank Subsidiary are fully paid and non-assessable and are owned by Company or Company Bank free and clear of any claim, lien or encumbrance.

        (b)   Company Bank and Company Bank Subsidiary are corporations and duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by them or the nature of the business transacted by them requires them to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Company and would not materially adversely affect the ability of Company to consummate the transactions contemplated herein. Each Company Bank and Company Bank Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it is now being conducted.

        3.8    Company Entities Reports.

        (a)   Each of Company, Company Bank and Company Bank Subsidiary has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the OTS and other applicable bank, securities and other regulatory authorities (except filings which are not material to Company, Company Bank and Company Bank Subsidiary considered as a whole). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied or will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and, in the case of documents filed with the SEC, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the IRS, state and local taxing authorities, or the OTS in the regular course of the business of Company, Company Bank and Company Bank Subsidiary, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the knowledge of Company Entities, investigation into the business or operations of Company, Company Bank or Company Bank Subsidiary since December 31, 2001. There is no unresolved violation or exception by the OTS, SEC or other agency, commission or entity contained in any report or statement referred to in this Section 3.8(a) that would reasonably be expected to result in a Material Adverse Effect on Company. To the extent not otherwise available on Company SEC Reports filed on public databases, Company Entities have previously made available to Parent Bank true and correct copies of all SEC or OTS filings made during calendar years 2001, 2002 and 2003 (to date).

        (b)   Company has filed, and will continue to file, through the public EDGAR database of the SEC, each report, schedule, registration statement and definitive proxy statement that it was or will be required to file with the SEC pursuant to the Securities Act or the Exchange Act (other than reports filed pursuant to Section 13(g) of the Exchange Act), since December 31, 2001 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates of filing with the SEC, the Company SEC Reports complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.9    Compliance With Laws.

        (a)   Except as disclosed in the Company SEC Reports or for violations which would not reasonably be likely to result in a Material Adverse Effect on Company, the businesses of Company, Company Bank and Company Bank Subsidiary are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental entities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by Company, Company Bank or Company Bank Subsidiary.

        (b)   Except as disclosed in Company SEC Reports, to the knowledge of Company Entities, as of the date hereof no investigation or review by any governmental entity with respect to Company, Company Bank or Company Bank Subsidiary is pending or, to the knowledge of Company Entities, threatened, nor has any governmental entity indicated to Company, Company Bank or Company Bank Subsidiary an intention to conduct the same, other than normal bank regulatory examinations and other investigations or reviews the outcome of which would not reasonably be likely to have a Material Adverse Effect on Company.

        (c)   Company and Company Bank are in substantial compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date of this Agreement, Company Entities have not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Company Entities to fail to be in substantial compliance with such provisions. Company Entities has not received since December 31, 2000 a CRA rating from an applicable regulatory authority which is less than "satisfactory."

        3.10    Registration Statement; Proxy Statement.    The information to be supplied by Company Entities for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied in writing by Company Entities for inclusion and included in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company's stockholders, and at the time of the Company Stockholders' Meeting, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits or will omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omits or will omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting that has become false or misleading. If at any time prior to the Company Stockholders' Meeting, any event relating to Company, Company Bank or any of their affiliates, officers or directors is discovered by Company Entities that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Company Entities will promptly inform Parent, and such amendment, upon filing with the SEC and as required by law, will be disseminated to Company stockholders. Notwithstanding the foregoing, Company Entities make no representation or warranty with respect to any information supplied in writing by Parent or Parent Bank for inclusion in and that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement will (with respect to Company Entities and their respective affiliates and officers) comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

        3.11    Litigation.    Except as disclosed in Company SEC Reports, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the knowledge of Company Entities threatened, against or affecting Company, Company Bank or Company Bank Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, seeking damages in excess of $50,000, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Company, Company Bank or Company Bank Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such.

        3.12    Licenses.    Company, Company Bank and Company Bank Subsidiary, and to the extent required, their respective employees hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of the business as now conducted of Company, Company Bank and Company Bank Subsidiary taken as a whole.

        3.13    Taxes.

        (a)   Company, Company Bank and Company Bank Subsidiary (or Company on behalf of itself, Company Bank and Company Bank Subsidiary) have each timely filed all tax and information returns required to be filed and have paid, or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither Company nor Company Bank Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Company, Company Bank or Company Bank Subsidiary that have not been resolved or settled and none of Company, Company Bank or Company Bank Subsidiary have waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The income tax returns of Company and Company Subsidiaries have not been audited by the IRS, state, municipal or other taxing authority after the 1998 tax year. None of Company, Company Bank or Company Bank Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of Company, Company Bank and Company Bank Subsidiary have been accounted for in accordance with generally accepted accounting principles.

        (b)   Company has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where Company was not the common parent of the group. None of Company, Company Bank or Company Bank Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent, successor, or outstanding liability for the taxes of anyone other than Company, Company Bank or Company Bank Subsidiary. None of Company, Company Bank or Company Bank Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Company, Company Bank or Company Bank Subsidiary. None of Company, Company Bank or Company Bank Subsidiary has filed a consent pursuant to Section 341 of the Code or agreed to have Section 341(f)(2) of the Code apply.

        (c)   Company, Company Bank and Company Bank Subsidiary have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

        (d)   Neither Company nor Company Bank has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under section 355 of the Code (x) in two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

        (e)   The balance of Company Bank's reserve for bad debts described in Code section 593(g)(2)(A)(ii) does not exceed $5,100,000 as of the date of this Agreement. Prior to the date hereof, neither Company nor Company Bank has taken any action that could cause either of them to recognize gross income under Code sections 593(e)(2) or 593(g)(3).

        3.14    Insurance.    Company has maintained and maintains as of the date of this Agreement, insurance in such amounts and covering such risks as is usually carried by prudent companies engaged in similar businesses and owning similar properties in the same general area in which it operates. Section 3.14 of the Company Entities Disclosure Schedule identifies all insurance policies and bonds maintained by, at the expense of or for the benefit of, Company, Company Bank or Company Bank Subsidiary and identifies, as of the date hereof, any claim(s) in excess of $25,000 made thereunder within the last year, and Company has made available to Parent Bank accurate and complete copies of the insurance policies, bonds and related applications identified on such Schedule. All such insurance policies and bonds are in full force and effect, and no insurer under any insurance policy or bond has canceled or notified Company of an intention to cancel any such policy or bond or notified Company in writing of an intention not to renew any such policy or bond or generally disclaimed liability thereunder for all submitted claims. Company is not in material default under any such policy or bond, nor has it failed to give any material notice or present any material claims thereunder in a timely fashion.

        3.15    Loans; Investments.

        (a)   The outstanding loans, including guarantees thereon, originated by Company Bank have been documented in all material respects in accordance with the policies of Company Bank, including guarantees thereon, and all loans purchased by or participated in by Company Bank are documented in a manner substantially consistent with such policies. Section 3.15 of the Company Entities Disclosure Schedule identifies as of the date hereof each loan or other asset of Company or any Company Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss." Set forth in Section 3.15 of the Company Entities Disclosure Schedule is a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") on the books of Company or Company Bank as of December 31, 2002.

        (b)   All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Company, Company Bank or Company Bank Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the knowledge of Company Entities, in accordance with then-customary practice and applicable rules, regulations and policies of bank regulatory authorities and with counterparties believed to be financially responsible at the time. Company, Company Bank and Company Bank Subsidiary have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the knowledge of Company Entities, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would result in: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require Company, Company Bank or Company Bank Subsidiary to recognize any gain or loss with respect to such arrangement.

        (c)   Except for pledges to secure public and trust deposits and borrowings in the ordinary course of business, none of the investments reflected in the Company Entities Financial Statements dated as of December 31, 2002 under the heading "Investment Securities," and none of the investments made by Company, Company Bank and Company Subsidiary since December 31, 2002, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Company, Company Bank or Company Subsidiary to freely dispose of such investment at any time, other than those restrictions permitted or imposed on securities held for investment under GAAP. With respect to all material repurchase agreements to which Company or Company Bank is a party, Company or Company Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except for any securities sold subject to repurchase obligations in the normal course of business and any loans or loan participations subject to customary repurchase obligations, none of Company, Company Bank or Company Bank Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquirer of such assets or other person has the right, either conditionally or absolutely, to require Company, Company Bank or Company Subsidiary to repurchase or otherwise reacquire any such assets.

        (d)   All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by Company, Company Bank and Company Bank Subsidiary, as reflected in the Company Entities Financial Statements dated December 31, 2002, were classified and accounted for in accordance with Statement of Financial Accounting Standards No. 115 and the intentions of management.

        3.16    Allowance for Loan Losses.

        (a)   Company Entities allowance for loan losses ("ALL") is in compliance with Company Entities' existing methodology for determining the adequacy of its ALL as well as the standards established by applicable regulatory authorities and the Financial Accounting Standards Board.

        (b)   Section 3.16 of the Company Entities Disclosure Schedule includes the sum of the aggregate amount of all NPAs (as defined below) and all troubled debt restructurings (as defined under GAAP) on the books of Company, Company Bank and Company Bank Subsidiary as of the date set forth in such schedule. "NPAs" shall mean (i) all loans (excluding the guaranteed portion of any loan that is partially guaranteed by the U.S. Small Business Administration) and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Company Bank, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith or (F) that have been classified "Doubtful," "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession.

        3.17    Company Entities Benefit Plans.

        (a)   "Company Entities Benefit Plans" means each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, restricted stock, life, health, accident, disability or other insurance, bonus, deferred or incentive compensation, director emeritus, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement or other employee benefit plan, practice, policy or arrangement of any kind, covering any employee, former employee, director or former director of Company, Company Bank or Company Bank Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which Company, Company Bank or Company Bank Subsidiary maintains, to which Company, Company Bank or Company Bank Subsidiary contributes, or under which any employee, former employee, director or former director of Company, Company Bank or Company Bank Subsidiary is covered or has benefit rights and pursuant to which any liability of Company, Company Bank or Company Bank Subsidiary exists or is reasonably likely to occur. Section 3.17 of the Company Entities Disclosure Schedule lists each material Company Entities Benefit Plan. Company Entities have previously delivered to Parent Bank copies of each Company Entities Benefit Plan listed in Section 3.17 of the Company Entities Disclosure Schedule. Company, Company Bank and Company Bank Subsidiary neither maintain nor have entered into any Company Entities Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees, directors or former directors of Company, Company Bank or Company Bank Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of Company, Company Bank or Company Bank Subsidiary or to Parent Bank, Parent or any Parent Subsidiary as a result of consummation of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "Company Entities Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.17, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No Company Entities Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

        (b)   Each of the Company Entities Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Section 401(a) of the Code ("Company Entities Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application has been provided to Parent Bank) and, to the knowledge of Company Entities, there exist no circumstances likely to result in the revocation of such favorable determination letter or the loss of the qualification of any such Company Entities Qualified Plan. All such Company Entities Qualified Plans established or maintained by Company, Company Bank or Company Bank Subsidiary or to which Company, Company Bank or Company Bank Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Company Entities Qualified Plans. None of Company, Company Bank or Company Bank Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Company, Company Bank or Company Bank Subsidiary to any Company Entities Benefit Plan through December 31, 2002, have been made or reserves adequate for such purposes as of December 31, 2002 have been set aside therefor and are reflected in the Company Entities Financial Statements dated as of December 31, 2002. None of Company, Company Bank or Company Bank Subsidiary is in material default in performing any of its respective contractual obligations under any of the Company Entities Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

        (c)   There is no pending or, to the knowledge of Company Entities, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the Company Entities Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by Company, Company Bank or Company Bank Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability in excess of $50,000 on the part of Company, Company Bank or Company Bank Subsidiary or any such Plan.

        (d)   Company, Company Bank and Company Bank Subsidiary and, to the knowledge of Company Entities, all other persons having fiduciary or other responsibilities or duties with respect to any Company Entities Benefit Plan are and have since the inception of each Company Entities Benefit Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company, trustee or independent fiduciary. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Company Entities Qualified Plan. None of Company, Company Bank or Company Bank Subsidiary or any Company Entities Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code). All Company Entities Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA such that any noncompliance has not resulted and will not result in material liability to Company Entities.

        (e)   None of Company, Company Bank or Company Bank Subsidiary has made any payments, or is or has been a party to any agreement or any Company Entities Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

        (f)    Section 3.17 of Company Entities Disclosure Schedule describes any obligation that Company, Company Bank or Company Bank Subsidiary has to provide health or welfare benefits to present or future retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of current and vested future retirees, other former employees or directors and dependents entitled to such coverage and their ages, and the present value of any benefits to be provided thereto.

        (g)   Section 3.17 of Company Entities Disclosure Schedule lists each officer, employee and director of Company, Company Bank and Company Bank Subsidiary who is eligible to receive a Change in Control Benefit, and identifying the agreement or plan pursuant to which such officer, employee or director is eligible to receive such benefit.

        (h)   With respect to Company Bank Employee Stock Ownership Plan ("ESOP"):

          (A)  Company has heretofore delivered or made available to Parent Bank true, correct and complete copies of the plan document, summary plan description, adoption agreement, any associated trust, custodial, insurance or service agreements, any annual report, and the most recently received IRS determination letters applicable to it or the sponsoring organization.

          (B)  The loan to the ESOP ("ESOP Loan"): (i) was properly established and in accordance with the Plan and related Trust, and (ii) was intended to and does meet all requirements for an Exempt Loan under Code Section 4975 and the IRS Regulations thereunder.

          (C)  Prior employer contributions and trustee's ESOP Loan repayments and pledged stock releases were properly made and recorded in the books of the ESOP Plan and Trust.

          (D)  The trust agreement and the loan and security agreement for the ESOP do not prohibit full repayment of the loan from the proceeds of the transactions contemplated by this Agreement.

        3.18    Compliance with Environmental Laws.

        (a)   (i) The operations of Company, Company Bank and Company Bank Subsidiary comply in all material respects with all applicable Environmental Laws; (ii) to the knowledge of Company Entities, none of the operations of Company, Company Bank or Company Bank Subsidiary and no assets presently or formerly owned or leased by Company, Company Bank or Company Bank Subsidiary are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law; (iii) none of the operations of Company, Company Bank or Company Bank Subsidiary, no assets presently or, to the knowledge of Company Entities, formerly owned by Company, Company Bank or Company Bank Subsidiary are the subject of any known federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment and none of Company, Company Bank or Company Bank Subsidiary is currently subject to any agreement or written directive of a governmental entity to conduct such investigation; and (iv) none of Company, Company Bank or Company Bank Subsidiary has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance requiring a permit or reporting a spill or release of a Hazardous Substance, or any other substance into the environment. "Hazardous Substance" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or properties in the area or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated byphenyls (PCBs), asbestos, toxic mold or urea formaldehyde foam insulation.

        (b)   With respect to the real property currently or formerly owned or currently leased by Company, Company Bank or Company Bank Subsidiary ("Company Entities Premises") to the knowledge of the Company Entities: (x) no part of the Company Entities Premises has been used for the generation, manufacture, handling, storage or disposal of Hazardous Substances except in compliance in all material respects with all applicable Environmental Laws; (y) the Company Entities Premises do not contain, and have never contained, an underground storage tank; and (z) the Company Entities Premises do not contain and are not contaminated by any material quantity of a Hazardous Substance from any source that is expected by Company to require remediation under any Environmental Law.

        3.19    Contracts and Commitments.    To the extent not listed or described in the Company SEC Reports filed since December 31, 2002, Section 3.19 of the Company Entities Disclosure Schedule contains a list of each of the following documents:

        (a)   a list of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any named executive officer (as defined in Item 402 of Regulation S-K) or director of Company, Company Bank or Company Bank Subsidiary, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which Company, Company Bank or Company Bank Subsidiary is a party under which it may (contingently or otherwise) have any liability involving any such officer or director of Company, Company Bank or Company Bank Subsidiary;

        (b)   a list of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $100,000 to which Company, Company Bank or Company Bank Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

        (c)   a list of each contract or agreement (not otherwise included in the Company Entities Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of one year or more and an annual value of at least $10,000; or (ii) allows for the sharing of information regarding customers of Company Entities, including but not limited to:

            (i)  each agreement of guaranty or indemnification running to any person;

           (ii)  each agreement containing any covenant limiting the right of Company, Company Bank or Company Bank Subsidiary to engage in any line of business or to compete with any person;

          (iii)  each agreement with respect to any license, permit and similar matter that is necessary to the operations of Company, Company Bank or Company Bank Subsidiary;

          (iv)  each agreement that requires the consent or approval of any other party in order to consummate the Subsidiary Merger, the Company Entities Merger, the Op Sub Merger or the Bank Merger;

           (v)  as of March 31, 2003, each mortgage forward commitment and similar agreement pursuant to which Company, Company Bank or Company Bank Subsidiary sells to others mortgages which it originates;

          (vi)  each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks; and

         (vii)  each contract or agreement (with the exception of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation's Seller's Guide), including but not limited to each contract or agreement pursuant to which Company, Company Bank or Company Bank Subsidiary has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of Company, Company Bank or Company Bank Subsidiary; the name and address of each person which might or could be entitled to recourse against or indemnification from Company, Company Bank or Company Bank Subsidiary; and the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement;

        (d)   a list of all real property owned, leased or licensed by Company, Company Bank or Company Bank Subsidiary;

        (e)   a list of all fees, salaries, bonuses and other forms of compensation including but not limited to, country club memberships, automobiles available for personal use and credit cards available for personal use, provided by Company, Company Bank or any Company Subsidiary to any employee, officer or director or former employee, officer or director of Company, Company Bank or any Company Subsidiary who is expected to earn in salary and bonus in excess of $50,000 during calendar year 2003;

        (f)    a list of all powers of attorney granted by Company, Company Bank or any Company Subsidiary which are currently in force;

        (g)   a list of each agreement made by Company, Company Bank or Company Bank Subsidiary with any director or officer of Company pursuant to which the Company, Company Bank or Company Bank Subsidiary has obligations that are not terminable on 90 days' or less notice or that provide for termination only upon the payment of a penalty or equivalent thereto that is not disclosed in Company's most recent proxy statement filed with the SEC;

        (h)   unless listed as an exhibit to Company's most recent 10-K, 10-Q, 8-K or proxy statement filed with the SEC, a list of each other contract providing for payment based in any manner upon outstanding profits of Company, Company Bank or Company Bank Subsidiary;

        (i)    a list of each collective bargaining agreement to which Company, Company Bank or Company Bank Subsidiary is a party and all affirmative action plans or programs covering employees of Company, Company Bank or Company Bank Subsidiary;

        (j)    a list of each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $20,000 to which Company, Company Bank or Company Bank Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty;

        (k)   a list of all consulting, financial advisory, investment banking and professional services contracts to which Company, Company Bank or Company Bank Subsidiary is a party;

        (l)    a list of all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of Company, Company Bank or Company Bank Subsidiary which, by their terms, continue to bind or affect Company, Company Bank or Company Bank Subsidiary;

        (m)  a list of all orders, decrees, memorandums or agreements with regulatory agencies binding upon or affecting the current operations of Company, Company Bank or Company Bank Subsidiary or any of their directors or officers in their capacities as such;

        (n)   a list of all trademarks, trade names, service marks, patents or copyrights that are registered or the subject of an application for registration, which are owned by Company, Company Bank or Company Bank Subsidiary or licensed from a third party;

        (o)   a list of all currently effective policies formally adopted by the Board of Directors of Company, Company Bank or Company Bank Subsidiary with respect to environmental matters;

        (p)   a list of all bank-owned life insurance policies owned by Company Entities insuring the life of any officer, employee or director of Company and naming Company Entities as the beneficiary in the event of the death of the insured officer, employee or director; and

        (q)   a list of each third party for which Company or Company Bank services loans and the aggregate principal amount serviced for each such third party, in each case as of March 31, 2003.

        3.20    Defaults.    Except for defaults or waivers disclosed in Company SEC Reports filed since December 31, 2002, there is not any default in any material obligation to be performed by Company, Company Bank or Company Bank Subsidiary under any contract that is material to the Company and its Subsidiaries taken as a whole, and there is not any waiver by Company, Company Bank or Company Bank Subsidiary of any material right under any such contract. To the knowledge of Company Entities, no other party to any such contract is in default in any material obligation to be performed by such party.

        3.21    Operations Since December 31, 2002.    Between December 31, 2002 and the date hereof, there has not been:

        (a)   any increase in the compensation payable or to become payable by Company, Company Bank or Company Subsidiary to any employee, officer or director, other than routine annual increases consistent with past practices;

        (b)   any payment of dividends or other distributions by Company to its stockholders or any redemption by Company of its capital stock;

        (c)   any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any material portion of the assets, tangible or intangible, of Company, Company Bank or Company Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "Company Entities Permitted Lien"): (i) liens arising out of judgments or awards in respect of which Company, Company Bank or Company Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments and other governmental charges or levies, the payment of which is not past due, or as to which Company, Company Bank or Company Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Company, Company Bank or Company

Subsidiary other than that so purchased; and (vi) pledges and liens arising in the ordinary course of business;

        (d)   any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by Company, Company Bank or Company Bank Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

        (e)   any action by Company, Company Bank or Company Bank Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by Company, Company Bank or Company Bank Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance;

        (f)    any change in Company Entities' independent auditors, historic methods of accounting (other than as required by GAAP or regulatory accounting principles), or in its system for accounting for its equipment and real estate;

        (g)   any purchase, whether for cash or secured or unsecured obligations (including finance leases) by Company, Company Bank or Company Bank Subsidiary of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $50,000 or (ii) is outside of the ordinary course of business;

        (h)   any sale or transfer of any fixed asset in excess of $50,000 of Company, Company Bank or any Company Subsidiary or outside of the ordinary course of business;

        (i)    any damage or destruction to any assets or property of Company, Company Bank or Company Bank Subsidiary whether or not covered by insurance that has had or would reasonably be expected to have a Material Adverse Effect on Company;

        (j)    any material change in the loan underwriting policies or practices of Company Bank; or

        (k)   any agreement or commitment to do any of the foregoing.

        3.22    Corporate Records.    The corporate record books, transfer books and stock ledgers of Company, Company Bank and Company Bank Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, stockholders, Boards of Directors and committees of the Boards of Directors of Company and each such Subsidiary, and all transactions in their respective capital stocks, in each case for the last five years.

        3.23    Undisclosed Liabilities.    All of the liabilities of a nature that are required to be included in a consolidated balance sheet prepared in accordance with GAAP or in the notes thereto have, in the case of Company and its consolidated Subsidiaries, been reflected, disclosed or reserved against in the Company Entities Financial Statements as of December 31, 2002, except for liabilities (contingent or otherwise) (a) incurred since December 31, 2002 in the ordinary course of business including, without limitation, pursuant to contracts entered into in the ordinary course of business, (b) in connection with the transactions contemplated hereby including, without limitation, with respect to expenses of Company's accountants, attorneys or investment bankers or (c) as would not reasonably be likely to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

        3.24    Assets.

        (a)   Company, Company Bank and Company Bank Subsidiary have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by Company, Company Bank or Company Bank Subsidiary in the

Company Entities Financial Statements on December 31, 2002, except for (i) assets and properties since disposed of in the ordinary course of business and (ii) Company Entities Permitted Liens. Title to all real property owned by Company, Company Bank and Company Bank Subsidiary is held in fee simple. All buildings, structures, fixtures and appurtenances comprising part of the real properties owned or leased by Company, Company Bank or the Company Bank Subsidiary are, in the opinion of management of Company Entities, in good operating condition and have been well maintained, reasonable wear and tear excepted. Company, Company Bank and the Company Bank Subsidiary have title or other rights to use all assets necessary for them to conduct their respective businesses in all material respects as presently conducted. Company, Company Bank and Company Bank Subsidiary have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as currently conducted.

        (b)   All leases pursuant to which Company, Company Bank or Company Bank Subsidiary, as lessee, leases real or material items of personal property are, to the knowledge of Company Entities, valid, effective and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either Company, Company Bank or Company Bank Subsidiary, or to the knowledge of Company Entities, the other party. None of such leases contains a prohibition against assignment by Company, Company Bank or Company Bank Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any subsidiary of Company from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Bank Merger, the Subsidiary Merger, the Company Entities Merger or the Op Sub Merger as are applicable to the use by Company, Company Bank or Company Bank Subsidiary as of the date of this Agreement.

        3.25    Indemnification.    As of the date hereof, there is no outstanding claim that has been made by any director, officer, employee or agent of Company, Company Bank or Company Bank Subsidiary for indemnification from Company, Company Bank or Company Bank Subsidiary under the corporate indemnification provisions of Company, Company Bank and Company Bank Subsidiary in effect on the date of this Agreement.

        3.26    Insider Interests.    All outstanding loans and other contractual arrangements (including deposit relationships) between Company, Company Bank or Company Bank Subsidiary and any officer, director or employee of Company, Company Bank or Company Bank Subsidiary conform in all material respects to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. No officer or director of Company, Company Bank or Company Bank Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in the business of Company, Company Bank or Company Bank Subsidiary.

        3.27    Registration Obligations.    None of Company, Company Bank or Company Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

        3.28    Brokers and Finders.    Except as set forth in the agreement with Keefe Bruyette & Woods, Inc. dated February 10, 2003 (which agreement has not been amended since such date), a copy of which has previously been made available to Parent Bank, none of Company, Company Bank or Company Bank Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees to any person, including but not limited to any officer, director or employee of Company Entities, and no other broker or finder has acted directly or indirectly for Company, Company Bank or Company Bank Subsidiary in connection with this Agreement or the transactions contemplated hereby.

        3.29    Fairness Opinion.    Company has received from Keefe Bruyette & Woods, Inc. a fairness opinion, dated as of the date of this Agreement, that the consideration to be received by the holders of Company Common Stock (or Company Bank Common Stock after the Company Entities Merger) in the Bank Merger is fair to such holders from a financial point of view.

        3.30    Governmental Approvals and Other Conditions.    To the knowledge of Company, there is no reason relating specifically to them or their affiliates why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted in a timely manner, (b) such regulatory approval should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations or any or the parties hereto to consummate the transactions contemplated hereby or in the Bank Merger Agreement are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Company or Company Bank in connection with the execution and delivery of this Agreement or the Bank Merger Agreement or the consummation by them of the transactions contemplated hereby or thereby, except for: (i) the filing of all regulatory applications or notices with the OCC, the OTS or the FDIC; (ii) the filing by Parent of the Registration Statement shall include the Proxy Statement for use in connection with the Company Stockholders' Meeting; and (iii) the filings contemplated by Article I hereof.

ARTICLE IV
COVENANTS OF COMPANY ENTITIES

        4.1    Business in Ordinary Course.    Company Entities covenant and agree that from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as contemplated by this Agreement or upon the prior written consent of Parent Bank, which shall not be unreasonably withheld or delayed, as follows:

        (a)   Company shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement.

        (b)   Company, Company Bank and Company Bank Subsidiary shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Company, Company Bank and Company Bank Subsidiary will not, without the prior written consent of Parent Bank (which consent in the case of subparts (vii), (x), (xiii) and (xv) below shall not be unreasonably withheld or delayed):

            (i)  issue any capital stock or any options, warrants or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the Company Stock Options outstanding on the date hereof;

           (ii)  directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of Company, Company Bank or Company Bank Subsidiary;

          (iii)  effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

          (iv)  amend its Articles or Certificate of Incorporation or Bylaws or equivalent documents;

           (v)  enter into or modify any employment agreement, severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase in the compensation payable or to become payable to directors, officers or employees except as required by law (other than to the extent required thereunder and except for ordinary and normal increases to employees consistent with past practices and not to exceed 5%), pay or agree to pay or accrue any bonus except as permitted by Section 5.12, or adopt or make any change in any bonus, insurance, BOLI policy, pension or other Company Entities Benefit Plan; provided, however, Company Entities shall cooperate with Parent Bank to create a retention bonus program intended to encourage the continued productive employment of key Company Entities personnel in areas identified in writing by Company Entities;

          (vi)  borrow or agree to borrow any funds or indirectly guarantee or agree to guarantee any obligations of others, except (A) in connection with transactions with banking customers in the ordinary course of business or (B) borrowings not to exceed a maturity of 90 days and repurchase transactions in the ordinary course of its business;

         (vii)  without the prior written consent of Parent Bank acting through its Chief Credit Officer or his designee in a written notice to Company Entities, which approval or rejection shall be given on a timely basis after delivery by Company Entities to such officer of Parent Bank of the complete loan package, make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit in a principal amount in excess of $2,000,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $2,000,000, provided, however, if Parent Bank does not grant or refuse its consent or reasonably request additional information regarding such proposed loan within two business days of Parent Bank's receipt of a complete loan package and Company Entities' request for consent, then Parent Bank shall be deemed to have granted its consent;

        (viii)  enter into any securities transaction for its own account or purchase, or otherwise acquire any investment security for its own account, other than U.S. Treasury obligations or obligations of agencies of the U.S. government with maturities of less than one year, U.S. government agency mortgage backed securities with an average life of 2 years or less, U.S. government agency mortgage derivative securities (PACs and Sequentials) that are not high risk, as determined by passing the FFIEC test and with an average life of 2 years or less, and deposits in an overnight account at the Federal Reserve Bank of San Francisco or the Federal Home Loan Bank of San Francisco, provided Parent Bank's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

          (ix)  make any material changes in its policies concerning loan underwriting or which persons may approve loans;

           (x)  increase or decrease the rate of interest paid on interest-bearing deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

          (xi)  enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business or having a term in excess of one year and involving an expenditure in excess of $100,000, other than letters of credit, loan agreements, deposit agreements and other lending, credit and deposit documents made in the ordinary course of business;

         (xii)  except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance, other than Company Entities Permitted Liens;

        (xiii)  cancel any material indebtedness owing to it or any material claims which it may possess or waive any rights of material value other than in the ordinary course of its business, consistent with its loan policies or upon exercise of its rights thereunder;

        (xiv)  sell or otherwise dispose of any interest in real property, loan or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to Company Entities or (b) loans which are held for sale by Company Entities and are sold in the secondary market within 60 days of origination or (c) sales or other dispositions in the ordinary course of business consistent with past practices;

         (xv)  foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon and without first having consulted with Parent Bank; provided, however, that Company and its Subsidiaries shall not be required to obtain such a report or consult with Parent Bank with respect to single-family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reasonable grounds to believe that such property would likely contain Hazardous Substances;

        (xvi)  knowingly and willfully commit any act or knowingly and willfully fail to commit any act which will cause a material breach of any material agreement, contract or commitment;

       (xvii)  purchase any real property (other than in connection with a foreclosure otherwise permitted hereunder);

      (xviii)  make any capital expenditures in excess of $150,000 in the aggregate, except for capital expenditures related to the development of the Pacific Grove de novo branch consistent with the projected budget Company Bank has previously provided to Parent Bank;

        (xix)  enter into or acquire any derivatives contract;

         (xx)  enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

        (xxi)  commence the processing of credit card transactions on behalf of merchants who accept payment by credit or debit card; or

       (xxii)  agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

        (c)   Company will, and will cause Company Bank and Company Bank Subsidiary to, use their commercially reasonable efforts to maintain their respective properties and assets in the aggregate in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, or replacements for such policies, including insurance of accounts with the FDIC unless it determines that such maintenance is not necessary or prudent in the conduct of its business. Company will, and will cause Company Bank and Company Bank Subsidiary to, take all commercially reasonable action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all material rights thereunder with respect to all matters which could reasonably be expected to give rise to a claim thereunder prior to the Effective Time. In the event that any policy of insurance maintained directly or indirectly by Company, Company Bank or Company Bank Subsidiary on any of their respective assets or businesses is canceled, or the insured limit thereunder is decreased or the deductible with respect thereto is increased, Company shall promptly notify Parent Bank thereof. To the extent that any such insurance policy or bond is canceled prior to the Closing Date, Company will use its commercially reasonable efforts to obtain comparable insurance policies with comparable coverage prior to the Closing Date.

        (d)   Company Entities will maintain a reserve for loan and lease losses at a level which is adequate in accordance with GAAP and applicable regulatory accounting principles and banking laws and regulations.

        (e)   Company Entities shall promptly notify Parent Bank in writing of the occurrence of any matter or event known to and directly involving Company, Company Bank or Company Bank Subsidiary that is reasonably likely to result in a Material Adverse Effect on Company Entities or materially adversely affect the ability of Company, Company Bank or Company Subsidiary to consummate the transactions contemplated herein.

        (f)    Company Entities shall provide to Parent Bank such reports on litigation involving Company, Company Bank and Company Subsidiary as Parent Bank shall reasonably request, provided that Company Entities shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege.

        4.2    Conforming Accounting and Reserve Policies; Restructuring Matters.    At the request of Parent Bank, Company Entities agrees immediately prior to or concurrently with the Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof:

        (a)   To establish and take such reserves and accruals as Parent Bank reasonably shall request to conform Company Entities' ALL, accrual, reserve and other accounting policies to the policies of Parent, provided however, such requested conforming adjustments, including any expenses incurred in connection with Parent Bank requested termination of employee benefit plans under Sections 5.12(b) and 5.12(c) hereof, shall not be taken into account in determining whether Company Entities has experienced a Material Adverse Effect; and

        (b)   To cooperate in the steps necessary for the merger of (in a form consistent with treatment of the Company Entities Merger, the Op Sub Merger and the Bank Merger as tax-deferred reorganizations under the Code) Company with and into Op Sub with Op Sub as the surviving entity under applicable Delaware law, Op Sub with and into Parent Bank with Parent Bank as the surviving entity under applicable federal law and Company Bank Subsidiary with and into Parent Bank Sub with Parent Bank Sub as the surviving entity under applicable California law.

        4.3    Certain Actions.

        (a)   Neither Company nor either of its Subsidiaries (i) shall solicit, initiate, participate in discussions or negotiations of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself, or Company Bank, or (ii) shall enter into any agreement, arrangement or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, under any of the instances described in this Section. Company shall immediately instruct and otherwise use its reasonable best efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), consultants and other representatives to comply with such prohibitions. Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, Company may provide information at the request of or enter into discussions or negotiations with a third party with respect to an Acquisition Proposal or provide a recommendation to its stockholders regarding an Acquisition Proposal if the Board of Directors of Company determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to Company's stockholders under applicable law requires it to take such action, and, provided further, that Company may not, in any event, provide to such third party any information which it has not previously provided to Parent Bank unless Company promptly provides such information to Parent. Company shall promptly notify Parent Bank orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by Company in any document (including the Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of Company, disclosure is appropriate under applicable law.

        (b)   "Acquisition Proposal" shall, with respect to Company, mean any of the following (other than the Bank Merger, the Company Entities Merger, the Subsidiary Merger or the Op Sub Merger): (i) a merger or consolidation or any similar transaction of any company with Company or Company Bank, (ii) a purchase, lease or other acquisition of a material portion of all the assets Company or Company Bank, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either Company or Company Bank, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of Company, (v) a public proxy or consent solicitation made to stockholders of Company seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement or (vi) the filing of an application or notice with the OTS or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (v) above.

ARTICLE V
ADDITIONAL AGREEMENTS

        5.1    Inspection of Records; Confidentiality.

        (a)   Subject to applicable laws and that certain Confidentiality Agreement dated as of December 12, 2002 (the "Confidentiality Agreement") entered into by Parent Bank with respect to Company Entities, until the earlier of the Effective Time or the date of termination of this Agreement, Company Entities shall afford to Parent Bank and to Parent Bank's accountants, counsel and other representatives reasonable access on reasonable advance notice during normal business hours to all of Company Entities' properties, books, contracts and commitments, monthly packages, reports and minutes prepared for Company Entities' Boards of Directors (other than information therein which would cause a loss of the attorney client privilege enjoyed by Company Entities) and records, and Company Entities shall use their commercially reasonable efforts to furnish or make available such other information concerning their business, properties and personnel as Parent Bank may reasonably request, including all personnel files and other employment records, and all attorneys' responses to auditors' requests for information and accountants' work papers (subject to the consent of Company Entities' accountants), developed by Company or its Subsidiaries or its accountants or attorneys (other than information therein which would cause a loss of attorney client privilege enjoyed by Company Entities), and will permit Parent Bank and Parent Bank's representatives to discuss such information directly with Company Entities' officers, directors, attorneys and accountants and such employees of Company Entities as may be approved by the President or Chief Financial Officer of Company, provided, however, that, any such access may be limited by Company Entities so as to avoid unreasonable disruption or interference with their business operations. Company Entities shall use their commercially reasonable efforts to furnish all other information concerning their business, properties and personnel as Parent Bank may reasonably request. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to Parent Bank. The availability or actual delivery of information shall not affect the representations, warranties, covenants and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

        (b)   All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including without limitation any information obtained by any party from any other party pursuant to this Section 5.1, shall be kept confidential by such other party, except as required by law, and shall not be used by such other party otherwise than as herein contemplated. In the event that this Agreement is terminated, each party shall return or destroy all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party, except as required by law, pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

        5.2    Registration Statement; Stockholder Approval.

        (a)   As soon as practicable, Parent with the assistance of Company shall prepare and thereafter Parent shall file the Registration Statement including the Proxy Statement with the SEC. Parent shall use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable thereafter. Parent will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of Parent Common Stock in the Bank Merger and under the rules of the NYSE in connection with the listing of such shares thereon effective on notice of issuance. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Each of Parent and Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise each other of any oral comments with respect to the Registration Statement or Proxy Statement received from the SEC. The parties shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement or the Proxy Statement prior to filing same with the SEC and will provide each other with a copy of all such filings made with the SEC. Each of Parent and Company will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Bank Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or Proxy Statement.

        (b)   Company will take, in accordance with applicable law and its Certificate of Incorporation and By-laws, all action necessary to convene the Company Stockholders' Meeting, as promptly as practicable after the Registration Statement is declared effective by the SEC, to consider and vote upon the adoption and approval of this Agreement. Subject to fiduciary duties under applicable law, Company's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

        5.3    Agreements of Directors and Other Affiliates.    As soon as practicable after the date of this Agreement, Company shall deliver to Parent Bank a letter, reviewed by Company's counsel, identifying all persons whom Company believes to be "affiliates" of Company for purposes of Rule 145 under the Securities Act. Company shall use its reasonable best efforts to cause each person who is so identified as an "affiliate" to deliver to Parent Bank, as soon as practicable thereafter, a written agreement, in the form of Exhibit C. Parent will use its commercially reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Exchange Act, referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit such affiliates to sell the Parent Common Stock held by them pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144. Simultaneous with the execution and delivery of this Agreement, the directors of Company who are Company stockholders shall execute and deliver to Parent Bank agreements (the "Voting Agreements") in the form of Exhibit D.

        5.4    Expenses.    Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Bank Merger. Notwithstanding the foregoing, Parent Bank and Company Bank will share equally all third party printing costs incurred with respect to the Registration Statement and the Proxy Statement in preliminary and final form. Parent Bank will bear all reasonable expenses of any party related primarily to the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger. The surviving corporation in the Bank Merger shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article I and any and all property or transfer taxes imposed on Company, Company Bank or Company Bank Subsidiary as a result of the consummation of the Company Entities Merger, the Op Sub Merger or the Bank Merger.

        5.5    Cooperation.    Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. Company Entities will cooperate with Parent Bank in identifying material contracts that are scheduled for renewal between the date of this Agreement and the Effective Time and shall consult with Parent Bank with respect to the renewal or non-renewal of any such contracts. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall take all such necessary action. Subject to its disclosure obligations under applicable law, each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

        5.6    Regulatory Applications.    The parties shall, as soon as practicable, file all necessary applications and notices with all applicable regulatory authorities and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received concerning said applications. Parent Bank shall bear all reasonable expenses of applications to regulatory authorities related to the Bank Merger, the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger. Parent Bank shall prepare all agreements, applications, certificates and other documents required in connection with the Bank Merger, the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger. Company Entities shall use reasonable best efforts to cause its directors, officers, employees and agents to cooperate with Parent Bank in the preparation, filing and processing of these applications and documents. Subject to applicable laws relating to the exchange of information, Company shall have the right to review in advance, and to the extent practicable Parent and Parent Bank will consult Company Entities on, all the information relating to Parent or Company, as the case may be, and their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Bank Merger, the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger. Parent and Company each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Company or Parent, as the case may be, or any of its Subsidiaries, from any third party and/or any governmental entity with respect to the Bank Merger, the Subsidiary Merger, the Company Entities Merger or the Op Sub Merger.

        5.7    Financial Statements and Reports.    From the date of this Agreement and prior to the Effective Time: (a) Company will deliver to Parent Bank not later than 15 days after the end of each month, all monthly internal unaudited financial statements, financial reports, balance sheets and budget analyses, including reports relating to the development of the Pacific Grove de novo branch, prepared by Company Entities for the internal use of its President and Chief Financial Officer and for Company's Board of Directors; (b) Company Bank will deliver to Parent Bank not later than 35 days after the end of any fiscal quarter, the quarterly report filed by Company Bank with the OTS; and

(c) to the extent not available on a Company SEC Report or Parent SEC Report filed on a public database or a public database maintained by the relevant banking regulator, and in each case to the extent permitted by applicable law, Company Bank will deliver to Parent Bank any and all other material reports filed with the SEC, the OTS, the OCC, the FRB, the FSA or any other regulatory agency within five business days of the filing of any such report and Parent Bank will deliver to Company Bank any and all other material reports with respect to the transactions contemplated hereby filed with the SEC, the OTS, the OCC, the FRB, the FSA or any other regulatory agency within five business days of the filing of any such report.

        5.8    Notice.    Each of Company and Parent shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect with respect to such entity or to cause or constitute a breach of any representation, warranty, covenant or agreement contained herein which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b), in the case of Parent, or Section 6.2(a) or 6.2(b), in the case of Company.

        5.9    Press Release.    The initial press release shall be a joint press release. Except as otherwise reasonably determined by a party to be necessary to comply with its legal obligations or applicable listing standards, and except as expressly contemplated by Section 1.4(c), no other press releases or similar public announcements shall be made except by the mutual consent of the parties.

        5.10    Delivery of Supplements to Disclosure Schedules.    Five business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or would have been included as an exception to any representation and warranty made by the disclosing party. For purposes of determining the accuracy of the representations and warranties of Parent Bank, Parent and Company Entities contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is delivered to the other party prior to the execution of this Agreement.

        5.11    Litigation Matters.    Company Entities will consult with Parent Bank about any proposed settlement, or any disposition of, any litigation involving damages payable by them in excess of $50,000.

        5.12    Written Agreements with Employees; Benefits and Related Matters.

        (a)    Company Benefits and Agreements.    Parent Bank will, and will cause Company and Company Bank to, honor in accordance with their terms (i) all employee benefit obligations to current and former employees of Company and Company Bank accrued as of the Effective Time and (ii) and all employment or severance agreements entered into prior to the date hereof.

        (b)    Qualified Plans.    Company shall adopt a resolution of its Board of Directors to terminate all of the Company Entities Benefit Plans intended to be qualified under Section 401(a) of the Code, such termination to be effective at least 24 hours prior to the Closing Date, shall vest all participants as required by law. Company shall provide to Parent Bank copies of all executed resolutions by the Board of Directors of Company terminating the Qualified Plans. In addition to the foregoing:

            (i)  401(k) Plan.    In connection with the Bank Merger, shares of Company Common Stock held by the Watsonville Federal Savings and Loan Association 401(k) Savings Plan (the "401(k) Plan") shall be converted into the right to receive Per Share Merger Value in the form of cash. Parent Bank will cause a tax-qualified defined contribution plan maintained by Parent (the "Parent Savings Plan") to accept a direct rollover of the portion of a participant's distribution from the terminated 401(k) Plan that constitutes an eligible rollover distribution, including any outstanding participant loans and related promissory notes.

           (ii)  ESOP.

            (A)  Company shall provide to Parent Bank a duly authorized and executed amendment to the ESOP, effective prior to the termination thereof, converting the plan to a profit sharing plan and eliminating participant rights to a distribution in any form other than cash, to the extent permitted by ERISA, IRS Regulations or the Code.

            (B)  In connection with the Bank Merger, shares of Company Common Stock held by the ESOP, including Company Common Stock held by the ESOP in any suspense account and/or pledged as collateral for the ESOP Loan, shall be converted into the right to receive Per Share Merger Value in the form of cash. Cash representing the Per Share Merger Consideration for shares of Company Common Stock held by the ESOP in any suspense account and/or pledged as collateral for the ESOP Loan will be used by the ESOP first to repay the ESOP Loan in full, and the Trustee(s) shall be so directed, and the balance of cash remaining after repayment of the loan shall be allocated to Participants in accordance with the Plan and applicable law and the Note shall be returned as paid in full.

            (C)  Company shall request the ESOP fiduciaries to comply with all ERISA and Code requirements in connection with the transaction memorialized in this Agreement, including but not limited to a determination of "adequate consideration" and voting rights.

        (c)    All Other Employee Benefits.    Following the Effective Time, Parent Bank shall provide or make available to the employees of Company, Company Bank and Company Bank Subsidiary participation in employee benefit plans, on the same terms available to similarly situated employees of Parent Bank and Parent Subsidiaries, (i) with full credit for prior service to the extent it would have been credited by Company, Company Bank or Company Bank Subsidiary for all purposes other than determining eligibility, benefit accrual and vesting under any Parent Bank defined benefit plan or the Parent Bank retiree medical benefit plan and (ii) without any waiting periods, evidence of insurability to the extent and in a manner consistent with Parent benefit plans, or application of any pre-existing condition limitations. For purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses under the health plans of Parent Bank or its Subsidiaries, Parent Bank will cause all such health plans to honor any expenses incurred by the employees of Company, Company Bank and Company Bank Subsidiary and their beneficiaries under similar plans of Company, Company Bank and Company Bank Subsidiary, in which such expenses apply, during the portion of the calendar year in which the Effective Time occurs.

        (d)    Severance.    Except as otherwise provided in Section 5.12(a) with respect to individuals with employment agreements that provide for severance payments, in lieu of any other Company Entities severance plan payments, Company Entities employees who, by reason of the Bank Merger, become employees of Parent Bank or any other Subsidiary of Parent and are thereafter terminated other than for cause by such entity, will be provided severance benefits by Parent Bank based on the severance policies currently in effect for Parent Bank as of the date of this Agreement. If the severance policies of Parent Bank change prior to the Effective Time or within six months after the Effective Time, Company Entities employees will receive no less severance than they would have received under the policies in effect as of the date of this Agreement. Consistent with Section 5.12(c), Company Entities employees that become entitled to severance benefits, whether as a result of the Bank Merger or otherwise, will receive full credit for prior service with Company, plus service following the Effective Time, for purposes of determining the amount of such severance benefits. In all other respects, the terms and conditions of Parent Bank's severance policies will govern. This paragraph does not affect retention or incentive payments that are otherwise due to such employees.

        (e)    Bonus Obligations and Payment.    Company Entities before the Effective Time, and Parent and Parent Bank after the Effective Time through the end of 2003, shall continue to make normal accruals, on their respective books for customary bonus payments to officers and employees of

Company Entities and to pay such bonuses, not to exceed the amount of accruals, in accordance with past practices and employees. In the event that any customary bonus payments to Company Entities officers and employees would have been paid following the Effective Time, then Parent Bank shall make such payments to the extent of the accruals at the time, in the manner and subject to the practices and limitations that normally would have existed but for the Bank Merger. As to Company Entities officers and employees who, by reason of the Bank Merger, become employees of Parent Bank or any other Subsidiary of Parent and are thereafter terminated other than for cause by such entity, such bonus payments shall be made on a pro rata basis for the year 2003 through the termination date.

        (f)    Amendments to Salary Continuation Agreements.    Company shall use its reasonable best efforts to obtain certain technical amendments to the Salary Continuation Agreements identified by Parent Bank to Company in writing provided that such amendments do not result in a diminishment of the benefits under such agreements and that such amendments have been recommended to Parent Bank by counsel based on legal or regulatory considerations.

        5.13    Confidentiality; Non-Solicitation; Noncompetition.

        (a)   Company Entities will use their commercially reasonable efforts to obtain and deliver at least 30 days before the anticipated Closing Date from each of the executive officers of Company Entities listed in Section 5.13 of the Company Entities Disclosure Schedule to this Agreement, a confidentiality and non-solicitation agreement in the form of Exhibit E; and

        (b)   Company Entities will use their commercially reasonable efforts to obtain and deliver on the Closing Date from each Company Entities outside director a noncompetition agreement in the form of Exhibit F.

        5.14    Indemnification and Insurance.

        (a)   Parent agrees that it will indemnify and hold harmless each present and former director, officer, employee and agent of Company Entities against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring prior to the Effective Time to the fullest extent that Company would have been permitted under Delaware law and its Certificate of Incorporation and Bylaws and any indemnification agreements entered into by Company with such persons to indemnify such Person. Parent shall also advance expenses as incurred to the fullest extent that Company would have been permitted or required under Delaware law and its Certificate of Incorporation and Bylaws and such indemnification agreements, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

        (b)   Parent shall purchase extended reporting period coverage for Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time to the extent that the annual premium therefor is not in excess of 2.5 times the last annual premium paid prior to the date hereof.

        (c)   The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the officers, directors, employees and agents of Company Entities, their heirs and their representatives.

        5.15    Environmental Matters.

        (a)   Company and Company Bank shall cooperate with Parent Bank so that Parent Bank may as soon as reasonably practicable have the opportunity to obtain, at Parent's Bank's expense, a report of a phase one environmental investigation on all real property owned and where permitted, leased or operated by Company, Company Bank or Company Bank Subsidiary as of the date hereof (but excluding property held in trust or in a fiduciary capacity and space in retail or similar establishments leased by Company, Company Bank or Company Bank Subsidiary for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within 10 days after the acquisition or lease of any real property acquired or leased by Company, Company Bank or Company Bank Subsidiary after the date hereof (but excluding space in retail and similar establishments leased by Company, Company Bank or Company Bank Subsidiary for automatic teller machines or bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property).

        (b)   If in the reasonable opinion of Parent Bank, the phase one report with respect to any parcel of real property referred to above identifies a recognized environmental condition as defined under the ASTM 1527 environmental standard, Company and Company Bank shall also cooperate with Parent Bank so that Parent Bank may obtain, at Parent Bank's expense, a phase two investigation report on such designated parcels. The Company Entities and Parent Bank acknowledge that Phase I reports do not necessarily utilize the terminology "recognized environmental condition," but the condition must be one which is defined pursuant to ASTM 1527. Parent Bank shall have 15 business days from the receipt of any such phase two investigation report to notify Company of any dissatisfaction with the contents of such report confirmed adverse conditions and Parent Bank's belief that such dissatisfaction conditions will constitute a Material Adverse Effect. Parent Bank will provide Company copies of all environmental reports prepared pursuant to this Section 5.14 including phase two reports which it believes identifies conditions constituting a Material Adverse Effect.

        (c)   Company and Company Bank will immediately commence and expeditiously proceed to implement the recommendations of ATC Associates Inc. to remediate the mold contamination identified in the Felton Branch of Company Bank to the reasonable satisfaction of Parent Bank. During the course of remediation, Company and Company Bank will provide all pertinent information related to remediation and will consult and cooperate with Parent Bank in remediating the identified mold contamination.

        5.16    Intellectual Property.    To the extent provided by the laws governing the Bank Merger, Subsidiary Merger, the Company Entities Merger or the Op Sub Merger, from and after the Effective Time, Parent Bank shall possess all rights with respect to any and all trade names, trademarks, service marks, logos and other intellectual property used by Company, Company Bank or Company Bank Subsidiary including without limitation "Monterey Bay Bank" or any variant thereof.

        5.17    NYSE Listing.    Parent shall use its best efforts to cause, prior to the Closing Date, the shares of Parent Common Stock to be issued in the Bank Merger to be approved for listing on the NYSE, subject to official notice of issuance.

        5.18    Taxes.    Parent and Company intend the transactions contemplated by this Agreement to qualify as one or more reorganizations within the meaning of Section 368(a) of the Code. Each party will (and will cause each of its Subsidiaries to) both before and after the Effective Time (i) use its reasonable best efforts to cause such transactions to so qualify; (ii) refrain from taking any action that would reasonably be expected to cause such transactions to fail to so qualify; and (iii) take the position for all purposes that the transactions so qualify. In addition, neither Company nor Company Bank will take any action that could cause either of them to recognize gross income under Code Sections 593(e)(2) or 593(g)(3) prior to the Effective Time.

        5.19    Company Entities Merger.    Each of Company and Company Bank and Parent and Parent Bank shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to cause the Company Entities Merger to occur immediately before the Bank Merger and the parties further agree not to consummate the Company Entities Merger unless and until the Bank Merger can be consummated immediately after the Company Entities Merger.

ARTICLE VI
CONDITIONS

        6.1    Conditions to the Obligations of Parent Bank and Parent.    Notwithstanding any other provision of this Agreement, the obligations of Parent Bank and Parent to consummate the Bank Merger are subject to the following conditions precedent (except as to those which Parent Bank may choose to waive in writing):

        (a)   all of the representations and warranties made by Company Entities in this Agreement shall have been true and correct as of the date of this Agreement and as of the Company Entities Merger Effective Time as though made on and as of the Company Entities Merger Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier date); provided, however, that notwithstanding anything herein to the contrary, this subsection shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be likely to have, a Material Adverse Effect on Company; provided, further, that in determining, solely for purposes of this subsection, whether the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be likely to have, a Material Adverse Effect on Company, any materiality exceptions contained in such representations and warranties shall not be considered;

        (b)   Company Entities shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time;

        (c)   since the date hereof, Company shall not have suffered a Material Adverse Effect;

        (d)   no regulatory authority shall impose any non-customary or unduly burdensome condition relating to the Bank Merger or the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger such that it would substantially deprive Parent Bank or Parent of the economic benefits of the Bank Merger, as determined in the reasonable judgment of Parent Bank or Parent;

        (e)   as of the last day of the month immediately preceding the Closing Date (the "Measurement Date"), as recorded on its books, which shall be maintained in accordance with GAAP, Company shall have: (i) total stockholders' equity ("Stockholders' Equity") (excluding from Stockholders' Equity the effect of any changes after December 31, 2002 related to accounting for the value of investment securities available for sale) of not less than $56,000,000 plus (A) an amount equal to the Exercised Option Adjustment and (B) $500,000 per month for the period commencing on the date of this Agreement and continuing through the Measurement Date; provided that the calculation of the Company's net income for purposes of determining its Stockholders' Equity as of the Measurement Date shall exclude (1) all costs directly related to this Agreement, including, without limitation, professional fees, fees to Keefe Bruyette & Woods, Inc., severance payments, filing fees, printing costs and steps taken to terminate the ESOP and/or the 401(k) Plan and (2) all amounts paid or accrued pursuant to the retention program to be put in place after the date hereof; (ii) an ALL of no less than 1.25% of Company Entities' total loans held for investment and loans held for sale, less undisbursed loan funds and unamortized yield adjustments; and (iii) an average of Core Deposits as of the last day of each month in 2003 through and including the Measurement Date of not less than $310,000,000; "Core Deposits" means total deposits less certificates of deposit of $100,000 or more;

        (f)    Parent Bank shall have received a certificate signed by the Presidents and Chief Executive Officers of Company Entities, dated as of the Company Entities Merger Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1(a), (b), (c) and (e) hereof have been satisfied;

        (g)   Parent Bank shall have received an opinion of Bingham McCutchen LLP, counsel to Parent and Parent Bank, dated the Closing Date, to the effect that the Bank Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Company Bank, Parent Bank and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code;

        (h)   the Board of Directors of the Company shall have adopted resolutions terminating the ESOP and the 401(k) Plan pursuant to Section 5.12(b); and

        (i)    each Company Entities outside director shall have executed and delivered an agreement as required in Section 5.13(b) hereof.

        6.2    Conditions to the Obligations of Company Entities.    Notwithstanding any other provision of this Agreement, the obligations of Company Entities to consummate the Bank Merger and the Company Entities Merger are subject to the following conditions precedent (except as to those which Company Entities may choose to waive in writing):

        (a)   all of the representations and warranties made by Parent Bank and Parent in this Agreement shall have been true and correct as of the date of this Agreement and as of the Company Entities Merger Effective Time as though made on and as of the Company Entities Merger Effective Time (except to the extent any such representation and warranty expressly speaks as of an earlier date); provided, however, that notwithstanding anything herein to the contrary, this subsection shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be likely to have, a Material Adverse Effect on Parent; provided, further, that in determining, solely for purposes of this subsection, whether the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or would reasonably be likely to have, a Material Adverse Effect on Parent, any materiality exceptions contained in such representations and warranties shall not be considered;

        (b)   Parent Bank and Parent shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Company Entities Merger Effective Time;

        (c)   since the date hereof, Parent shall not have suffered a Material Adverse Effect;

        (d)   Company Entities shall have received a certificate signed by a senior officer designated by the President and Chief Executive Officer of Parent Bank and Parent, dated as of the Company Entities Merger Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied; and

        (e)   Company Bank shall have received an opinion of Sullivan & Cromwell LLP, counsel to Company Entities, dated the Closing Date, to the effect that the Bank Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Company Bank, Parent Bank and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code.

        6.3    Conditions to the Obligations of the Parties.    Notwithstanding any other provision of this Agreement, the obligations of Parent Bank and Parent on the one hand, and Company and Company Bank on the other hand, to consummate the Bank Merger and the Company Entities Merger are subject to the following conditions precedent (except as to those which Parent Bank or Company, as the case may be, may choose to waive in writing):

        (a)   no preliminary or permanent injunction or other order by any federal or state court shall have been issued and shall remain in effect and no change in statute, rule, regulation or order preventing the consummation of the Bank Merger, the Subsidiary Merger, the Company Entities Merger or the Op Sub Merger shall have occurred and shall remain in effect;

        (b)   the parties shall have received all applicable regulatory approvals and consents (including without limitation, if appropriate, approval or waiver by the OTS, the OCC, the FDIC and the FSA) to consummate the transactions contemplated by this Agreement, and all required waiting periods shall have expired;

        (c)   the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC;

        (d)   the Parent Common Stock to be issued to holders of Company Common Stock shall have been approved for listing on the NYSE subject to official notice of issuance; and

        (e)   this Agreement shall have been duly adopted by holders of Company Common Stock constituting the Requisite Vote.

ARTICLE VII
TERMINATION; AMENDMENT; WAIVER

        7.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time:

        (a)   By the mutual written consent of Parent Bank and Company;

        (b)   By Parent Bank or Company if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) restraining, enjoining or prohibiting the Bank Merger, the Subsidiary Merger, the Company Entities Merger or the Op Sub Merger or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

        (c)   By Parent Bank or Company before the date specified in 7.1(f) hereof, in the event that any of the conditions precedent to the obligations of the other party to the Bank Merger, the Subsidiary Merger, the Company Entities Merger and the Op Sub Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

        (d)   By Parent Bank or Company at any time after Company stockholders fail to adopt this Agreement by the Required Vote at the Company Stockholders' Meeting;

        (e)   By Parent Bank or Company, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of Parent Bank, or Section 6.2(a) or 6.2(b) in the case of Company, and which breach cannot be or is not cured within 30 days after written notice of such breach is given by the non-breaching party to the party committing such breach;

        (f)    By Parent Bank or Company on or after October 31, 2003, in the event the Bank Merger and the Company Entities Merger have not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(f) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Bank Merger or the Company Entities Merger to occur on or before such date); or

        (g)   By Company if (i) Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Directors of Company authorizes Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Company delivers to Parent written notice to that effect, setting forth the material terms and conditions of the Superior Proposal, indicating that it intends to enter into such an agreement and (iii) Parent does not make, within five business days of receipt of such notice, a proposal or offer that the Board of Directors of Company concludes in good faith (after consultation with Company's financial advisor) is no less favorable, from a financial point of view, to the stockholders of Company as the Superior Proposal; provided, however, that such termination shall not be effective until Company has made payment to Parent of the amount required to be paid pursuant to Section 7.2(d). A "Superior Proposal" means a written bona fide offer made by a third party to consummate an Acquisition Proposal that the Board of Directors of Company determines, in its good faith judgment (after consultation with Company's financial advisor), (i) to be more favorable to Company stockholders than the transactions contemplated hereby and (ii) to be reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal.

        In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(g) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

        7.2    Liabilities and Remedies; Liquidated Damages.

        (a)   In the event of a material breach by any party of any of its covenants or agreements contained herein, any other party shall be entitled, without terminating this Agreement, to specifically enforce the terms hereof against the breaching party. Each party acknowledges that there is not an adequate remedy at law to compensate the other party relating to the non-consummation of the Company Entities Merger and the Bank Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

        (b)   In the event that (i) the Board of Directors of Company fails to recommend adoption of this Agreement to Company stockholders or adversely alters or modifies its favorable recommendation of this Agreement to Company stockholders, in each case other than in connection with an Acquisition Proposal, and (ii) this Agreement is not adopted by Company stockholders, and (A) neither Parent Bank nor Parent is, as of the date of such event, in material breach of this Agreement, (B) the conditions in Section 6.2(a) and (c) have otherwise been satisfied and (C) the Board of Directors of Company has not determined in good faith based on the advice of counsel that the Bank Merger is not likely to be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Company Bank, Parent Bank and Parent will be a party to that reorganization within the meaning of Section 368(b) of the Code, then, within 2 business days of termination of this Agreement Company shall pay Parent Bank in immediately available funds $3,500,000 as agreed upon liquidated damages as the sole and exclusive remedy of Parent Bank and Parent under this Agreement. In order to obtain the benefit of liquidated damages provided in this Section 7.2(b), Parent Bank and Parent shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof.

        (c)   In the event that (i) an Acquisition Proposal is made to Company or any Person shall have publicly announced an intention to make an Acquisition Proposal between the date hereof and the time of the Company Stockholders' Meeting; and (ii) this Agreement is not adopted by Company stockholders and neither Parent Bank nor Parent was, as of the date of such action, in material breach of this Agreement; and (iii) a definitive agreement relating to a Control Transaction is executed by Company, Company Bank or Company Bank Subsidiary, or a Control Transaction is consummated, in either case within 12 months after the termination of this Agreement, then upon the consummation of such Control Transaction or the execution of a definitive agreement with respect thereto, Company shall pay Parent Bank in immediately available funds of $3,500,000 as an agreed upon liquidated damages as the sole and exclusive remedy of Parent Bank and Parent. There shall be no duplication of remedy under this Section 7.2(c) and 7.2(b). In order to obtain the benefit of the liquidated damages provided in this Section 7.2(c), Parent Bank and Parent shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof. As used in this Agreement, a "Control Transaction" means the acquisition by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions, of a majority of the voting power of the outstanding securities of Company or Company Bank or all or substantially all of the assets of Company or Company Bank.

        (d)   In the event that Company terminates this Agreement pursuant to Section 7.1(g), then, upon termination of this Agreement, Company shall pay Parent in immediately available funds $3,500,000 as agreed upon liquidated damages as the sole and exclusive remedy of Parent Bank and Parent under this Agreement. In order to obtain the benefit of liquidated damages provided in this Section 7.2(d), Parent Bank and Parent shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a) hereof.

        (e)   With respect to the liquidated damages provided in this Section, the parties hereto agree that it would be impracticable or extremely difficult to fix actual damages.

        7.3    Survival of Agreements.    In the event of termination of this Agreement by either Parent Bank or Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement; and provided further that the agreements contained in Sections 5.1(b), 5.4 and 7.2 hereof shall survive the termination hereof.

        7.4    Amendment.    This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after adoption hereof by Company stockholders but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by Company stockholders without the approval of Company stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Bank Merger, the Subsidiary Merger, the Company Entities Merger, or the Op Sub Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

        7.5    Waiver.    Any term, provision or condition of this Agreement (other than the requirement of Company stockholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall stop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

ARTICLE VIII
GENERAL PROVISIONS

        8.1    Survival.    All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time including, without limitation, Section 5.14) shall not survive the Effective Time.

        8.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

        (a)   if to Parent Bank or Parent:

    Union Bank of California, N.A.
    400 California Street
    San Francisco, CA 94104
    Attention: D. Jeffrey Morrow
    Senior Vice President

    copy to:

    Union Bank of California, N.A.
    400 California Street
    San Francisco, CA 94104
    Attention: David W. Dobon
    Senior Vice President

    and to:

    Union Bank of California, N.A.
    530 "B" Street, Suite 1050
    San Diego, CA 92101
    Attention: Theodore E. Davis
    Senior Vice President

    and a copy to:

    Bingham McCutchen, LLP
    Three Embarcadero Center
    San Francisco, CA 94111-4067
    Attention: James M. Rockett

        (b)   if to Company Entities:

    Monterey Bay Bank
    567 Auto Center Drive
    Watsonville, CA 95076
    Attention: C. Edward Holden
    President & CEO

    copy to:

    Sullivan & Cromwell LLP
    Suite 2100
    1888 Century Park East
    Los Angeles, CA 90067
    Attention: Steven B. Stokdyk

        8.3    Applicable Law.    This Agreement shall be construed and interpreted according to the laws of the State of California without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

        8.4    Headings, Etc.    The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.5    Waiver of Right to Jury Trial.    EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SUBSIDIARY MERGER, THE COMPANY ENTITIES MERGER, THE LIQUIDATION, THE BANK MERGER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        8.6    Severability.    If any term, provision, covenant or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

        8.7    Entire Agreement; Binding Effect; Non-Assignment; Counterparts.    Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof (other than the Confidentiality Agreement); and (b) except as provided in Section 5.14, is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or document will be construed against the party drafting such agreement or document.

        The undersigned have caused this Agreement to be executed as of the day and year first above written.

UNIONBANCAL CORPORATION		UNION BANK OF CALIFORNIA, N.A.
By	/s/ D. JEFFREY MORROW D. Jeffrey Morrow Senior Vice President	By	/s/ D. JEFFREY MORROW D. Jeffrey Morrow Senior Vice President
MONTEREY BAY BANK		MONTEREY BAY BANCORP
By	/s/ C. EDWARD HOLDEN C. Edward Holden President and Chief Executive Officer	By	/s/ C. EDWARD HOLDEN C. Edward Holden President and Chief Executive Officer

EXHIBIT A

BANK MERGER AGREEMENT

        This bank merger agreement ("Merger Agreement") is entered into as of            , 2003 by and between Union Bank of California, N.A. ("Parent Bank"), a national banking association, and, Monterey Bay Bank ("Company Bank"), a federal savings bank, as follows:

Section 1. Outstanding Shares.

        (a)   Parent Bank is a national banking association primarily regulated by the Office of the Comptroller of the Currency. Parent Bank has                        authorized shares of no par value common stock of which                        are outstanding. Parent Bank has no outstanding shares of preferred stock or warrants. All of the issued and outstanding shares of Parent Bank common stock are owned by its parent, UnionBanCal Corporation, a corporation registered as a bank holding company ("Parent").

        (b)   Company Bank is a federal savings association primarily regulated by the Office of Thrift Supervision. Company Bank has                        authorized shares of common stock of which                        are outstanding. Company Bank has no outstanding shares of preferred stock, options or warrants. All of the issued and outstanding shares of Company Bank common stock are owned by the former stockholders of Monterey Bay Bancorp, Inc. ("Company"), which was merged on            , 2003 into an operating subsidiary of Company Bank, which was subsequently mergerd with and into Parent Bank. The shares of Company were exchanged for the shares of Company Bank.

Section 2. The Merger.

        Company Bank shall be merged into Parent Bank (the "Merger"). Parent Bank shall be the surviving bank (the "Surviving Bank").

Section 3. Stock.

        The Merger will become effective at the time this Merger Agreement is filed with the Office of the Comptroller of the Currency (the "Effective Time"). At the Effective Time, the outstanding shares of Company Bank shall be canceled and the shareholders of the Company Bank stock will receive shares of Parent stock, cash or a combination of cash and stock in accordance with Article I of the Agreement and Plan of Merger (the "Plan") by and among Company, Company Bank, Parent Bank and Parent dated as of            , 2003. The Merger shall have no effect on the shares of Parent Bank.

Section 4. Articles of Incorporation and By-Laws.

        (a)   The Articles of Incorporation of Parent Bank, as they exist at the Effective Time, shall be the Articles of Incorporation of the Surviving Bank until the same are amended.

        (b)   The By-Laws of Parent Bank, as they exist at the Effective Time, shall be the By-Laws of the Surviving Bank until the same are amended.

Section 5. Effect of Merger.

        The effect of the Merger is as prescribed by law.

Section 6. Officers and Directors

        The officers and directors of Parent Bank holding office at the Effective Time shall be the officers and directors of the Surviving Bank until removed as provided by law or until the election of their respective successors.

Section 7. Acts of Merging Corporation

        Company Bank, as the merging corporation, shall from time to time, as and when requested by the Surviving Bank, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the Merger.

        In witness whereof the parties have executed this Merger Agreement.

MONTEREY BAY BANK
By
C. Edward Holden President and Chief Executive Officer
By
Mary Anne Carson Corporate Secretary
UNION BANK OF CALIFORNIA, N.A.
By
D. Jeffrey Morrow Senior Vice President
By
Morris W. Hirsch Assistant Corporate Secretary

2

OFFICERS' CERTIFICATE

        D. Jeffrey Morrow and Morris W. Hirsch hereby certify that:

        1.     They are the Senior Vice President and the Assistant Corporate Secretary, respectively, of Union Bank of California, N.A., a national banking association ("Parent Bank").

        2.     The Bank Merger Agreement in the form attached was duly approved by the Board of Directors and shareholder of Parent Bank.

        3.     The shareholder approval was by the holder of 100% of the outstanding shares, which equaled or exceeded the vote required. The percentage vote required was more than two-thirds of the outstanding shares.

        4.     Parent Bank is authorized to issue two classes of shares: common stock and preferred stock. At present only common shares are issued and outstanding, and the number of common shares outstanding is                        .

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:	, 2003

D. Jeffrey Morrow Senior Vice President
Morris W. Hirsch Assistant Corporate Secretary

3

OFFICERS' CERTIFICATE

        C. Edward Holden and Mary Anne Carson hereby certify that:

        1.     They are the President and Chief Executive Officer and the Corporate Secretary, respectively, of Monterey Bay Bank, a federal savings association ("Company Bank").

        2.     The Bank Merger Agreement in the form attached was duly approved by the Board of Directors and shareholders of Company Bank.

        3.     The shareholder approval was by the holders of 100% of the outstanding shares, which equaled or exceeded the vote required. The percentage vote required was more than two-thirds of the outstanding shares.

        4.     Company Bank is authorized to issue two classes of shares: common stock and preferred stock. At present only common shares are issued and outstanding, and the number of common shares outstanding is                        .

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:	, 2003

C. Edward Holden President and Chief Executive Officer
Mary Anne Carson Corporate Secretary

4

EXHIBIT B

AGREEMENT OF MERGER

PIC WITH AND INTO UBOCIS

        THIS AGREEMENT OF MERGER, dated as of            , 2003 (this "Merger Agreement"), is made and entered into by and between Portola Investment Corporation ("Company Bank Subsidiary"), a California corporation ("Seller"), a wholly-owned subsidiary of Monterey Bay Bank, a federal savings association ("Company Bank"), and UBOC Investment Services, Inc., a California corporation ("Buyer") and a wholly-owned subsidiary of Union Bank of California, N.A., a national banking association ("Parent Bank").

W I T N E S S E T H:

        A.    The Boards of Directors of Buyer and Seller have approved, and deem it advisable and in the best interests of Buyer, Seller and their respective shareholders, that Buyer and Seller consummate the business transaction provided for herein in which Seller would merge with and into Buyer (the "Merger").

        B.    Company Bank and its parent, Company, and Parent Bank and its parent, Parent, have entered into an Agreement and Plan of Merger dated as of            , 2003 (the "Plan"), providing, among other things, for the execution and filing of this Merger Agreement and the consummation of the Merger.

        NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the parties to this Merger Agreement hereby agree that Seller shall be merged with and into Buyer in accordance with the provisions of the laws of the State of California upon the terms and subject to the conditions set forth as follows:

Section 1. The Merger.

        1.1    Effective Time.    On            , 2003 (the "Effective Date"), upon the filing with the California Secretary of State of a duly executed counterpart of this Merger Agreement with the officers' certificates prescribed by Section 1103 of the California General Corporation Law attached thereto, the Merger shall become effective. The effective time of the Merger on the Effective Date shall be            , Pacific Time ("Effective Time").

        1.2    Effect of the Merger.    On the Effective Date, Seller shall be merged with and into Buyer and the separate corporate existence of Seller shall cease. Buyer shall be the surviving corporation (the "Surviving Corporation") in the Merger. It shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, Seller and the separate existence of Buyer as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises, shall continue unaffected and unimpaired by the Merger.

Section 2. Corporate Governance Matters.

        2.1   From and after the Effective Date and until thereafter amended as provided by law: (a) the Articles of Incorporation of Buyer as in effect immediately prior to the Effective Date shall be and continue to be the Articles of Incorporation of the Surviving Corporation; and (b) the Bylaws of Buyer as in effect immediately prior to the Effective Date shall be and continue to be the Bylaws of the Surviving Corporation.

        2.2   Subject to the provisions of Section 1.2(a) of the Plan, (a) the directors of the Surviving Corporation shall be those persons who are the directors of Buyer immediately prior to the Effective Date; and (b) the officers of the Surviving Corporation shall be those persons who are the officers of Buyer immediately prior to the Effective Date.

Section 3. Conversion of Shares.

        3.1    Conversion of Seller Shares.    As of the Effective Date, by virtue of the Merger and without any action on the part of the holder of the common stock of Seller, no par value (a "Seller Share" or "Seller Common Stock"):

          (a)   Each issued and outstanding Seller Share shall be converted into the right to receive in exchange therefor shares of common stock of Parent Bank having an aggregate book value equal to the stockholders equity of Company Bank Subsidiary (in each case determined in accordance with U.S. generally accepted accounting principles ("GAAP")), and all previously outstanding shares of stock of Company Bank Subsidiary shall be cancelled without consideration.

          (b)   From and after the Effective Date, the holders of certificates formerly representing Seller Shares shall cease to have any rights with respect thereto other than the rights provided herein.

        3.2    Fractional Shares.    Notwithstanding any other provision hereof, no fractional shares of Parent Bank Common Stock shall be issued to holders of Seller Shares.

        3.3    Surrender of Seller Shares.    As of the Effective Date, each certificate of Seller Shares shall be deemed by Parent Bank to be a certificate of Parent Bank Common Stock, pursuant to Section 3.1 of this Merger Agreement.

        3.4   All shares of Parent Bank Common Stock shall remain outstanding and unaffected by the Merger.

Section 4. Termination and Amendment.

        4.1   The obligations of the parties to effect the Merger shall be subject to all the terms and conditions contained in the Plan. Notwithstanding the approval of this Merger Agreement by the shareholders of Seller or Buyer, this Merger Agreement shall terminate forthwith in the event that the Plan shall be terminated as therein provided.

        4.2   This Merger Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

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        IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

PORTOLA INVESTMENT CORPORATION
By
C. Edward Holden
President and Chief Executive Officer
By
Mary Anne Carson
Corporate Secretary
UBOC INVESTMENT SERVICES, INC.
By
Kenneth Lepore
President
By
Jonathan A. Wright
Corporate Secretary

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OFFICERS' CERTIFICATE

        C. Edward Holden and Mary Anne Carson hereby certify that:

        1.     They are the President and the Corporate Secretary, respectively, of Portola Investment Corporation, a corporation organized under the laws of the State of California.

        2.     The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholder of the corporation.

        3.     The shareholder approval was by the holder of a number of outstanding shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

        4.     Portola Investment Corporation is authorized to issue two classes of shares: common stock and preferred stock. At present, only common shares are issued and outstanding, and the number of common shares outstanding entitled to vote was            . There are no shares of preferred stock issued and outstanding.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:	, 2003

C. Edward Holden, President
Mary Anne Carson, Corporate Secretary

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CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

        Kenneth Lepore and Jonathan A. Wright hereby certify that:

        1.     They are the President and the Corporate Secretary, respectively, of UBOC Investment Services, Inc., a corporation organized under the laws of the State of California.

        2.     The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholder of the corporation.

        3.     The shareholder approval was by the holder of a number of outstanding shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

        4.     UBOC Investment Services, Inc. is authorized to issue one class of shares in the form of common stock. At present, 100,000 shares are authorized and 25,000 shares are issued, outstanding and entitled to vote.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:	, 2003

Kenneth Lepore, President
Jonathan A. Wright, Corporate Secretary

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CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

        D. Jeffrey Morrow and Morris W. Hirsch hereby certify that:

        1.     They are the Senior Vice President and the Assistant Corporate Secretary, respectively, of Union Bank of California, N.A., a national banking association ("Parent Bank").

        2.     The Merger Agreement in the form attached was duly approved by the Board of Directors and shareholder of Parent Bank.

        3.     The shareholder approval was by the holder of 100% of the outstanding shares, which equaled or exceeded the vote required. The percentage vote required was more than two-thirds of the outstanding shares.

        4.     Parent Bank is authorized to issue two classes of shares: common stock and preferred stock. At present only common shares are issued and outstanding, and the number of common shares outstanding is                        .

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:	, 2003

D. Jeffrey Morrow Senior Vice President
Morris W. Hirsch Assistant Corporate Secretary

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EXHIBIT C

UnionBanCal Corporation
400 California Street
San Francisco, CA 94104

Ladies and Gentlemen:

        Reference is made to the Agreement and Plan of Merger, dated as of April 7, 2003 (the "Agreement") by and among Union Bank of California, N.A., a national banking association ("Parent Bank"), and its parent, UnionBanCal Corporation, a corporation registered as a bank holding company ("Parent"), and Monterey Bay Bancorp, a Delaware corporation ("Company"), and its wholly-owned subsidiary, Monterey Bay Bank, a federal savings association ("Company Bank"), which Agreement provides for the merger of Company Bank with and into Parent Bank in a transaction in which shares of common stock of Company will be converted into cash and/or shares of common stock of Parent (the "Merger"), and related transactions, as more fully provided for in the Agreement.

        I have been informed that the Merger will constitute a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); that I may be deemed an "affiliate" of Company within the meaning of Rule 145; and that, accordingly, the shares of Parent stock which I may acquire in connection with the Merger may only be disposed of in conformity with the provisions of this agreement.

        Capitalized terms used and not defined in this letter agreement shall have the meaning set forth in the Agreement.

        1.     I represent, warrant and agree as follows:

          (a)   I am currently the owner of that number of shares of Company stock set forth in Schedule 1 to this agreement (the "Company Shares").

          (b)   Provided that Parent meets the requirements of paragraph (c) of Rule 144, I agree that I will not sell, transfer or dispose of any shares of Parent stock which I may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities herein sometimes collectively referred to as "Affiliate Securities"), or any option, right or other interest with respect to any Affiliate Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 145 or other applicable exemption or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act (provided that I may make bona fide gifts or dispositions without consideration so long as the recipients of such gifts or dispositions agree not to sell, transfer or otherwise dispose of the Affiliate Securities except as provided in this agreement), or (iii) after one year from completion of the Merger.

        2.     Parent acknowledges that the provisions of paragraph 1(b) of this agreement will be satisfied as to any sale by me of Affiliate Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a customary broker's letter stating that the requirements of Rule 145 have been met or other evidence or representations reasonably satisfactory to Parent; provided, however, that if counsel for Parent reasonably believes that the broker's letter or other evidence does not confirm compliance with applicable provisions of Rule 145 or that the transaction does not otherwise comply with Rule 145, I shall furnish to Parent an opinion of counsel in form and substance reasonably satisfactory to Parent and its counsel to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act. If counsel is unable to express an acceptable opinion, Parent may require that I provide a copy of a "no-action" letter or other communication from the staff of the Securities and Exchange Commission with respect to the availability of an exemption from the registration requirement.

        3.     I understand that stop transfer instructions will be given to Parent's transfer agent with respect to the Affiliate Securities. The stop transfer instructions will terminate on the first anniversary of the completion of the Merger.

        4.     This agreement shall be binding upon and enforceable against my administrators, executors, representatives, heirs, legatees, devisees, successors or any pledgee holding the Affiliate Securities as collateral.

        5.     This agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

        6.     Execution of this agreement shall not be construed as an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this agreement.

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        IN WITNESS WHEREOF, I have executed this agreement as of April 7, 2003.

Signature

Agreed to and Accepted:

UNIONBANCAL CORPORATION

By:

Its:	Senior Vice President

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Schedule 1

Name:

Owned Shares:                                                                           of Common Stock:

Owned Shares:

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EXHIBIT D

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Agreement") is made and entered into as of April 7, 2003, by and between the undersigned director of Monterey Bay Bancorp, a Delaware corporation ("Company"), and Union Bank of California, N.A., a national banking association ("Parent Bank").

        Company and its wholly-owned subsidiary, Monterey Bay, a federal savings association ("Company Bank"), and Parent Bank and UnionBanCal Corporation, a California corporation, registered bank holding company and sole shareholder of Parent Bank ("Parent"), have entered into an Agreement and Plan of Merger, dated as of April 7, 2003 (the "Merger Agreement"). The Merger Agreement generally provides for the merger of Company Bank into Parent Bank (the "Merger") and the conversion of the issued and outstanding shares of the common stock of Company ("Company Stock") into cash and/or shares of the common stock of Parent, and related transactions. The Merger Agreement is subject to the affirmative vote of the requisite number of holders of the outstanding shares of Company Stock, the receipt of certain regulatory approvals, and the satisfaction of other conditions. Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

        The undersigned is a member of the Board of Directors of Company and is the owner of the number of shares of Company Stock (the "Owned Shares") and has rights by option or otherwise to acquire the number of additional shares of Company Stock (the "Options"and, together with the Owned Shares, the "Shares") as set forth on Exhibit A attached hereto. In order to induce Parent Bank to enter into the Merger Agreement, the undersigned is entering into this Agreement with Parent Bank to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his or her capacity as a stockholder of Company, and as a holder of the Options, with respect to the Shares until consummation of the Merger.

        NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

        1.     Without the prior written consent of Parent Bank, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber (except for such encumbrances that are made with recourse) any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, or (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) in connection with the exercise of any Option (including by way of a customary cashless exercise thereof). Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein.

        2.     The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of adoption of the Merger Agreement at any meeting of stockholders of Company called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to adoption of the Merger Agreement is sought. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

        3.     Except as otherwise provided in this Agreement, at any meeting of stockholders of Company or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against (i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by Company or (ii) any amendment of Company's Certificate of Incorporation or Bylaws or other proposal or transaction involving Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

        4.     The undersigned acknowledges and agrees that Parent Bank could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Parent Bank, in addition to any other remedy which it may have at law or in equity, shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and specific performance to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.

        5.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        6.     The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon termination of the Merger Agreement under Section 7.1 thereof.

        7.     The undersigned is entering into this Agreement in his or her capacity as the record or beneficial owner of the Shares, and not in his or her capacity as a director of Company. Nothing in this Agreement shall be deemed in any manner to limit the discretion of the undersigned to take any action, or fail to take any action, in his or her capacity as a director of Company, that may be required of the undersigned in the exercise of his or her duties or responsibilities as a director of Company.

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        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

Name:
(Please print or type)

Union Bank of California, N.A.
By:

Name:
	Position:	Senior Vice President

Consent of Spouse:

        I,                        , spouse of                        who executed the foregoing Agreement, hereby agree that my spouse's interest in the shares of Company Stock subject to the Agreement shall be irrevocably bound by the Agreement's terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by the Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this consent.

Dated:	Name:
(Please print or type)

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Exhibit A

Name:

Owned Shares:                               shares of Common Stock

Options:                               shares of Common Stock

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EXHIBIT E

CONFIDENTIALITY AND NONSOLICITATION AGREEMENT

        THIS CONFIDENTIALITY AND NONSOLICITATION AGREEMENT ("Agreement") entered into by and between Union Bank of California, N.A. ("Parent Bank"), as successor to Monterey Bay Bank ("Company Bank"), and                         ("Employee"). The term "Parent Bank" includes all subsidiary, parent or related corporations of Parent Bank.

AGREEMENT

        Parent Bank has entered into an agreement to acquire Company Bank (the "Merger"); this Agreement is effective upon consummation of the Merger.

        Employee acknowledges that Employee's employment by Parent Bank creates a relationship of confidence and trust between Employee and Parent Bank with respect to all Confidential Information (as defined below) of Parent Bank.

        In consideration of and as a condition of Employee's employment and continued employment by Parent Bank, it is hereby agreed as follows:

        1.    Confidential Information.

          (a)    Confidentiality.    Except as provided in Paragraph 1(b) of this Agreement, Employee agrees that during and after termination of his employment with Parent Bank, he shall keep Confidential Information (as defined below) confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of Confidential Information without Parent Bank's prior written consent; "Confidential Information" includes but is not limited to trade secrets, confidential information, knowledge or data of Parent Bank, or any of its clients, customers, consultants, shareholders, licensees, licensors, vendors or affiliates, that Employee may produce, obtain or otherwise acquire or have access to during the course of his employment by Parent Bank (whether before or after the date of this Agreement), including but not limited to: business plans, records, and affairs; customer files and lists; sales practices; methods and techniques; sources of supply and vendors; special business relationships with vendors and agents; financial matters; mergers; acquisitions; personnel matters including compensation packages; product specifications; pricing information; technical data; operations and production costs; and other similar matters which are confidential. All Confidential Information and all tangible materials containing Confidential Information are and shall remain the sole property of Parent Bank.

          (b)    Limitation.    Employee shall have no obligation under this Agreement to maintain in confidence any information that (i) is in the public domain at the time of disclosure, (ii) though originally Confidential Information, subsequently enters the public domain other than by breach of Employee's obligations hereunder, or (iii) is shown to have been known by Employee prior to disclosure to Employee by Parent Bank.

          (c)    Former Employer Information.    Employee agrees that he has not and will not, during the term of his employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which Employee has an agreement or duty to keep in confidence information acquired by Employee, if any, or (ii) bring onto the premises of Parent Bank any document or confidential or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity; provided however that this Paragraph 1(c) shall not prevent Employee from making proper use of Confidential Information in the ordinary course of business during the term of his employment with Parent Bank and in accordance with the terms of his employment.

          (d)    Conflicting Activities.    While employed by Parent Bank, Employee will not work as an employee or consultant of any other organization or engage in any other activities that conflict with Employee's obligations to Parent Bank, without the express prior written approval of Parent Bank.

          (e)    Trade Names and Styles.    The undersigned acknowledges and agrees that any and all trade names and styles used by Company Bank, including, but not limited to, the terms "Company Bank" and "Company" and all trademarks, visual designs and logos under which Company Bank did business (collectively, the "Marks"), are valuable trade names and service marks, the ownership of which will pass, for valuable consideration, to Parent Bank upon the Merger. The undersigned agrees that use by any entity, other than Parent Bank, of the Marks in Monterey County, Santa Cruz County or Santa Clara County or in California generally would both cause public and customer confusion, and dilute the value of Parent Bank's investment in the Merger. Therefore, the undersigned unconditionally agrees that for a period of two (2) years after the date hereof, he will not enter into any business arrangement or agreement, whether formal or informal, directly or indirectly, where the term "Company Bank," or "Company," or any other Mark, is used for the purpose of doing business as a financial services provider, or in connection with the sale, promotion or marketing of financial services to the public in Monterey County, Santa Cruz County or Santa Clara County or in California generally.

        2.    Return of Confidential Material and Certification of Compliance.    In the event of Employee's termination of employment with Parent Bank for any reason whatsoever, Employee agrees promptly to surrender and deliver to Parent Bank all records, materials, equipment, drawings, documents and data of any nature pertaining to any Confidential Information or to his employment, and Employee will not retain or take with him any tangible materials or electronically stored data, containing or pertaining to any Confidential Information that Employee may produce, acquire or obtain access to during the course of his employment. Upon termination of employment, Employee further agrees to sign and deliver to Parent Bank the Certification of Compliance, attached hereto as Exhibit A.

        3.    Nonsolicitation.    Employee agrees that during the period of his employment with Parent Bank and for one year after the date of termination of his employment with Parent Bank (but in no event more than two years after the effective date of the Merger), he will not:

          (A)  induce, solicit, recruit or encourage any employee of Parent Bank to leave the employ of Parent Bank, which means that he will not:

            (i)    disclose to any third party the names, backgrounds or qualifications of any employees or otherwise identify them as potential candidates for employment with a competitor; or

            (ii)   personally or through any other person approach, recruit, interview or otherwise solicit employees to work for any other competitor.

AND

          (B)  solicit, either on behalf of Employee or any third party, the business of any client or customer of Parent Bank:

            (i)    whose account Employee has been assigned to or whose account Employee has serviced during the one-year period prior to the date of Employee's termination of employment with Parent Bank, or

            (ii)   using any Confidential Information of Parent Bank, either on behalf of Employee or any third party.

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AND

          (C)  solicit the business of any prospective customer or client of Parent Bank;

            (i)    whose business Employee was directly, actively and substantively involved in soliciting or recruiting while employed by Parent Bank, or

            (ii)   using any Confidential Information of Parent Bank.

        Upon termination of employment, Parent Bank will provide Employee with a list of clients and/or customers covered by Paragraphs 3(B) and 3(C). If Parent Bank fails, for any reason, to provide Employee with such list, or is unable, for any reason, to deliver such list to Employee, Employee acknowledges and agrees that he remains bound by Paragraphs 3(B) and 3(C).

        4.    Notification of New Employer.    If Employee leaves Parent Bank's employ, Employee hereby consents to Parent Bank notifying Employee's new employer about Employee's rights and obligations under this Agreement.

        5.    Equitable Relief.    Employee agrees that it would be impossible or inadequate to measure and calculate Parent Bank's damages from any breach of the covenants set forth in this Agreement. Accordingly, Employee agrees that if Employee breaches this Agreement, Parent Bank will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to such injunction's issuance and to the ordering of specific performance. In any legal proceeding commenced under this Paragraph 5, the losing party shall pay the prevailing party's actual attorneys' fees and expenses incurred in the preparation for, conduct of or appeal or enforcement of judgment from the proceeding. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

        6.    Governing Law; Consent to Personal Jurisdiction.    This Agreement will be governed by the laws of the State of California, without regard to the choice of law provisions thereof. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any lawsuit arising from or relating to this Agreement.

        7.    Entire Agreement.    This Agreement sets forth the entire agreement and understanding between Parent Bank and Employee relating to the subject matter herein and merges all prior discussions and agreements between the parties with respect to that subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless signed in writing by the Employee and Parent Bank.

        8.    Severability.    If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

Union Bank of California, N.A.
By:	By:

Name:	Name:

Senior Vice President

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EXHIBIT A

UNION BANK OF CALIFORNIA, N.A.

CERTIFICATION OF COMPLIANCE

        This is to certify that I do not have in my possession, custody or control any documents which evidence, refer or relate to Confidential Information, including but not limited to, documents concerning business plans, records, and affairs; customer files and lists; sales practices; methods and techniques; sources of supply and vendors; special business relationships with vendors and agents; financial matters; mergers; acquisitions; personnel matters including compensation packages; product specifications; pricing information; technical data; operations and production costs; and other similar matters which are confidential.

        I further certify that I have complied with, and will continue to comply with, each and every term of my Confidentiality and NonSolicitation Agreement.

Dated:
(Name)

Address for Notifications:

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EXHIBIT F

NONCOMPETITION AGREEMENT

        This Noncompetition Agreement (this "Noncompetition Agreement") is made and entered into by and among Union Bank of California, N.A., a national banking association ("Parent Bank"), and                         (the "Shareholder"), with reference to the following:

RECITALS

        WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 7, 2003 (the "Merger Agreement"), by and among Parent Bank and its parent, UnionBanCal Corporation, a corporation registered as a bank holding company ("Parent"), and Monterey Bay Bancorp, a Delaware corporation and a savings and loan holding company ("Company") and its wholly-owned subsidiary, Monterey Bay Bank, a federal savings bank ("Company Bank"), among other things, Company Bank will be merged with and into Parent Bank (the "Merger").

        WHEREAS, the Shareholder is a director of Company and is the holder of capital stock in Company, and, in either event, will benefit from the Merger.

        WHEREAS, the Merger Agreement provides that the parties execute and deliver this Noncompetition Agreement as a condition of Parent Bank's obligation to consummate the Merger.

AGREEMENT

        NOW, THEREFORE, in order to induce Parent Bank to consummate the Merger, and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Except as otherwise provided herein, each capitalized term shall have the meaning given to such term in the Merger Agreement. As used in this Noncompetition Agreement, the following terms shall have the meanings set forth:

        (a)   "Business" shall mean any financial institution whose deposits are insured by the Federal Deposit Insurance Corporation.

        (b)   "Enterprises" shall mean any of the businesses conducted by Company or Company Bank at any time from the date of the Merger Agreement through the Closing Date.

        (c)   "Trade Secrets" shall mean:

          (i)    All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, proposals otherwise pertaining to same, with respect to Company or Company Bank, plus any non-public personal information on any present or past customer or client of Company Bank.

          (ii)   Notwithstanding any other provision of this Noncompetition Agreement to the contrary, "Trade Secrets" shall not include any information that (i) is in the public domain, (ii) though originally Trade Secrets, subsequently enters the public domain other than by breach of Shareholder's obligations hereunder or (iii) is shown to have been known by Shareholder prior to disclosure to Shareholder by Company or Company Bank.

        2.    Acknowledgments by the Shareholder.    The Shareholder acknowledges that by virtue of his or her positions with Company he or she has developed considerable expertise in the business operations of Company and Company Bank and has access to extensive confidential information with respect to Company and Company Bank and has access to Trade Secrets. The Shareholder recognizes that Parent Bank would be irreparably damaged, and Parent Bank's substantial investment as a result of its acquisition of Company Bank in the Merger would be materially impaired, if the Shareholder were to enter into an activity competing with the Enterprises in violation of the terms of this Noncompetition Agreement, to disclose or make unauthorized use of any Trade Secrets or to solicit customers or employees of Company Bank. Accordingly, the Shareholder expressly acknowledges that he or she is voluntarily entering into this Noncompetition Agreement and that the terms and conditions of this Noncompetition Agreement are fair and reasonable to the Shareholder in all respects.

        3.    Noncompetition; Trade Secrets; No Solicitation; Exceptions; Trade Names and Styles; Services of Shareholder After Merger.

        (a)   The Shareholder shall not during the term of this Noncompetition Agreement, directly or indirectly, without the prior written consent of Parent Bank (i) organize, manage or operate or serve as an officer, director, employee, agent or consultant to, any Business which has a head office located in Santa Cruz or Monterey Counties (the "Territory") (other than in his or her capacity as an officer or director of Company or Company Bank); or (ii) induce or attempt to induce any customer or employee of Company or Company Bank, Parent Bank or Parent (whether on the Closing Date or thereafter) to terminate such person's or entity's relationship with, or to take any action that would be disadvantageous to, Company, Company Bank, Parent Bank or Parent. Notwithstanding the above, the Shareholder shall not be deemed to be in violation of this paragraph, if the Shareholder participates in any such business solely as an investor in up to 9.9% of the equity securities of a company.

        (b)   Without limiting the generality of the foregoing, other than for the benefit of Company, Company Bank, Parent Bank or Parent, the Shareholder (i) shall make no use of Trade Secrets, or any part thereof, and (ii) shall not disclose Trade Secrets, or any part thereof, to any other Person, and (iii) shall upon Parent Bank's request deliver all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets now possessed or hereafter acquired by the Shareholder, to Parent Bank.

        (c)   Notwithstanding any provision of this Noncompetition Agreement to the contrary, the Shareholder may disclose or reveal any information, whether including in whole or part any Trade Secrets, that:

          (i)    The Shareholder is required to disclose or reveal under any applicable law or regulation, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives Parent Bank prompt advance notice of such requirement.

          (ii)   The Shareholder is otherwise required to disclose or reveal by any governmental entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives Parent Bank prompt advance notice of such requirement.

          (iii)  The Shareholder is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any governmental entity, provided the Shareholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives Parent Bank prompt advance notice of such requirement.

        (d)   The undersigned acknowledges and agrees that any and all trade names and styles used by Company Bank, including, but not limited to, the terms "Company Bank" and "Company" and all trademarks, visual designs and logos under which Company Bank did business (collectively, the "Marks"), are valuable trade names and service marks, the ownership of which will pass, for valuable consideration, to Parent Bank upon the Merger. The undersigned agrees that use by any entity, other than Parent Bank, of the marks in Monterey County or in California generally would both cause public and customer confusion, and dilute the value of Parent Bank's investment in the Merger. Therefore,

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the undersigned unconditionally agrees that for a period of two (2) years after the date hereof, he or she will not enter into any business arrangement or agreement, whether formal or informal, directly or indirectly, where the term "Company Bank," or "Company," or any other Mark, is used for the purpose of doing business as a financial services provider, or in connection with the sale, promotion or marketing of financial services to the public in Monterey County or in California generally.

        (e)   During the Term of this Noncompetition Agreement the Shareholder agrees to provide on a reasonable efforts basis such competent financial and business advice, counsel and assistance to Parent Bank as Parent Bank shall from time to time request. In return for such services, Parent Bank agrees to pay Shareholder the amount of $6,000 per year, such amount to be payable monthly in arrears.

        4.    Independence of Obligations.    The covenants of the Shareholder set forth in this Noncompetition Agreement shall be construed as independent of any other agreement or arrangement between the Shareholder, on the one hand, and Company, Company Bank, Parent Bank, Parent or their respective Affiliates on the other; and the existence of any claim or cause of action by the Shareholder against Company, Company Bank, Parent Bank, Parent or their respective Affiliates shall not constitute a defense to the enforcement of such covenants against the Shareholder.

        5.    Waiver of Right to Jury Trial.    Each party hereby waives its right to a jury trial of any claim or cause of action based upon or arising out of this Noncompetition Agreement, including but not limited to contract claims, tort claims, breach of duty claims and all other common law or statutory claims. Each party recognizes and agrees that the foregoing waiver constitutes a material inducement for it to enter into this Noncompetition Agreement. Each party represents and warrants that it has reviewed this waiver with legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

        6.    Equitable Relief.    The Shareholder expressly acknowledges and understands that breach of any provision of this Noncompetition Agreement exposes Parent Bank to extraordinary reputational, financial and market risks, for which there is no adequate remedy at law or by way of damages alone. Shareholder therefore stipulates and agrees that (a) in the event of any allegation of violation or allegation of any threatened violation by Shareholder of the provisions of Section 3 hereof, a temporary restraining order or preliminary and/or permanent injunction, as the case may be, may forthwith issue upon showing of probable cause of such actual or threatened breach, such order to prohibit the use, copying, retention or release of any Trade Secrets in violation of Section 3 hereof and to provide such other and ancillary remedies as Parent Bank may reasonably request, and (b) Parent Bank shall be entitled to any and all equitable remedies such as specific performance of any provision of this Agreement in addition to, and not in lieu of, its remedies at law for any breach of this Noncompetition Agreement.

        7.    Attorneys' Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Noncompetition Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the prevailing party is entitled.

        8.    Severability.    If any provision of this Noncompetition Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provision of this Noncompetition Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Noncompetition Agreement, but this Noncompetition Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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        9.    Notices.    Any notice or communication required or permitted hereunder shall be deemed to have been given if in writing (i) and delivered by personal delivery to the party to be notified, (ii) when sent by facsimile if sent during normal business hours of the recipient, otherwise the following business day, (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (iv) three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party:

To Parent Bank:	Union Bank of California, N.A. 400 California Street San Francisco, CA 94104 Attn: D. Jeffrey Morrow, Senior Vice President David W. Dobon, Senior Vice President
with a copy to:	Union Bank of California, N.A. 530 "B" Street, Suite 1050 San Diego, CA 92101 Attn: Theodore E. Davis, Senior Vice President
and a copy to:	Bingham McCutchen LLP Three Embarcadero Center San Francisco, California 94111-4067 Attn: James M. Rockett, Esq.
To the Shareholder:

or at such other address and to the attention of such other Person as a party may notice to the other in accordance with this Section 9.

        10.    Term.    The term of this Noncompetition Agreement shall extend from the Closing Date until the earlier of (a) the second anniversary of the Closing Date, or (b) the date that Parent Bank is merged with or acquired by another financial institution if the shareholders of Parent immediately prior to such acquisition own less than 50% of the voting stock of the resulting entity.

        11.    Waiver of Breach.    Any failure or delay by Parent Bank in enforcing any provision of this Noncompetition Agreement shall not operate as a waiver thereof; and the waiver by Parent Bank of a breach of any provision of this Noncompetition Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

        12.    Assignment.    This Noncompetition Agreement shall be assignable by Parent Bank only to Parent or any person, firm or corporation which acquires any of the Enterprises or which acquires all or substantially all of the assets or outstanding capital stock of Parent Bank.

        13.    Entire Agreement; Amendment.    This Noncompetition Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Noncompetition Agreement may not be altered or amended except by an agreement in writing signed by the parties to be bound.

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        14.    Binding Effect.    This Noncompetition Agreement shall be binding upon and inure to the benefit of Parent Bank and its successors and assigns and the Shareholder and the Shareholder's heirs and legal representatives.

        15.    Governing Law.    The Noncompetition Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

        16.    Headings.    The descriptive headings of the Sections of this Noncompetition Agreement are inserted for convenience only and do not constitute a part of this Noncompetition Agreement.

        17.    Counterparts.    This Noncompetition Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

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        IN WITNESS WHEREOF, the parties hereto have duly executed this Noncompetition Agreement as of the Closing Date.

UNION BANK OF CALIFORNIA, N.A.
By:
Name:
Title:	Senior Vice President

Shareholder

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ANNEX B

Opinion of Keefe, Bruyette & Woods, Inc.

KEEFE, BRUYETTE & WOODS, INC.

SPECIALISTS IN BANKING AND FINANCIAL SERVICES

235 PINE STREET SUITE 1818 SAN FRANCISCO, CA 94104

TOLL FREE 1-877-520-8569	TELEPHONE 415-591-5020

April 7, 2003

The Board of Directors
Monterey Bay Bancorp, Inc.
567 Auto Center Drive
Watsonville, CA 95076

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Monterey Bay Bancorp, Inc. ("Monterey") of the terms of the proposed merger of Monterey Bay Bank, a wholly-owned subsidiary of Monterey, with and into Union Bank of California, N.A., San Francisco, California ("UBOC"), a wholly-owned subsidiary of UnionBanCal Corporation, San Francisco, California ("UnionBanCal") the series of transactions by which such combination will be effected are collectively referred to herein as the "Merger." Pursuant to the terms of the Agreement and Plan of Merger dated as of April 7, 2003 (the "Merger Agreement"), and subject to the terms and conditions therein, each issued and outstanding share of common stock, par value of $.01 per share, of Monterey ("Monterey Common Stock") shall be converted into, at the effective time of the Merger, the right to receive the Per Share Merger Consideration.

        The Per Share Merger Consideration will consist of UnionBanCal Common Stock, no par value, or cash equal to the Per Share Merger Value. The Per Share Merger Consideration and, the Per Share Merger Value are defined in the Merger Agreement. For purposes of this opinion, the consideration to be paid by UnionBanCal for all outstanding shares of Monterey Common Stock shall equal $48,250,000 in cash and $48,250,000 in shares of UnionBanCal Common Stock subject to certain adjustments set forth in the Merger Agreement (the "Merger Consideration").

        Subject to certain limitations set forth in the Merger Agreement, each holder of Monterey Common Stock may state a preference to receive his or her Per Share Merger Consideration, with respect to each share of Monterey common stock owned by such holders, in: (a) cash; or (b) UnionBanCal Common Stock. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for KBW's opinion as to whether the Merger Consideration is fair, from a financial point of view, to the holders of Monterey Common Stock. In arriving at the opinion set forth below, KBW has, among other things:

  a)
  reviewed and analyzed certain publicly available financial statements for Monterey and UnionBanCal and financial information made available to us by the management of Monterey;

  b)
  analyzed certain internal financial statements, including financial projections, and other financial and operating data prepared by the management of Monterey;

  c)
  discussed the past, present and future operations, financial condition and prospects of Monterey and UnionBanCal with the management of the respective companies;

  d)
  reviewed the stock price performance and trading activity of Monterey Common Stock and UnionBanCal common stock;

  e)
  compared the financial performance and condition of Monterey and UnionBanCal with that of certain other comparable publicly traded companies;

  f)
  reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger;

  g)
  reviewed and discussed with the management of Monterey and UnionBanCal the strategic objectives of the Merger and certain other benefits of the Merger;

  h)
  reviewed the Merger Agreement; and

  i)
  performed such other analyses as we have deemed appropriate.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of Monterey or UnionBanCal or been furnished with any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of Monterey or UnionBanCal, nor have we reviewed any individual credit files of Monterey or UnionBanCal or been requested to conduct such a review, and, as a result, we have assumed that the respective allowances for loan losses for Monterey and UnionBanCal are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of Monterey or UnionBanCal. With respect to the financial and operating information, including without limitation financial forecasts, valuations of contingencies, projections regarding under-performing or non-performing assets, net charge-offs, adequacy of reserves, future economic conditions, and any expected synergies, furnished to or discussed with us by Monterey or UnionBanCal, we have assumed that all such information has been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of Monterey and UnionBanCal as to the future financial and operating performance of Monterey, UnionBanCal or the combined entity, as the case may be, and the expected synergies.

        Our opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to us as of, the date hereof. For the purposes of rendering this opinion, we have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement, including in all respects material to our analysis, that the representations and warranties of each party in the Merger Agreement and in all related documents and instruments (collectively, the "Documents") that are referred to therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Monterey, UnionBanCal, or the combined entity, as the case may be, or on the contemplated benefits of the Merger. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. Federal income tax purposes.

        We have been retained by the Board of Directors of Monterey to act as financial advisor to Monterey in connection with the Merger and will receive a fee from Monterey for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, Monterey has agreed to indemnify us for certain liabilities arising out of our engagement. In addition, in the ordinary course of our business, we may trade the Monterey Common Stock and UnionBanCal Common Stock and other securities of UnionBanCal and its affiliates for our own account and for the accounts of our customers, and, accordingly, may at any time hold long or short positions in such securities.

        This opinion is for the use and benefit of the Board of Directors of Monterey. It is further understood that this opinion will not be reproduced, summarized, described or referred to or given to any person without KBW's prior written consent. Our opinion does not address the relative merits of the underlying decision by Monterey to engage in the Merger as compared to other business strategies that may be available or the effort of any other transaction in which Monterey might engage, and it does not constitute a recommendation to any shareholder of Monterey as to how such shareholder should vote on the proposed Merger or any other matter related thereto.

        We have not considered, nor are we expressing any opinion herein with respect to, the prices at which Monterey common stock or UnionBanCal Common Stock will trade following the announcement of the Merger or the price at which UnionBanCal Common Stock will trade following the consummation of the Merger or at any time.

        Based upon and subject to the foregoing, KBW is of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Monterey Common Stock.

                      Very truly yours,

ANNEX C

Delaware General Corporation Law
§262. Appraisal rights

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

    (1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

    (2)    Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)    Appraisal rights shall be perfected as follows:

    (1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2)    If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)    After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

QuickLinks

Prospectus of UnionBanCal Corporation 400 California Street San Francisco, California 94104-1302
Proxy Statement of Monterey Bay Bancorp, Inc. 567 Auto Center Drive Watsonville, California 95076
Important Notice Regarding Information Incorporated Into This Document by Reference to Other Documents

Questions and Answers About The Matters Discussed In This Document
Summary
RECENT DEVELOPMENTS
  UnionBanCal Corporation
  Monterey Bay Bancorp, Inc.
Selected Financial Data
Selected Consolidated Financial Data For UnionBanCal Corporation And Subsidiaries
Selected Consolidated Financial Data For Monterey Bay Bancorp, Inc.
Comparative Per Common Share Data
Risk Factors
Information Regarding Forward Looking Statements
Monterey Bay Bancorp, Inc. Stockholders' Meeting
The Merger
The Merger Agreement
Operations Following the Merger
Regulation and Supervision
Information About UnionBanCal Corporation
Market Price and Dividend Information for UnionBanCal Corporation
Information About Monterey Bay Bancorp, Inc.
Market Price and Divided Information for Monterey Bay Bancorp, Inc.
Stock Ownership of Management of Monterey Bay Bancorp, Inc.
Certain Differences In Rights Of Stockholders
Other Matters
Experts
Legal Matters
Where You Can Find More Information

AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
ARTICLE I THE MERGER AND RELATED MATTERS
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT BANK AND PARENT
ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY BANK
ARTICLE IV COVENANTS OF COMPANY ENTITIES
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI CONDITIONS
ARTICLE VII TERMINATION; AMENDMENT; WAIVER
ARTICLE VIII GENERAL PROVISIONS
  EXHIBIT A
BANK MERGER AGREEMENT
OFFICERS' CERTIFICATE
OFFICERS' CERTIFICATE
  EXHIBIT B
AGREEMENT OF MERGER PIC WITH AND INTO UBOCIS
OFFICERS' CERTIFICATE
CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER
CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER
  EXHIBIT C
  EXHIBIT D
VOTING AGREEMENT
Exhibit A
  EXHIBIT E
CONFIDENTIALITY AND NONSOLICITATION AGREEMENT
AGREEMENT
EXHIBIT A UNION BANK OF CALIFORNIA, N.A. CERTIFICATION OF COMPLIANCE
  EXHIBIT F
NONCOMPETITION AGREEMENT
RECITALS
AGREEMENT
ANNEX B Opinion of Keefe, Bruyette & Woods, Inc.
ANNEX C Delaware General Corporation Law §262. Appraisal rights